As filed with the U.S. Securities and Exchange Commission on September 30, 2025.

Registration No. 333-290094

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Barentsz Capital Limited

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

British Virgin Islands	6199	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Room 903, 9/F.,

Singga Commercial Centre,

144-151 Connaught Road West,

Sai Ying Pun, Hong Kong

+852 59430987
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Copy to:

Henry Yin, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place Central, Hong Kong SAR 852-3923-1111	Erik L. Mengwall, Esq. Norly S. Jean-Charles, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 +1 212 407 4000	Mark Crone, Esq. Liang Shih, Esq. The Crone Law Group, P.C. 420 Lexington Ave, Suite 2446 New York, NY 10170 +646 861 7891

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. SEC, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the SEC is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion) DATED SEPTEMBER 30, 2025

Barentsz Capital Limited

1,250,000 Class A Ordinary Shares

This is the initial public offering of 1,250,000 Class A Ordinary Shares (as defined below), par value $0.00001 per share, of Barentsz Capital Limited, a BVI business company incorporated in the British Virgin Islands (“BVI”), which conducts all of its operations through both itself and its Hong Kong subsidiary, Premier ESG Services Limited (“Premier ESG”). Barentsz Capital Limited owns 51% of the issued and outstanding shares of Premier ESG. We expect the initial public offering price of our Class A Ordinary Shares to be in the range of US$4.00 to US$6.00 per share.

Throughout this prospectus, unless the context indicates otherwise, references to “Barentsz”, “our company,” the “Company,” “we,” “us,” “our,” “ourselves”, or similar terms are to Barentsz Capital Limited and its subsidiary. Barentsz Capital Limited is a business operating company that directly engages in core consulting and operational activities and through its subsidiary Premier ESG. We conduct all of our operations in Hong Kong. Hong Kong is a special administrative region (“Hong Kong”) of the People’s Republic of China (“PRC”) and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region ( “Basic Law”), which is a national law of the PRC and constitutional document for Hong Kong, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” While the Basic Law provides Hong Kong with a high degree of autonomy, we are subject to the risk that the PRC government intervenes in or influences our operations. The legal and operational risks associated with operating in China also applies to our operations in Hong Kong.

Our company has a dual-class share structure. The Company is authorized to issue a maximum of 4,950,000,000 Class A Ordinary Shares of $0.00001 par value per share and 50,000,000 Class B Ordinary Shares of $0.00001 par value per share. Each Class B Ordinary Shares confers upon shareholder the right to twenty (20) votes at a meeting of the shareholders or on any written resolution of shareholders, and each of our Class A Ordinary Shares confers upon shareholder the right to one (1) vote at a meeting of the shareholders or on any written resolution of shareholders. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof but Class A Ordinary Shares are not convertible into Class B Ordinary Shares. Prior to this offering, there has been no public market for our Class A Ordinary Shares. Our controlling shareholder is Mr. Wei Xiao. Immediately following this offering, Mr. Wei Xiao will beneficially own 0% of our outstanding Class A Ordinary Shares and 100% of our outstanding Class B Ordinary Shares. As a result of his ownership of the high-voting Class B Ordinary Shares, Mr. Wei Xiao will control approximately 95.55% of the total voting power of our company if the underwriters do not exercise their over-allotment option, or approximately 95.52% if the underwriters fully exercise their over-allotment option. Consequently, Mr. Wei Xiao will have the ability to determine all matters submitted to a vote of our shareholders, including the election of directors and the approval of any merger, consolidation, or sale of all or substantially all of our assets.

We have applied to have our Class A Ordinary Shares listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “BRKK.” We cannot guarantee that we will be successful in listing our Class A Ordinary Shares on the Nasdaq; however, we will not complete this offering unless we are so listed.

Investors in this offering are purchasing Class A Ordinary Shares of Barentsz Capital Limited, a BVI business company and not any equity interest in our subsidiary, Premier ESG. Investors in our Class A Ordinary Shares may never hold equity interests in our subsidiary, Premier ESG. Such a structure involves unique risks to investors in this offering. For a detailed description, see “Risk Factors — Risks Relating to Our Corporate Structure” on page 28 of this prospectus and “Risks Relating to Doing Business in the Jurisdictions in which We Operate” on page 32 of this prospectus.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Our Being an ‘Emerging Growth Company’” and “Risk Factors” on pages 9 and 11, respectively.

Upon the completion of this offering, we will be a “controlled company” as defined under the Nasdaq Listing Rules because our controlling shareholder, Mr. Wei Xiao will own 0% of our total issued and outstanding Class A Ordinary Shares and 100% of our total issued Class B Ordinary Shares, together representing approximately 95.55% of the total voting power if the underwriters do not exercise their over-allotment option, or approximately 95.52% if the underwriters fully exercise their over-allotment option. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Stock Market Rules after the offering, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

Transfers of Cash and Assets

To the extent cash or assets in the business is in Hong Kong or a Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiary by the PRC government to transfer cash or assets. For a detailed description, see “Risk Factors — Risks Relating to our Class A Ordinary Shares and this offering — To the extent cash or assets in the business is in Hong Kong or a Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiary by the PRC government to transfer cash or assets” on page 18 of this prospectus. The Company currently has no express cash management policies that dictate how such funds are transferred. Although our clients are primarily from Hong Kong and our advertising market is in Hong Kong, none of our business, operations or subsidiaries is located in mainland China, nor do we intend to set up any subsidiary in mainland China or enter into any contractual arrangements to establish a variable interest entity (“VIE”) in mainland China. During the fiscal year ended April 30, 2025, the net cash flow from operating activities of Barentsz Capital Limited was US$705,865. In the same fiscal year, Barentsz Capital Limited declared and paid dividends in the aggregate amount of US$580,000, representing US$11.6 per share, to the shareholders of the Company registered. On May 6, 2025, Barentsz Capital Limited made an additional dividend payment of US$300,000 to the shareholders of the Company.

PRC Permissions and Approvals

While we conduct all of our operations in Hong Kong and do not have a VIE structure, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time. Such actions could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Recently, the PRC government has initiated a series of regulatory actions and statements to regulate business operations, including new measures related to data security and anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how they will be interpreted and implemented, and the potential impact they may have on our Hong Kong subsidiary. Because the Basic Law, which is a national law of the PRC and constitutional document for Hong Kong, provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”, and as advised by our PRC counsel, Jiangsu Junjin Law Firm, we do not believe we or our subsidiary Premier ESG are subject to most 4 laws or regulations relating to overseas securities offerings. However, there may be prominent risks associated with our operations being in Hong Kong.

If there is a significant change to current political arrangements between mainland China and Hong Kong, companies operated in Hong Kong may face similar regulatory risks as those operated in the mainland China, including material changes in the company’s operations or the value of the securities being registering for sale or could significantly limit or completely hinder the Company’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Any future actions by the PRC government to exert more oversight and control over offerings conducted overseas by, or foreign investment in, Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless. See “Risk Factors — Risks Relating to Doing Business in the Jurisdictions in which We Operate”.

Any changes in the political and economic policies of the PRC government or in relations between China and the United States may materially and adversely affect our business, financial condition, and results of operations or could result in our inability to sustain our growth and expansion strategies. See “Risk Factors — Risks Relating to Doing Business in the Jurisdictions in which We Operate. — All of our operations are in Hong Kong. However, due to the long-arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business of our subsidiary and may intervene or influence our operations, which could result in a material change in our operations of our subsidiary and/or the value of our Class A Ordinary Shares. Our subsidiary in Hong Kong may be subject to laws and regulations of Mainland China, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Class A Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of laws of Mainland China may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the Mainland China legal and regulatory system cannot be certain.” on page 35 of the prospectus.

Our PRC counsel, Jiangsu Junjin Law Firm, has advised that, as of the date of this prospectus, the Company and its Hong Kong subsidiary (1) are not required to obtain permissions or approvals from any PRC national authorities to operate their businesses or to issue the Class A Ordinary Shares to foreign investors; and (2) are not subject to permission requirements from the China Securities Regulatory Commission (“CSRC”), including the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (“Trial Administrative Measures”) effected on March 31, 2023, the Cyberspace Administration of China (“CAC”) or any other entity that is required to approve our operations. Specifically, under the currently effective PRC laws and regulations, we are not required to seek approval from the CSRC or any other PRC governmental authorities for our overseas listing plan, nor have we received any inquiry, notice, warning, or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. This conclusion is based on the fact that as of the date of this prospectus: (1) our Company is incorporated in BVI and headquartered in Hong Kong, and our subsidiary is located in Hong Kong, (2) we have no operations in mainland China, and (3) pursuant to the Basic Law, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong). However, in light of the recent statements and regulatory actions by the PRC government, such as those related to the extension of China’s oversight and control into Hong Kong, the promulgation of regulations prohibiting foreign ownership of Chinese companies operating in certain industries, which are constantly evolving, and anti-monopoly concerns, we may be subject to the risks of the uncertainty of any future actions of the PRC government in this regard. If it is determined in the future, however, that the approval of the CSRC, the CAC or any other regulatory authority is required for this offering, the offering will be delayed until we have obtained the relevant approvals. There is also the possibility that we may not be able to obtain or maintain such approval or that we inadvertently concluded that such approval was not required. If the approval was required while we inadvertently concluded that such approval was not required or if applicable laws and regulations or the interpretation of such were modified to require us to obtain the CSRC approval in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations, limit our ability to pay dividends, limit our operations, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. See “Risk Factors — While we believe that we and our subsidiary are currently not required to obtain permissions or approvals from Mainland China authorities for our business operations and/or the listing and offering of our securities, we cannot assure you that we or our subsidiary will be able to obtain all such permissions or approvals if they are nevertheless required.” on page 37 of the prospectus.

Holding Foreign Companies Accountable Act (HFCAA)

Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act (“HFCAA”) if the Public Company Accounting Oversight Board (“PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. The HFCAA enacted in December 2020, together with a recent joint statement by the United States Securities and Exchange Commission (“SEC”) and the PCAOB call for additional stringent criteria to be applied to emerging market companies by assessing the qualification of non-U.S. auditors who are not inspected by the PCAOB. The HFCAA provided that if the PCAOB cannot fully inspect or investigate an auditor for two consecutive years, securities of such companies will be prohibited from trading on any national securities exchange and in the over-the counter market in the United States. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 (“December 2021 Report”) which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations.

Our auditor, J&S Associate PLT, the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, and has been subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. J&S Associate PLT is headquartered in Malaysia and has been inspected by the PCAOB and as of the date of this prospectus, our auditor is not subject to and not affected by the PCAOB’s February 2024 determination report. However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities.

On August 26, 2022, the CSRC, the Ministry of Finance of China, and the PCAOB signed a protocol governing inspections and investigations of audit firms based in China and Hong Kong. which could prevent China-based, U.S.-listed firms from being delisted pursuant to the HFCAA. On December 15, 2022, the PCAOB issued a new Determination Report (“2022 Determination Report”) which: (1) vacated the 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. Although the 2022 Determination Report reversed the conclusion of the 2021 Determination Report with respect to PCAOB’s ability to conduct inspections and investigations completely of the registered public accounting firms headquartered in mainland China and Hong Kong, the 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completed, If in the future the PCAOB determines that it no longer can inspect or investigate our auditor completely because of a position taken by authorities in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination. See “Risk Factors — Risks Relating to our Class A Ordinary Shares and this offering - Trading in our Class A Ordinary Shares may be prohibited under the HFCAA and as a result an exchange may determine to delist our Class A Ordinary Shares if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction.” on page 18.

On June 22, 2021, the U.S. Senate passed the AHFCAA and on December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (“Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to AHFCAA and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from initial listing or trading on any U.S. stock exchanges or on OTC Markets if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before your securities may be prohibited from trading or delisted. The delisting, or the cessation of trading of our Class A Ordinary Shares, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. See “Risk Factors — Risks Relating to our Class A Ordinary Shares and this offering — Trading in our Class A Ordinary Shares may be prohibited under the HFCAA and as a result an exchange may determine to delist our Class A Ordinary Shares if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction.” on page 18.

HK taxation and PRC impact

Barentsz Capital Limited is a business operating company headquartered in Hong Kong and it has subsidiary, Premier ESG. Barentsz Capital Limited itself directly engages in core consulting and operational activities in Hong Kong. Payments of dividends from our Hong Kong subsidiary to us are not subject to any withholding tax in Hong Kong. See “Dividend Policy” for further details on our dividend policy. As of the date of this prospectus, the Company does not have any operations in mainland China. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions. See “Corporate History and Structure” on page 42 and “Risks Relating to Doing Business in the Jurisdictions in which We Operate” on page 32 for additional details.

Barentsz Capital Limited is permitted under the laws of the BVI to provide funding to Premier ESG through loans or capital contributions without restrictions on the amount of the funds. Barentsz Capital Limited is permitted to distribute earnings from its businesses, including subsidiary, to the U.S. investors subject to the compliance with its articles of association and the BVI laws. Premier ESG is permitted under the laws of Hong Kong to provide funding to Barentsz Capital Limited through dividend distribution without restrictions on the amount of the funds. During the fiscal year ended April 30, 2025, the net cash flow from operating activities of Barentsz Capital Limited was US$705,865. In the same fiscal year, Barentsz Capital Limited declared and paid dividends in the aggregate amount of US$580,000, representing US$11.6 per share, to the shareholders of the Company registered. On May 6, 2025, Barentsz Capital Limited made an additional dividend payment of US$300,000 to the shareholders of the Company. However, notwithstanding these past distributions, as of the date of this prospectus, our board of directors has determined that the Company’s policy is to retain future earnings to support the operation and expansion of the business. Consequently, both Barentsz Capital Limited and its subsidiary intend to retain all available funds and future earnings, if any, and do not anticipate declaring or paying any dividends in the foreseeable future. This policy is subject to periodic review. Neither Barentsz Capital Limited nor its subsidiary have a fixed dividend payout policy, and any future determination to declare dividends will be made at the discretion of our board of directors. The board will consider our financial condition, results of operations, capital requirements, contractual requirements, business prospects, and other factors it deems relevant, and will be subject to any restrictions contained in future financing instruments.

Neither the SEC nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 11 of this prospectus to read about factors you should consider before buying our Class A Ordinary Shares.

	Per Share	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Initial public offering price(1)	$4.00	$5,000,000	$5,250,000
Underwriting discounts and commissions (2)(3)	$0.28	$350,000	$367,500
Proceeds, before expenses, to us (3)	$3.72	$4,650,000	$4,882,500

(1)	Determined based on the proposed minimum offering price per Class A Ordinary Share.
(2)	Represents underwriting discounts equal to seven percent (7%) per Class A Ordinary Share. The underwriters will receive compensation in addition to the discounts and commissions. For a description of compensation payable to the underwriters, see “Underwriting” beginning on page 91.
(3)	Does not include a non-accountable expense allowance of 1% of the gross proceeds of this offering, payable to the underwriters, or the reimbursement of certain expenses of the underwriters. For a description of other terms of compensation to be received by the underwriters, see “Underwriting” beginning on page 91.

We expect our total cash expenses for this offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately $0.72 million, exclusive of the above discounts and commissions. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the Class A Ordinary Shares if any such Class A Ordinary Shares are taken. We have granted the underwriters an option for a period of forty-five (45) days from the date of this prospectus to purchase up to 5% of the total number of our Class A Ordinary Shares to be offered by us pursuant to this offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discounts and commissions. If we complete this offering, net proceeds will be delivered to us on the closing date.

The underwriters expect to deliver the Class A Ordinary Shares to purchasers against payment on               , 2025.

Cathay Securities, Inc.

Prospectus dated [*], 2025

i

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the Class A Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Class A Ordinary Shares.

For investors outside the United States: neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A Ordinary Shares and the distribution of this prospectus outside the United States.

Neither we nor any of the underwriters have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any amendment or supplement to this prospectus, or in any free writing prospectus we have prepared, and neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. Neither we nor the underwriters are making an offer to sell, or seeking offers to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of shares. Our business, financial condition, results of operations and prospects may have changed since the date on the cover page of this prospectus.

Until [*], 2025 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

CONVENTIONS WHICH APPLY TO THIS PROSPECTUS

Throughout this prospectus, we use a number of key terms and provide a number of key performance indicators used by management. Unless the context otherwise requires, the following definitions apply throughout where the context so admits:

●	“AHFCAA” refers to Accelerating Holding Foreign Companies Accountable Act;
●	“Barentsz HK” refers to Barentsz Asset Management Limited;
●	“BVI Act” refers to the BVI Business Companies Act, 2004 (as amended) and includes the regulations made thereunder;
●	“BVI” refers to the British Virgin Islands;
●	“CAC” refers to Cyberspace Administration of China;
●	“CAGR” refers to compound annual growth rate;
●	“Class A Ordinary Shares” refer to the Class A Ordinary Shares of our Company, par value $0.00001 per share;
●	“Class B Ordinary Shares” refer to the Class B Ordinary Shares of our Company, par value $0.00001 per share;
●	“CSRC” refers to China Securities Regulatory Commission;
●	“Exchange Act” refers to Securities Exchange Act of 1934, as amended;
●	“FY 2025” and “FY 2024” refer to fiscal years ended April 30, 2025, and April 30, 2024, respectively;
●	“HFCAA” refers to Holding Foreign Companies Accountable Act;
●	“HK$,” “HKD” or “Hong Kong dollar” refers to the legal currency of Hong Kong;
●	“Hong Kong” refers to The Hong Kong Special Administrative Region of the People’s Republic of China;
●	“Macau” refers to The Macao Special Administrative Region of the People’s Republic of China;
●	“mainland China” refers to the PRC, excluding, solely for the purpose of this prospectus, Hong Kong, Macau and Taiwan. The term “mainland Chinese” has a correlative meaning for the purpose of this prospectus;

ii

●	“Nasdaq” refers to Nasdaq Capital Market;
●	“PCAOB” refers to Public Company Accounting Oversight Board;
●	“PRC”, in each case, refers to the People’s Republic of China;
●	“Premier ESG” refers to Premier ESG Services Limited;
●	“SEC” refers to the United States Securities and Exchange Commission;
●	“Securities Act” refers to The Securities Act of 1933, as amended;
●	“Shares” or “Ordinary Shares” refer to the Class A Ordinary Shares and the Class B Ordinary Shares;
●	“Trial Administrative Measures” refers to Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies;
●	“U.S. dollars,” “dollars,” “USD” or “$” refers to the legal currency of the United States;
●	“US”, “U.S.” or “USA” refers to The United States of America; and
●	“we,” “us,” “our,” and the “Company” refer to Barentsz Capital Limited, an exempted company incorporated with limited liability under the laws of BVI, and its subsidiary.

All information in this prospectus assumes no exercise by the underwriters of their over-allotment option unless the context indicates otherwise.

Our business is conducted directly by us and through our subsidiary in Hong Kong and we do not operate in mainland China, Macau, or Taiwan. Our consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our consolidated financial statements in U.S. dollars. These dollar references are based on the exchange rate (7.8:1) of HK dollars to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

The expressions “associated company”, “related corporation” and “subsidiary” shall have the respective meanings ascribed to them in the BVI Act, as the case may be. Any discrepancies in tables included herein between the total sum of amounts listed and the totals thereof are due to rounding. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Certain of our customers and suppliers are referred to in this prospectus by their trade names. Our contracts with these customers and suppliers are typically with an entity or entities in the relevant customer or supplier’s group of companies.

Internet site addresses in this prospectus are included for reference only and the information contained in any website, including our website, is not incorporated by reference into, and does not form part of, this prospectus.

iii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

In some cases, you can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “potential,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:

●	changes in political, social and economic conditions, the regulatory environment, laws and regulations and interpretation thereof in the jurisdictions where we conduct business or expect to conduct business;

●	the risk that we may be unable to realize our anticipated growth strategies and expected internal growth;

●	changes in the availability and cost of professional staff which we require to operate our business;

●	changes in customers’ preferences and needs;

●	changes in competitive conditions and our ability to compete under such conditions;

●	changes in our future capital needs and the availability of financing and capital to fund such needs;

●	changes in currency exchange rates or interest rates;

●	projections of revenue, profits, earnings, capital structure and other financial items;

●	changes in our plan to enter into certain new business sectors; and

●	other factors beyond our control.

You should read this prospectus and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

This prospectus also contains statistical data and estimates that we obtained from industry publications and reports generated by government or third-party providers of market intelligence. Although we have not independently verified the data, we believe that the publications and reports are reliable.

MARKET AND INDUSTRY DATA

This prospectus contains estimates and information concerning our industry, including our market position and the size and growth rates of the markets in which we participate, that are based on industry publications and the reports. This information involves a number of assumptions and limitations, and you are cautioned not to place undue reliance on these estimates. While we believe that the information from these industry publications, surveys and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with U.S. GAAP.

All references in this prospectus to “U.S. dollars,” “US$,” “$” and “USD” refer to the currency of the United States of America. Unless otherwise indicated, all references to currency amounts in this prospectus are in USD.

We have made rounding adjustments to some of the figures contained in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be exact arithmetic aggregations of the figures that preceded them.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our Class A Ordinary Shares. For a more complete understanding of us and this offering, you should read and carefully consider the entire prospectus, including the more detailed information set forth under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and the related notes. Some of the statements in this prospectus are forward-looking statements. See the section titled “Special Note Regarding Forward-Looking Statements.”

Business Overview

We offer comprehensive growth consulting services, providing entrepreneurs and corporate clients worldwide with in-depth strategic insights and implementable solutions. Our mission is to safeguard their interests, foster valuable connections, and drive transformative value creation at every stage of their journey. Backed by extensive resources and a far-reaching international network, we offer end-to-end consulting services designed to address both macro-level strategy and precision execution. From visionary planning to operational excellence, we equip our clients with the tools and expertise needed to navigate complexity, seize opportunities, and achieve scalable, long-term success. Committed to partnership beyond transactions, we stand by our clients as their dedicated ally—aligning with their goals, mitigating risks, and unlocking growth potential. Together, we turn ambition into enduring achievement.

The Company primarily generates revenue through the provision of consulting services. For the fiscal years ended April 30, 2025 and April 30, 2024, our total revenue was approximately $1.47 million and $0.02 million respectively, and our net income attributable to our shareholders was approximately $1.03 million for the fiscal year ended April 30, 2025, and our net loss was approximately $0.09 million for the fiscal year ended April 30, 2024.

For the fiscal year ended April 30, 2025, our total revenue was approximately $1.47 million, representing an increase of approximately 5,945% compared to the prior year. Of this, revenue generated from the provision of consulting services accounted for 100%.

Our Services

●	Strategic and Management Consulting (“SMC”): We provide comprehensive strategic planning and management consulting services to help clients address complex business challenges, optimize decision-making, and achieve sustainable growth. This includes assisting enterprises in formulating long-term development strategies, optimizing organizational structures, improving internal operational efficiency, conducting market entry strategy analysis, and advising on mergers and acquisitions.

●	Technology Consulting and Software Development (“TCSD”): We deeply integrate advanced technological capabilities into our consulting services, aiming to empower clients’ business transformation and efficiency enhancement through technological means. Our consulting services may involve evaluating clients’ existing technology foundations, providing digital transformation strategy recommendations, and designing, developing, and deploying customized software tools or systems to facilitate the implementation of consulting solutions. For example, we may assist clients in developing customized analytical tools to support their strategic decision-making, or plan and implement automation systems to improve operational efficiency or develop software for specific management or data analysis.

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Competitive Strengths

We Boast Professional and Experienced Team

Our core competitiveness lies in our team of highly qualified professionals with diverse backgrounds and extensive experience. Proficient in corporate strategy, finance, software and data analytics, they deliver deep insights.

We Build Strong Independent Research and Development Capabilities and Technology Empowerment

We have independent research and development (“R&D”) capabilities and use technology to boost our consulting services’ efficiency and depth. We’ve developed our own information systems and databases, and use custom development to improve service accuracy, create tailored tools, and offer cross-disciplinary integrated services that blend consulting with technology for greater client value.

We Offer Customized Solutions and Cross-Disciplinary Integrated Service Capabilities

We deeply understand each client’s unique needs to design precise strategies, addressing issues across business segments and providing comprehensive solutions that cover corporate strategy, operations, technology, and financial markets, which significantly contributes to our high gross margin.

Growth Strategies

Expand Client Base and Market Coverage

We will continue to adhere to a client acquisition strategy centered on high-value clients, focusing on serving mature enterprises and high-growth companies with sophisticated demands for strategic consulting and complex problem-solving.

Enhance and Expand Service Capabilities

We remain uncompromising in delivering bespoke, high-value consulting solutions that drive transformative impact.

Foster Innovation and Enhance Proprietary Capabilities

We will continuously invest resources to strengthen our independent R&D capabilities, leveraging technology to empower our consulting services.

Explore Strategic Growth Opportunities

To accelerate our growth and consolidate our market position, we will actively assess and prudently evaluate potential investment, acquisition, and strategic collaboration opportunities.

Enhance Operational Efficiency and Digital Management Level

By leveraging advanced information technology and digital tools, we aim to enhance internal management efficiency, optimize client service experience, and accelerate project delivery processes.

Corporate Information

Our principal executive office is located at Room 903, 9/F., Singga Commercial Centre, 144-151 Connaught Road West, Sai Ying Pun, Hong Kong. Our telephone number is (+852) 59430987. Our registered office in the British Virgin Islands is located at the office of Unit 8, 3/F., Qwomar Trading Complex, Blackburne Road, Port Purcell, Road Town, Tortola, British Virgin Islands VG1110.

Our agent for service of process in the United States is Cogency Global Inc. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

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Corporate History and Company Structure

Barentsz Capital Limited was incorporated in the British Virgin Islands on March 30, 2023 in accordance with the BVI Act. Barentsz Capital Limited conducts its operations in Hong Kong by itself and through its subsidiaries at that time, Premier ESG Services Limited (“Premier ESG”) and Barentsz HK. Barentsz HK was established under the Hong Kong laws on May 4, 2023, with Barentsz Capital Limited as its sole initial shareholder. Premier ESG was established under the Hong Kong laws on August 26, 2024, with Barentsz Capital Limited holding 51% of its equity.

In 2025, we carried out a transaction to reorganize our corporate structure. As part of the reorganization, all outstanding and issued shares of Barentsz HK owned by Barentsz Capital Limited were transferred to Barentsz Investments Limited on May 23, 2025, a company that was incorporated as a business company with limited liability under the laws of the BVI on February 18, 2025. Our company, Barentsz Capital Limited, has a dual-class share structure. Each Class A Ordinary Share confers upon its holder the right to one (1) vote, while each Class B Ordinary Share confers upon its holder the right to twenty (20) votes.

On July 16, 2025, the Company adopted written resolutions and approved the issuance of 10,998,000 shares of Class B Ordinary Shares to Mr. WEI Xiao and 9,002,000 Class A Ordinary Shares to Mr. WANG Huangji and the nine new individual shareholders, with a nominal value of $0.00001 per share. As a result of this restructuring, the ownership of the Company was reconfigured. As of the date of this prospectus, Mr. WEI Xiao holds 54.99% of the equity interest in the Company and is our controlling shareholder. The remaining 45.01% is held collectively by Mr. WANG Huangji and the nine new individual shareholders (together referred to as the “other individual shareholders”), with each of these ten individuals holding no more than 5% of the total shares.

The following diagrams illustrate our corporate structure as of the date of this prospectus and upon the completion of this offering.

As of the date of this prospectus

Holder of Class B Ordinary Shares
Holder of Class A Ordinary Shares
WEI Xiao
Shareholding Percentage 54.99%
Voting Power Percentage 96.07%
Other individual shareholders
Shareholding Percentage 45.01%
Voting Power Percentage 3.93%
Premier Advisory Services Limited
(Minority Shareholder)
Barentsz Capital Limited (BVI)
(Issuer & Holding Company in which investors purchase shares)
(Conducts certain operational activities)
49%
51%
Premier ESG Services Limited (HK)
(Conducts certain operational activities)
Inside The Group
Independent from The Group

Upon the completion of this offering (assuming no exercise of the underwriters’ over-allotment option)

Upon the completion of this offering (assuming full exercise of the underwriters’ over-allotment option)

We are offering 1,250,000 Class A Ordinary Shares, representing 12.19% of the Class A Ordinary Shares following completion of this offering, assuming the underwriters do not exercise the Over-Allotment Option. Upon the completion of this offering, there will be 10,252,000 Class A Ordinary Shares and 10,998,000 Class B Ordinary Shares issued and outstanding, assuming the underwriters do not exercise their over-allotment option. If the underwriters exercise their over-allotment option in full, there will be 10,314,500 Class A Ordinary Shares and 10,998,000 Class B Ordinary Shares issued and outstanding. Prior to this offering, there has been no public market for our Class A Ordinary Shares.

We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, our Controlling Shareholder, Mr. Wei Xiao will own 0% of our total issued and outstanding Class A Ordinary Shares and 100% of our total issued Class B Ordinary Shares, together representing approximately 95.55% of the total voting power if the underwriters do not exercise their over-allotment option, or approximately 95.52% if the underwriters fully exercise their over-allotment option.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Stock Market Rules after the offering, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

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Transfers of Cash to and from our Subsidiary

Our organizational structure allows for the transfer of cash between entities. Barentsz Capital Limited may transfer funds to its subsidiary as capital contributions or loans. Our Hong Kong subsidiary may transfer funds to Barentsz Capital Limited through dividends or other distributions. Barentsz Capital Limited may then distribute funds to its shareholders, including U.S. investors, in the form of dividends. Barentsz Capital Limited does not solely rely on dividends from its subsidiary to fund its cash requirements. As an operating entity itself, it generates its own revenue and cash flow in Hong Kong.

Up to the date of this prospectus, there have been no transfers of cash or other assets between Barentsz Capital Limited and its subsidiary, Premier ESG and Barentsz HK (which was a former subsidiary disposed of during our corporate reorganization). Barentsz Capital Limited has not made any capital contributions or loans to its subsidiary. Furthermore, our subsidiary have not declared or paid any dividends or made other distributions to Barentsz Capital Limited since their incorporation.

During the fiscal year ended April 30, 2025, Barentsz Capital Limited declared and paid dividends totaling US$580,000 to its shareholders. On May 6, 2025, Barentsz Capital Limited made an additional dividend payment of US$300,000 to its shareholders. The source of these funds was cash flow generated directly from the operations of Barentsz Capital Limited itself, not from distributions from its subsidiary. Following this offering, we intend to retain all available funds and any future earnings to fund the development and growth of our business. Therefore, we do not anticipate paying any cash dividends on our Class A Ordinary Shares in the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board of Directors and will depend on our financial condition, results of operations, and other factors our Board of Directors may deem relevant.

Under current BVI and Hong Kong laws, there are no restrictions on foreign exchange or on our ability to transfer cash between entities, across borders, and to U.S. investors. Our ability to declare dividends is subject to certain legal solvency requirements: (i) from our Hong Kong subsidiary to the BVI parent company: according to the Companies Ordinance of Hong Kong, our subsidiary may only make distributions out of profits available for distribution; (ii) from our BVI parent company to our shareholders: Subject to our amended and restated memorandum and articles of association, our Board of Directors may declare a dividend if it is satisfied on reasonable grounds that, immediately following the payment, the value of our assets will exceed our liabilities and the company will be able to pay its debts as they become due.

While there are no current restrictions, the PRC government may, in the future, impose restrictions or limitations on the ability of our Hong Kong subsidiary to transfer funds or distribute earnings to us. Such interventions could be imposed with little advance notice and could have a material adverse effect on our ability to conduct our business, fund our operations, and distribute profits to our shareholders, which could materially decrease the value of our Class A Ordinary Shares or render them worthless. For a detailed discussion, see “Risk Factors — Risks Relating to Doing Business in the Jurisdictions in which We Operate.”

As of the date of this prospectus, we have not established formal cash management policies that dictate the transfer of funds between our subsidiary, the parent company and U.S. investors.

Summary of Risk Factors

Our prospectus should be considered in light of the risks, uncertainties, expenses, and difficulties frequently encountered by similar companies. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more carefully in the section titled “Risk Factors.”

Risks Relating to Our Business and Industry (for a more detailed discussion, see “Risk Factors — Risks Relating to Our Business and Industry” beginning on page 11 of this prospectus)

●	We have a relatively short operating history compared to some of our established competitors and face significant risks and challenges in a rapidly evolving market, which makes it difficult to effectively assess our future prospects.

●	We may not be able to implement our business strategies and future plans successfully.

●	We may undertake acquisitions, investments, joint ventures, or other strategic alliances, which could present unforeseen integration difficulties or costs and may not enhance our business as we expect.

●	Our failure to appropriately identify and address conflicts of interest could materially and adversely affect our business.

●	We have engaged in transactions with related parties, may continue to do so in the future, and the terms of these transactions may not be on an arm’s-length basis and could create conflicts of interest.

●	Any negative publicity regarding the Company, management team, employees, or products and services, regardless of its veracity, could adversely affect our business.

●	Our businesses depend on our key management and professional staff, and our business may suffer if we are unable to recruit and retain them.

●	Illegal or improper activities, violation of professional standards, and the misconduct of our personnel or third parties could harm our reputation and businesses, and are difficult to detect or deter.

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●	We have a substantial customer concentration, with a limited number of customers accounting for a substantial portion of our revenues.

●	We are exposed to the credit risks of our customers.

●	Failure to compete effectively may adversely affect our market share and profitability.

●	Our financial result for the year ending April 30, 2026 is expected to be adversely affected by the non-recurring listing expenses.

●	If our technological capabilities fail to achieve the desired results or improve, we may not be able to effectively provide matching consulting decision-making solutions for our clients in the future. This could have an adverse impact on our user growth, retention, results of operations and business prospects.

●	We may not be able to grow at the historical rate of growth, and if we fail to manage our growth effectively, our business may be materially and adversely affected.

●	Our revenue is generated from project-based engagements that are non-recurring in nature, and our future success is highly dependent on our ability to continually secure new client mandates.

Risks Relating to our Class A Ordinary Shares and this offering (for a more detailed discussion, see “Risk Factors — Risks Relating to our Class A Ordinary Shares and this offering” beginning on page 18 of this prospectus)

●	Trading in our Class A Ordinary Shares may be prohibited under the HFCAA and as a result an exchange may determine to delist our Class A Ordinary Shares if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction.

●	There has been no public market for our Class A Ordinary Shares, including Class A Ordinary Shares, prior to this offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you paid, or at all.

●	We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares, and could result in substantial losses to you.

●	Our Class A Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

●	You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares purchased.

●	The closing of this offering is contingent upon the approval of our listing application by Nasdaq. Failure to obtain this approval will result in the termination of this offering.

●	Future issuances of our Class B Ordinary Shares may be dilutive to the voting power of our Class A Ordinary Shareholders.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

●	We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A Ordinary Shares less attractive to investors.

●	If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline.

●	Our Controlling Shareholder has substantial influence over our business, and our interests may not be aligned with the interests of our other shareholders.

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Risks Relating to our Corporate Structure (for a more detailed discussion, see “Risk Factors — Risks Relating to our Corporate Structure” beginning on page 28 of this prospectus)

●	The dual-class structure of our Ordinary Shares will have the effect of concentrating voting control with our Controlling Shareholder, Mr. WEI Xiao, which will hold approximately 95.55% of the total voting power of our shares if the underwriters do not exercise their over-allotment option, or approximately 95.52% if the underwriters fully exercise their over-allotment option, following the completion of this offering. This concentration of control will prevent you and other shareholders from influencing significant decisions, including the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval.

●	As the rights of shareholders under BVI law differ from those under U.S. law, you may have fewer protections as a shareholder.

Risks Relating to Doing Business in the Jurisdictions in which We Operate (for a more detailed discussion, see “Risk Factors — Risks Relating to Doing Business in the Jurisdictions in which We Operate” beginning on page 32 of this prospectus)

●	There are political risks associated with conducting business in Hong Kong. (for a more detailed discussion, see “Risk Factors — Risks Relating to Doing Business in the Jurisdictions in which We Operate” beginning on page 33 of this prospectus)

●	The Hong Kong legal system embodies uncertainties which could limit the legal protections available to the subsidiary. (for a more detailed discussion, see “Risk Factors — Risks Relating to Doing Business in the Jurisdictions in which We Operate” beginning on page 34 of this prospectus)

●	The PRC government may exert significant oversight and control over offerings conducted overseas and/or foreign investment in Hong Kong-based issuers, which could result in a material adverse change in our operations and cause the value of our Class A Ordinary Shares to significantly decline or become worthless. (for a more detailed discussion, see “Risk Factors — Risks Relating to Doing Business in the Jurisdictions in which We Operate” beginning on page 35 of this prospectus)

●	All of our operations are in Hong Kong. However, due to the long-arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business of our subsidiary and may intervene or influence our operations, which could result in a material change in our operations of our subsidiary and/or the value of our Class A Ordinary Shares. Our subsidiary in Hong Kong may be subject to laws and regulations of Mainland China, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Class A Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of laws of Mainland China may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the Mainland China legal and regulatory system cannot be certain. (for a more detailed discussion, see “Risk Factors — Risks Relating to Doing Business in the Jurisdictions in which We Operate” beginning on page 35 of this prospectus)

●	While we believe that we and our subsidiary are currently not required to obtain permissions or approvals from Mainland China authorities for our business operations and/or the listing and offering of our securities, we cannot assure you that we or our subsidiary will be able to obtain all such permissions or approvals if they are nevertheless required. (for a more detailed discussion, see “Risk Factors — Risks Relating to Doing Business in the Jurisdictions in which We Operate” beginning on page 37 of this prospectus)

●	It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within the territory of the PRC, including Hong Kong. (for a more detailed discussion, see “Risk Factors — Risks Relating to Doing Business in the Jurisdictions in which We Operate” beginning on page 39 of this prospectus)

In addition, please see “Risk Factors” commencing on page 11 of the Public Offering Prospectus, and other information included in this prospectus, for a discussion of these and other risks and uncertainties that we face.

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Permissions Required for Our Operations and This Offering

The PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland-China-based companies listed overseas using VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On December 28, 2021, the CAC and other PRC authorities promulgated the Cybersecurity Review Measures, which took effect on February 15, 2022. In addition, the Cybersecurity Law, which was adopted by the Standing Committee of the National People’s Congress on November 7, 2016 and came into force on June 1, 2017, and the Cybersecurity Review Measures, provide that personal information and important data collected and generated by a critical information infrastructure operator, or the CIIO, in the course of its operations in Mainland China must be stored in Mainland China, and if a CIIO purchases internet products and services that affect or may affect national security, it should be subject to national security review by the CAC together with competent departments of the State Council. In addition, for CIIOs that purchase network-related products and services, the CIIOs shall declare any network-related product or service that affects or may affect national security to the Office of Cybersecurity Review of the CAC for cybersecurity review. Due to the lack of further interpretations, the exact scope of what constitutes a “CIIO” remains unclear. Further, the PRC government authorities may have wide discretion in the interpretation and enforcement of these laws. In addition, the Cybersecurity Review Measures stipulates that any online platform operators holding more than one million users/users’ individual information shall be subject to cybersecurity review before listing abroad. As of the date of this prospectus, we have not received any notice from any authorities identifying us as a CIIO or requiring us to undertake a cybersecurity review by the CAC. Further, as of the date of this prospectus, we have not been subject to any penalties, fines, suspensions, investigations from any competent authorities for violation of the regulations or policies that have been issued by the CAC.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures, which came into effect on March 31, 2023. The Trial Administrative Measures further clarified and emphasized that the comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in Mainland China, or its main places of business are located in Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in Mainland China. Furthermore, the Trial Administrative Measures and its supporting guidelines provide a negative list of types of issuers banned from listing overseas, the issuers’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

As of the date of this prospectus, we are advised by our Hong Kong counsel, P.Y. CHEUNG & CO. SOLICITORS, that we are not required to obtain permission or approval from Hong Kong authorities to list in the United States and to offer the securities being registered to foreign investors provided that the offering activities are conducted outside of Hong Kong. No such permissions or approvals have been applied for by us and/or our subsidiary, nor have any been denied by the relevant authorities. As of the date of this prospectus, we do not require any additional permissions or approvals from the Hong Kong authorities to operate our business. As advised by our Hong Kong counsel, P.Y. CHEUNG & CO. SOLICITORS, we have obtained all requisite permissions and approvals from the Hong Kong authorities necessary to operate in Hong Kong, including, but not limited to, our business registration certificate. However, we have been advised by our Hong Kong counsel, P.Y. CHEUNG & CO. SOLICITORS, that uncertainties remain due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future. Should there be any change in applicable laws, regulations, or interpretations, and we or our subsidiary are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations.

In the opinion of our PRC Counsel, Jiangsu Junjin law Firm, based on the PRC laws, rules and regulations as of the date of this prospectus, (i) we are not required to submit an application to the CSRC for its approval of this offering and the listing and trading of our Class A Ordinary Shares on Nasdaq under the M&A Rules; (ii) we are not required to conduct filing with or obtain the approval from the CSRC or other relevant PRC authorities for the listing and trading of our securities on Nasdaq under the Trial Administrative Measures; (iii) there were no policies adopted by the PRC government to impose restrictions on our industry that materially impact our business, financial conditions or results of operations; (iv) we are not subject to cybersecurity review by the CAC or any other PRC authorities for this offering; (v) we are not required to obtain any regulatory approval regarding the data privacy and personal information requirements from any PRC authorities for our businesses and operations; and (vi) the Data Security Law is not applicable to us. Hence, based on the foregoing, since we are not subject to the regulations or policies issued by the CSRC to date, we believe that we are currently not required to be compliant with such regulations and policies issued by the CSRC as of the date of this prospectus. Further, as of the date of this prospectus, neither we nor our subsidiary have ever applied for any such permission or approval, as we currently are not subject to the M&A Rules. However, if we or our subsidiary (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) if applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the CAC or other regulatory agencies. These regulatory agencies may impose fines and penalties on our operations, limit our ability to pay dividends, delay or restrict the repatriation of the proceeds from this offering, or take other actions that could have a material adverse effect on our business, financial condition, and results of operations. Any such action could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares, and as a result, our Class A Ordinary Shares may decline in value dramatically or even become worthless.

Since these proposed rules, statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares, cause significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations, and cause Class A Ordinary Shares to significantly decline in value or become worthless.

Additionally, due to long-arm application of the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in Mainland China. We are also subject to the risks of uncertainty about any future actions the PRC government or authorities in Hong Kong may take in this regard. Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions could result in a material change in our operations, limit or hinder our ability to offer or continue to offer securities to investors, and may cause the value of our securities to significantly decline or become worthless.

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Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of the IPO.

Under the JOBS Act, we take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (“Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Shares held by non-affiliates, or issue more than $1.0 billion in principal amount of non-convertible debt over a three-year period.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being a Controlled Company

We are and will continue, following this offering, to be a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption after we complete this offering. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors after we complete this offering.

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THE OFFERING

Securities offered by us	1,250,000 Class A Ordinary Shares (1,312,500 Class A Ordinary Shares, assuming full exercise of the over-allotment)

Over-allotment option	We have granted the underwriters an option, exercisable for forty-five (45) days from the date of this prospectus to purchase up to an aggregate of 5% additional Class A Ordinary Shares at the initial public offering price, less underwriting discounts.

Price per Class A Ordinary Share	We currently estimate that the initial public offering price will be in the range of $4 to $6 per Class A Ordinary Share.

Ordinary Shares outstanding prior to completion of this offering	9,002,000 Class A Ordinary Shares and 10,998,000 Class B Ordinary Shares. See “Description of Securities and BVI Law” for more information.

Ordinary Shares outstanding immediately after this offering

10,252,000 Class A Ordinary Shares and 10,998,000 Class B Ordinary Shares assuming no exercise of the underwriters’ over-allotment option.

10,314,500 Class A Ordinary Shares and 10,998,000 Class B Ordinary Shares assuming full exercise of the underwriters’ over-allotment option.

Listing	We have submitted an application to have our Class A Ordinary Shares listed on Nasdaq.

Ticker symbol	BRKK

Transfer Agent	Transhare Corporation

Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately $3.9 million (or approximately $4.2 million if the underwriters exercise their option to purchase additional shares in full), assuming an initial public offering price of $4 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The principal purposes of this offering are to increase our capitalization and financial flexibility, create a public market for our Class A Ordinary Shares and facilitate our future access to the capital markets. We plan to use the net proceeds we receive from this offering for (i) business expansion and innovation, (ii) market growth and brand development, (iii) strategic acquisitions and (iv) general corporate purposes. See “Use of Proceeds” for additional information.

Lock-up	We have agreed with the underwriters, subject to certain exceptions, not to offer, issue, sell, transfer, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any of the Ordinary Shares or securities convertible into or exercisable or exchangeable for the Ordinary Shares for a period of three (3) months after the completion of this offering. Furthermore, all of our directors, officers, and holders of more than 5% of the Company’s securities (including warrants, options, convertible securities, and Ordinary Shares) have agreed with the underwriters, subject to certain exceptions, not to offer, issue, sell, transfer, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any of the shares or securities convertible into or exercisable or exchangeable for the shares for a period of six (6) months after the effective date of the registration statement of which this prospectus forms a part. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Risk factors	The Class A Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors” beginning on page 11 for a discussion of factors to consider before deciding to invest in our Class A Ordinary Shares.

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RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Class A Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment.

Risks Relating to Our Business and Industry

We have a relatively short operating history compared to some of our established competitors and face significant risks and challenges in a rapidly evolving market, which makes it difficult to effectively assess our future prospects.

We have relatively short operating histories compared to some of our established competitors. We established our business through Barentsz Capital Limited and our subsidiary in Hong Kong in March 2023. We expect we will continue to expand our business, enlarge our customer bases and explore new market opportunities. However, due to our limited operating history, our historical growth rate may not be indicative of our future performance. Our performance has fluctuated in our short history. According to our consolidated statements of operations, our total revenue increased significantly from approximately $24,359 for the fiscal year ended April 30, 2024, to approximately $1,472,590 for the fiscal year ended April 30, 2025. During the same period, our results of operations shifted from a net loss of approximately $87,180 to a net income attributable to parent company shareholders of approximately $1,032,798.  This growth was largely dependent on a few high-value projects, and we cannot assure you that we can continue to secure such projects or that our revenue or profitability will not decline in the future.

If you invest in our Class A Ordinary Shares, you are subject to the risks and uncertainties associated with investing in an early-stage company. Our future performance may be more susceptible to certain risks than a company with a longer operating history in a different industry. Many of the factors discussed below could adversely affect our business and prospects and future performance, including:

●	our ability to maintain, expand, and further develop our relationships with customers;

●	our ability to introduce and manage new products and services in response to changes in customer demographics and consumer tastes and preferences;

●	the continued growth and development of the consulting industry;

●	our ability to maintain the quality of our products and services;

●	our ability to effectively manage our growth;

●	our ability to compete effectively with our competitors in the consulting industry; and

●	our ability to attract and retain qualified and skilled employees.

You should consider our business and prospects in light of the risks and uncertainties we face as a fast-growing company operating in a rapidly developing and evolving market. We may not be successful in addressing the risks and uncertainties listed above, among others, which may materially and adversely affect our business and prospects and future performance.

Our business and structure have undergone significant changes after the end of our most recent fiscal year, which means our historical financial statements may not be an accurate reflection of our current or future performance.

We underwent a significant structural change subsequent to April 30, 2025. On May 23, 2025, we completed the disposal of our wholly-owned subsidiary, Barentsz HK. Although management believes the revenue and profit contributions from this subsidiary were not significant to us, this disposal means that the historical consolidated financial statements presented to you for the year ended April 30, 2025, include the results of operations and assets and liabilities of a subsidiary that is no longer part of our business. Therefore, this historical financial data may not be an accurate indicator of our future financial performance as a continuing entity focused on consulting services.

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We have a history of paying substantial dividends, which has reduced the cash available for our operations and growth, and we cannot guarantee that we will pay any dividends in the future.

Shortly after our business became profitable, we paid considerable dividends to our then existing shareholders. According to our consolidated statement of changes in equity, we declared and paid dividends totaling $580,000 during the fiscal year ended April 30, 2025. Furthermore, we declared and paid an additional dividend of US$300,000 on May 6, 2025. These two distributions, totaling $880,000, have significantly reduced our cash reserves that could have been used for reinvestment in business development, technological R&D, market expansion, and general working capital. This practice may limit our ability to grow. As the primary purpose of this offering is to raise capital for growth, we anticipate retaining all future earnings, if any, to develop our business and we may not, and cannot guarantee we will, pay any dividends to investors in this offering.

We may not be able to implement our business strategies and future plans successfully.

We devise our future plans as set out in the sections titled “Business — Growth Strategies” and “Use of Proceeds” based on circumstances currently prevailing and bases and assumptions that certain circumstances will or will not occur, as well as the risks and uncertainties inherent in various stages of implementation.

Our growth is based on assumptions of future events which include (a) the continuous growth in the consulting industry; (b) our ability to further expand our global market presence; (c) our ability to strengthen our sales and marketing activities; (d) expansion in our business as well as product and service portfolio; and (e) expansion in our customer base. Furthermore, our future business plans may be hindered by other factors that are beyond our control, such as competition within the consulting industry and market conditions. Therefore, there is no assurance that any of our future business plans will materialize within the planned timeframe, or that our objectives will be fully or partially accomplished.

Our prospects must be considered in light of the risks and challenges that we may encounter in various stages of the development of our business. If the assumptions which underpin our future plans prove to be incorrect, our future plans may not be effective in enhancing our growth, in which case our business, financial conditions and results of operations may be adversely affected.

We may undertake acquisitions, investments, joint ventures, or other strategic alliances, which could present unforeseen integration difficulties or costs and may not enhance our business as we expect.

We may intend to pursue opportunities to expand our business by acquiring other companies in the future. Acquisitions involve risks, including those relating to:

●	identification of appropriate acquisition candidates;

●	negotiation of acquisitions on favorable terms and valuations;

●	integration of acquired businesses and personnel;

●	implementation of proper business and accounting controls;

●	ability to obtain financing, at favorable terms or at all;

●	diversion of management attention;

●	retention of employees and customers;

●	non-employee driver attrition;

●	unexpected liabilities; and

●	detrimental issues not discovered during due diligence.

Acquisitions also may affect our short-term cash flow and net income as we expend funds, potentially increase indebtedness and incur additional expenses. If we are not able to identify or acquire companies consistent with our growth strategy, or if we fail to successfully integrate any acquired companies into our operations, we may not achieve anticipated increases in revenue, cost savings and economies of scale, our operating results may actually decline and acquired goodwill and intangibles may become impaired.

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Our failure to appropriately identify and address conflicts of interest could materially and adversely affect our business.

As we expand the scope of our business and our client base, it is critical for us to be able to address actual, potential, or even perceived conflicts of interest, including situations where we may encounter conflicts of interest arising among: (i) our various services, (ii) our clients and us, (iii) our various clients, (iv) our employees and us or (v) our clients and our employees.

In light of the complexity and difficulty in appropriately identifying and dealing with potential conflicts of interest, our internal control procedures that are designed to identify and address conflicts of interest may not be sufficient. Our failure to manage conflicts of interest could harm our reputation and erode client confidence in us. In addition, potential or perceived conflicts of interest may also give rise to litigation or regulatory actions. The occurrence of any of the foregoing events could materially and adversely affect our business, results of operations and reputation.

We have engaged in transactions with related parties, may continue to do so in the future, and the terms of these transactions may not be on an arm’s-length basis and could create conflicts of interest.

During our operations, we have had significant transactions and balances with related parties. As of April 30, 2025, we had an amount due to related parties of $121,985, primarily representing advances from Mr. Wei Xiao, our director and a principal shareholder. These advances are “unsecured, interest-free, and have no fixed terms of repayment,” which may be more favorable than terms we could obtain from an independent third party. Additionally, we derived $40,872 in consulting income from Premier Advisory Services Limited, an entity controlled by a director of our subsidiary. These transactions could present, or be perceived to present, a conflict of interest, and we cannot assure you that their terms are the same as or more favorable than those we could have achieved in a transaction with an unaffiliated third party on a purely arm’s-length basis.

Negative publicity arising from claims that we do not properly address the needs of our clients could adversely affect how we are perceived by the public and reduce our sales and profitability.

From time to time, we may receive claims or complaints alleging that we do not properly address the needs of our clients. As a result, we may be subject to claims that the team does not provide the proper level of attention and professionalism. Any such claims or complaints, as well as any related news reports or reports on social media, even if inaccurate or untrue, could cause negative publicity, which in turn could harm our business and have a material adverse effect on our results of operations.

Any negative publicity regarding the Company, management team, employees, or products and services, regardless of its veracity, could adversely affect our business.

As a fast-growing consulting company, our image is highly relevant to the public’s perception of us as a business in entirety, which includes not only the quality, safety and competitiveness of our products and services, but also our corporate management and culture. We cannot guarantee that no one will, intentionally or incidentally, distribute information about us, especially regarding the quality of our products and services or our internal management matters, which may result in a negative perception of us by the public. Any negative publicity about us, our management team, employees or products and services, regardless of veracity, could lead to a potential loss of consumer confidence or difficulty in retaining or recruiting talent that is essential to our business operations. As a result, our business, financial conditions, results of operations, reputation and prospects may be materially and adversely affected.

Our businesses depend on our key management and professional staff, and our business may suffer if we are unable to recruit and retain them.

We believe that our performance and success are, to a certain extent, attributable to the extensive industry knowledge and experience of our key executives and personnel. Our continued success is dependent, to a large extent, on the ability to attract and retain the services of the key management team. However, competition for key personnel in our industry is intense. We may not be able to retain the services of our directors or other key personnel, or attract and retain high-quality personnel in the future. If any of our key personnel departs from us, and we are not able to recruit a suitable replacement with comparable experience to join us on a timely basis, our business, operations and financial conditions may be materially and adversely affected.

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Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations.

Our current management team lacks experience in managing a U.S. publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to U.S. public companies. Prior to the completion of this offering, we were a private company mainly operating our businesses in Hong Kong. As a result of this offering, our company will become subject to significant regulatory oversight and reporting obligations under the federal securities laws and the scrutiny of securities analysts and investors, and our management currently has no experience in complying with such laws, regulations and obligations. Our management team may not successfully or efficiently manage our transition to becoming a U.S. public company. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and results of operations.

If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may not be able to grow effectively.

Our performance will be largely dependent on the talents and efforts of highly skilled individuals. Future success depends on our continuing ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization. Competition for such qualified employees is intense. If we do not succeed in attracting excellent personnel or in retaining or motivating them, we may be unable to grow effectively. In addition, all future success depends largely on our ability to retain key consultants and advisors. We cannot assure that any skilled individual will agree to become our employee, consultant, or independent contractor. Our inability to retain their services could negatively impact our business and our ability to execute our business strategy.

Illegal or improper activities, violation of professional standards, and the misconduct of our personnel or third parties could harm our reputation and businesses, and are difficult to detect or deter.

We are subject to the risk of fraud, illegal acts or misconduct committed by our directors, licensed employees, agents, clients or other third parties. Misconduct includes entering into unauthorized transactions, improperly using or divulging inside information, recommending transactions not suitable for our clients, engaging in fraudulent activities, or engaging in improper or illegal activities. There is no assurance that our directors, employees, agents, clients or other third parties will not commit incidents of fraud or other misconduct in the future, and we cannot assure that our procedures and policies will fully prevent or detect illegal or improper activities in our business operations. Such incidents may result in investigation and regulatory sanction against us and cause us to suffer financial loss and reputational harm. We may also need to incur costs to commence and participate in any legal proceedings against them to recover our loss. The potential harm to our reputation and our business caused by such fraud or misconduct is impossible to quantify.

We are also subject to a number of obligations and standards arising from our business. The violation of these obligations and standards by any of our directors, officers, employees, agents, clients, or other third parties could materially and adversely affect us. For example, we are required to properly handle confidential information. If our directors, officers, employees, agents, clients, or other third parties were to improperly use or disclose confidential information, we could suffer serious harm to our reputation, financial position, and existing and future business relationships.

Our business and prospects may be materially and adversely affected if the risk management and internal control systems of ours are ineffective or inadequate. We may fail to update our risk management policies and procedures as needed and such policies and procedures may otherwise be ineffective, which may expose us to unidentified or unexpected risks.

We are dependent on our risk management and internal control policies and procedures and the adherence to such policies and procedures by our risk management and other staff to manage the risks inherent in our business. Any deficiencies in our internal control systems could (i) adversely affect our ability to timely and accurately record, process, summarize and report financial or other data; and (ii) adversely affect our operational efficiency and increase the potential likelihood of making financial reporting errors and/or lead to non-compliance with rules and regulations. Our policies, procedures and practices used to identify, monitor and control a variety of risks are carried out by the corresponding departments. However, some of our methods for managing risks are discretionary by nature and are based on internally developed controls and observed historical market behavior, and also involve reliance on standard industry practices. These methods may not adequately prevent losses, particularly as they relate to extreme market movements, which may be significantly greater than historical fluctuations in the market. There is no assurance that our internal control policies in place could or would be properly implemented, or be strictly adhered to, or are adequate or effective under the continuously changing business environment in which our subsidiary operates. In addition, we may fail to update our risk management system as needed and the system may fail to effectively function, thus exposing us and our subsidiary to unidentified or unexpected risks.

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Acts of God, acts of war, epidemics and other disasters could materially and adversely affect our business.

Our business is subject to the general and social conditions in Hong Kong and other jurisdictions in or to which our products and services are utilized. Natural disasters, epidemics, acts of God and other disasters that are beyond our control could adversely affect the economy, infrastructure and livelihood of the people of such jurisdictions. Our business, results of operations and financial conditions could be adversely affected if these natural disasters occur. Moreover, political unrest, wars and terrorist attacks may cause damage or disruption to us, our employees, suppliers or customers, any of which could adversely affect our business, results of operations, financial conditions or share price. Potential war or threat of terrorist attacks may also cause uncertainty and cause our business to suffer in ways that we cannot currently predict. We cannot control the occurrence of these catastrophic events and our business operations will at the times be subject to the risks of these uncertainties.

Any future occurrence of force majeure events, natural disasters or outbreaks of contagious diseases may materially and adversely affect our business, financial conditions and results of operations.

Any future occurrence of force majeure events, natural disasters or outbreaks of epidemics and contagious diseases, including avian influenza, severe acute respiratory syndrome, H1N1 influenza, Ebola virus and the recent COVID-19 outbreak in Hong Kong, the PRC and other jurisdictions in or to which our products and services are utilized may materially and adversely affect our business, financial conditions and results of operations. An outbreak of an epidemic or contagious disease or other adverse public health developments in the world could result in a widespread health crisis and restrict the level of business activities in affected areas, which may, in turn, materially and adversely affect our business.

We cannot assure you that any future occurrence of natural disasters or outbreaks of epidemics and contagious diseases, or the measures taken by the governments of different countries in response to such contagious diseases will not seriously disrupt our operations or those of our customers or suppliers, which may materially and adversely affect our business, financial conditions and results of operations.

Technology failures or security breaches could disrupt our operations and negatively impact our business.

In the normal course of business, we rely on information technology systems to process, transmit, and store electronic information. Information technology systems are also integral to the reporting of our results of operations. Furthermore, a significant portion of the communications between, and storage of personal data of, our personnel, customers, and suppliers depend on information technology, including social media platforms.

Our information technology systems may be vulnerable to a variety of interruptions due to events beyond our control, including, but not limited to, natural disasters, terrorist attacks, telecommunications failures, computer viruses, hackers, and other security issues. These events could compromise our confidential information, impede, or interrupt our business operations, and may result in other negative consequences, including remediation costs, loss of revenue, litigation and reputational damage. Furthermore, if a breach or other breakdown results in the disclosure of confidential or personal information, we may suffer reputational, competitive and/or business harm. While we have implemented administrative and technical controls and taken other preventive actions to reduce the risk of cyber incidents and protect our information technology, they may be insufficient to prevent physical and electronic break-ins, cyber-attacks, or other security breaches to our computer systems, which could have a material adverse effect on our business, financial condition or results of operations.

Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect our business, financial condition, and results of operations.

We may be subject to a variety of cybersecurity, data privacy, data protection, and other laws and regulations related to data, including those relating to the collection, use, sharing, retention, security, disclosure, and transfer of confidential and private information, such as personal information and other data. These laws and regulations apply not only to third-party transactions, but also to transfers of information within our organization, which relates to our investors, employees, contractors and other counterparties. These laws and regulations may restrict our business activities and require us to incur increased costs and efforts to comply, and any breach or non-compliance may subject us to proceedings against us, damage our reputation, or result in penalties and other significant legal liabilities, and thus may materially and adversely affect our business, financial conditions, and results of operations.

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We may face intellectual property infringement claims, which could be time-consuming and costly to defend and may result in the loss of significant rights by us.

Although we have not been subject to any litigation, pending or threatened, alleging infringement of third parties’ intellectual property rights, we cannot assure you that such infringement claims will not be asserted against us in the future. Third parties may own copyrights, trademarks, trade secrets, ticker symbols, internet content, and other intellectual properties that are similar to ours in jurisdictions where we currently have no active operations. If we expand our business to or engage in other commercial activities in those jurisdictions using our own copyrights, trademarks, trade secrets, and internet content, we may not be able to use these intellectual properties or face potential lawsuits from those third parties and incur substantial losses if we fail to defend ourselves in those lawsuits. We have policies and procedures in place to reduce the likelihood that we or our employees may use, develop, or make available any content or applications without the proper licenses or necessary third-party consent. However, these policies and procedures may not be effective in completely preventing the unauthorized posting or use of copyrighted material or the infringement of other rights of third parties.

Intellectual property litigation is expensive and time-consuming and could divert resources and management attention from the operation of our business. If there is a successful claim of infringement, we may be required to alter our services, cease certain activities, pay substantial royalties and damages to, and obtain one or more licenses from third parties. We may not be able to obtain those licenses on commercially acceptable terms, or at all. Any of those consequences could cause us to lose revenues, impair our client relationships and harm our reputation.

We may be subject to litigation.

We may become party to litigation from time to time in the ordinary course of business, which could adversely affect our business. Should any litigation in which we become involved be determined against us, such a decision could adversely affect our ability to continue operating and the market price for our Class A Ordinary Shares and could potentially use significant resources. Even if we are involved in litigation and win, litigation can redirect significant resources of management and the Company.

Labor disputes may have an adverse effect on our operations.

We are not currently party to a collective bargaining agreement with any of our employees. If we were to experience a union organizing campaign, this activity could be disruptive to our operations, increase our labor costs and decrease our operational flexibility. We cannot assure you that some or all of our employees will not become covered by a collective bargaining agreement or that we will not encounter labor conflicts or strikes. In addition, organized labor may benefit from new legislation or legal interpretations by the current presidential administration, as well as current or future unionization efforts among other large employers. Any labor disruptions could have an adverse effect on our business or results of operations and could cause us to lose customers. Further, our responses to any union organizing efforts could negatively impact our reputation and have adverse effects on our business, including on our financial results.

We currently do not have insurance coverage covering all risks related to our business and operations.

We do not maintain insurance policies covering all of our business risks, such as risks relating to properties, receivables and public liability. We cannot assume you that the insurance coverage we currently have would be sufficient to cover our potential losses. In the event there is any damage to any assets or incidents for which we do not have sufficient insurance coverage, if at all, we would have to pay for the difference ourselves where our cash flow and liquidity could be negatively affected.

We have a substantial customer concentration, with a limited number of customers accounting for a substantial portion of our revenues.

We derive a significant portion of our revenues from our top five customers. For the year ended April 30, 2025, approximately 86.85% of our total revenues were generated by our top five customers, and for the year ended April 30, 2024, all of our total revenues came from a single customer. Inherent risks exist whenever a large percentage of total revenues are concentrated with a limited number of customers. Furthermore, as of April 30, 2025, our accounts receivable balance was $408,600, indicating significant credit exposure to our clients.

During the years ended April 30, 2025 and 2024, details of the clients accounting for 10% or more of total operating revenue are as follows:

	2025		2024
	US$	%	US$	%
Client A	398,000	27.03%	—	—
Client B	350,000	23.77%	—	—
Client C	298,000	20.24%	—	—

Neither Client A, Client B, nor Client C is a related party of the Company.

It is not possible for us to predict the future level of demand for our solutions and services that will be generated by these customers or the future demand for our solutions and services by these customers in the marketplace. If any of these customers experience declining or delayed sales due to market, economic or competitive conditions, we could be pressured to reduce our prices or they could decrease the purchase quantity of our solutions and services, which could have an adverse effect on our margins and financial position, and could negatively affect our revenues and results of operations. If any of our largest customers terminates the purchase of our solutions and services, such termination would materially negatively affect our revenues, results of operations and financial condition.

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Many of our customers have entered into short-term contracts, with terms of one year or less, which do not provide for automatic renewal and require the customer to opt-in to extend the term. Our customers have no obligation to renew, upgrade, or expand their agreements with us after the terms of their existing agreements have expired. If one or more of our customers terminate their contracts with us, whether for convenience, for default in the event of a breach by us, or for other reasons specified in our contracts, as applicable; if our customers elect not to renew their contracts with us; or if our customers renew their contractual arrangements with us for shorter contract lengths or for a reduced scope; our business and results of operations could be adversely affected. This adverse impact would be even more pronounced for customers that represent a material portion of our revenue or business operations.

Our business performance and revenue may be exposed to the fluctuations in the economic and capital market environments of Hong Kong and the broader Asia-Pacific region, which may have a significant adverse impact on its operations, financial results and growth prospects.

Hong Kong’s economy is highly cyclical and closely tied to global trade, mainland China’s economic dynamics, and regional financial flows. Hong Kong’s role as a global financial hub also makes it particularly vulnerable to external shocks, such as volatility in U.S.-China trade relations, disruptions in cross-border capital flows, or shifts in investor sentiment toward Asian markets. Such events could lead to our reduced business activity among clients and potential clients headquartered or operating in Hong Kong, directly impacting the Company’s client pipeline and project volumes.

The Asia-Pacific Region, is characterized by diverse but interconnected economies, many of which are sensitive to shifts in global demand, commodity prices, and geopolitical tensions. Economic downturns, including recessions, slower GDP growth, elevated inflation, or tighter monetary policy in these jurisdictions, could reduce corporate profitability, constrain business investment, and lower demand for our consulting services.

We are exposed to the credit risks of our customers.

As of April 30, 2025 and 2024, our accounts receivable, net, were $408,600 and $nil, respectively. We generally do not grant formal credit terms to our clients. We usually issue an invoice in respect of consulting services after a pre-defined milestone under the mandate is achieved or upon completion of a consulting service. Payments are required to be made within a reasonable period of time after the issuance of an invoice and are usually settled by cheque or via wire transfer within three months of the date of invoice. There was no credit loss for the years ended April 30, 2025 and 2024. However, we are still exposed to our customers’ credit risks. There is no assurance that we will not encounter doubtful or bad debts in the future. Due to the global economic conditions, in particular the risk of monetary and fiscal policies to address inflation, many companies are conserving cash or under increased financial and credit stress. As a result, we could experience slower payments from our customers, an increase in accounts receivable aging and/or an increase in bad debts. If we were to experience any unexpected delay or difficulty in collections from our customers, our cash flows and financial results would be adversely affected.

Failure to compete effectively may adversely affect our market share and profitability.

The industry is highly competitive, with rivalry based on brand recognition, service quality and pricing. We compete against regional, national, and international consulting service provider. Increased competition could compress margins, erode market share, or diminish brand equity, particularly if competitors leverage aggressive pricing or enhanced customer incentives.

Some of our current or future competitors may have longer operating histories, greater brand recognition, larger customer bases, better access to consumers, higher penetration in certain regions or greater financial, technical or marketing resources than we do. We cannot assure you that we will be able to compete successfully against current or future competitors, and competitive pressures may have a material and adverse effect on our business, financial conditions and results of operations.

Our ability to effectively compete will depend on various factors, including expansion of our global market presence, enhancement of our sales and marketing activities and expansion of product portfolio and customer base. Failure to successfully compete may prevent us from increasing or sustaining our revenue and profitability and potentially lead to a loss of market share, which could have a material and adverse effect on our business, financial conditions and results of operations.

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There is no guarantee that our officers will not have other business activities that may have potential conflict of interests with our business.

Although the companies in which our officers may serve as a director or executive officer have businesses and customer bases different from us and therefore have no conflict of interests with our business, there is no guarantee that our officers will not have other business activities that may have potential conflict of interests with our business in the future.

Our financial result for the year ending April 30, 2026 is expected to be adversely affected by the non-recurring listing expenses.

Our directors are of the view that the financial result of our Group for the year ending April 30, 2026 is expected to be adversely affected by the listing expenses in relation to the offering, the nature of which is non-recurring. See “Expenses related to this offering” for details.

Part of the listing expenses is expected to be accounted for as a deduction from equity upon listing while part of the listing expenses has been and is expected to be recognized as expenses in our consolidated statements of income which is expected to be recognized for the year ending April 30, 2026. Accordingly, our operations and comprehensive financial performance for the year ending April 30, 2026 may be adversely impacted, and may or may not be comparable to our financial performance in the past.

If our technological capabilities fail to achieve the desired results or improve, we may not be able to effectively provide matching consulting decision-making solutions for our clients in the future. This could have an adverse impact on our user growth, retention, results of operations and business prospects.

Our consulting services are supported by proprietary technology, including the customized, client-facing digital platforms, such as mobile applications. These platforms are not sold as standalone products and do not independently generate material revenue; instead, they are an integral component of our customized service offerings, designed to enhance project delivery and efficiency.

If our technology fails to perform as expected—whether due to software bugs, cybersecurity vulnerabilities, data integrity issues, or an inability to keep pace with technological advancements—our ability to provide effective and timely consulting services could be significantly impaired. Such failures could damage our professional reputation, negatively impact our client relationships, lead to a loss of clients, and, consequently, materially and adversely affect our business, results of operations, and financial condition.

We may not be able to grow at the historical rate of growth, and if we fail to manage our growth effectively, our business may be materially and adversely affected.

We cannot assure you that we will grow at the historical rate of growth. Our rapid growth has placed, and will continue to place, a significant strain on our management, personnel, systems and resources. To accommodate our growth, we will need to implement a variety of new and upgraded operational and systems procedures and controls. We also will need to recruit, train, manage and motivate employees and manage our relationships with an increasing number of clients. Moreover, as we introduce new services or enter into new markets, we may face unfamiliar market and operational risks and challenges which we may fail to successfully address. We may be unable to manage our growth effectively, which could have a material adverse effect on our business.

Our revenue is generated from project-based engagements that are non-recurring in nature, and our future success is highly dependent on our ability to continually secure new client mandates.

Our revenue is derived from providing strategic consulting services on a project-by-project basis. These engagements are typically tied to discrete client mandates with defined scopes and timelines and are non-recurring in nature. Accordingly, revenue generated from a client engagement is not expected to recur after the project is completed.

Our business model, financial condition, and results of operations are therefore highly dependent on our ability to consistently win new sizable mandates from both new and existing clients. There is no guarantee that we will be able to secure new projects at a similar pace, or with comparable fees, as we have in the past. While we strive to maintain strong, long-term relationships with our clients, the project-based nature of our services means that these relationships do not ensure future revenue.

Any failure to attract new clients or to secure new, follow-on engagements from our existing clients could lead to periods of reduced revenue and adversely impact our operational stability. If we are unable to secure a sufficient number of new, sizable mandates on a timely basis, our revenue, profitability, and financial condition could be materially and adversely affected.

Risks Relating to our Class A Ordinary Shares and this offering

Trading in our Class A Ordinary Shares may be prohibited under the HFCAA and as a result an exchange may determine to delist our Class A Ordinary Shares if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction.

The HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

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On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (“Protocol”) with the CSRC and the Ministry of Finance of the PRC. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

Our auditor, J&S Associate PLT, is an independent registered public accounting firm that issues the audit report included elsewhere in this prospectus. As an auditor of companies traded publicly in the U.S. and a firm registered with the PCAOB, it is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is currently subject to PCAOB inspections and PCAOB is able to inspect our auditor in relation to our U.S. listing. However, there is no assurance that future audit reports will be prepared by auditors able to be inspected by the PCAOB and therefore, in the future, you may be deprived of the benefits of such inspection. As such, trading in our securities may be prohibited under the HFCAA if the PCAOB determines that it cannot inspect or investigate completely our auditor, and as a result our securities may be delisted. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future which would prevent the PCAOB from continuing to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong, the PCAOB Board will consider the need to issue a new determination. Our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the HFCAA.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfill its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCAA and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation in addition to the requirements of the HFCAA are uncertain. Such uncertainty could cause the market price of our Class A Ordinary Shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on the national securities exchange earlier than would be required by the HFCAA. If our Class A Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Class A Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Class A Ordinary Shares.

Further, new laws and regulations or changes in laws and regulations in both the United States and the PRC could affect our ability to list our Class A Ordinary Shares, which could materially impair the market for and market price of our Class A Ordinary Shares.

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There has been no public market for our Ordinary Shares, including Class A Ordinary Shares, prior to this offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you paid, or at all.

Prior to this offering, there has been no public market for our Class A Ordinary Shares. Although we have applied to have our Class A Ordinary Shares listed on the Nasdaq Capital Market, we cannot assure you that a liquid public market for our Class A Ordinary Shares will develop. If an active public market for our Class A Ordinary Shares does not develop following the completion of this offering, the market price of our Class A Ordinary Shares may decline and the liquidity of our Class A Ordinary Shares may decrease significantly.

The initial public offering price for our Class A Ordinary Shares will be determined by negotiation between us and the Underwriters and may vary from the market price of our Class A Ordinary Shares following our initial public offering. We cannot assure you that the price at which the Class A Ordinary Shares are traded after this offering will not decline below the initial public offering price. If you purchase our Class A Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Class A Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. As a result, investors in our Class A Ordinary Shares may experience a significant decrease in the value of their Class A Ordinary Shares due to insufficient or a lack of market liquidity of our Class A Ordinary Shares.

We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares, and could result in substantial losses to you.

The trading prices of our Class A Ordinary Shares are likely to be highly volatile and could fluctuate widely due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in Hong Kong and China. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of other Hong Kong and Chinese companies’ securities after their offerings may affect the attitudes of investors towards Hong Kong-based U.S.–listed companies, which consequently may affect the trading performance of our Class A Ordinary Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or matters of other Hong Kong and Mainland Chinese companies may also negatively affect the attitudes of investors towards Hong Kong and Mainland Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, which may have a material and adverse effect on the trading price of our Class A Ordinary Shares.

In addition to the above factors, the price and trading volume of our Class A Ordinary Shares may be highly volatile due to multiple factors, including the following:

●	regulatory developments affecting us or our industry;

●	variations in our revenues, profit, and cash flow;

●	the general market reactions and financial market fluctuation due to the continuous Russo-Ukraine conflicts;

●	changes in the economic performance or market valuations of other financial services firms; political, social and economic conditions in Mainland China and Hong Kong;

●	actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

●	fluctuations of exchange rates among the Hong Kong dollar and the U.S. dollar;

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●	changes in financial estimates by securities research analysts;

●	detrimental negative publicity about us, our services, our officers, directors, Controlling Shareholder, other beneficial owners, professional parties we partner with, or our industry;

●	announcements by us or our competitors of new service offerings, acquisitions, strategic relationships, joint ventures, capital raisings or capital commitments;

●	additions to or departures of our senior management;

●	litigation or regulatory proceedings involving us, our officers, directors, or Controlling Shareholder;

●	release or expiry of lock-up or other transfer restrictions on our outstanding Class A Ordinary Shares; and

●	sales or perceived potential sales of additional Class A Ordinary Shares.

Any of these factors may result in large and sudden changes in the volume and price at which our Class A Ordinary Shares will trade.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalization company with a relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Class A Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

In addition, if the trading volumes of our Class A Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence the prices of our Class A Ordinary Shares. This low volume of trades could also cause the price of our Class A Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low-volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. A decline in the market price of our Class A Ordinary Shares also could adversely affect our ability to issue additional shares of Class A Ordinary Shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Class A Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Class A Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Our Class A Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Assuming our Class A Ordinary Shares begin trading on the Nasdaq Capital Market, our Class A Ordinary Shares may be “thinly-traded,” meaning that the number of persons interested in purchasing our Class A Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we come to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our Class A Ordinary Shares may not develop or be sustained.

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Our existing shareholders that are not included in this registration statement will be able to sell their Ordinary Shares after the completion of this offering subject to restrictions under the Rule 144.

Our existing shareholders, including our Controlling Shareholder, may be able to sell their shares pursuant to Rule 144 under the Securities Act after the completion of this offering and/or after the expiration of their lock-up period, if applicable.

Because these shareholders have paid a lower price per Class A Ordinary Share than participants in this offering and there are currently no established markets for the sale of the shares they own, when they are able to sell their pre-offering shares under Rule 144, they may be more willing than participants in this offering to accept a lower sales price than the offering price. These shareholders may sell all or a portion of their shares, from time to time, at the market price prevailing at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers. This fact could impact the trading price of our Class A Ordinary Shares following completion of the offering, to the detriment of participants in this offering. Under Rule 144, before our existing shareholders can sell their Class A Ordinary Shares, in addition to meeting other requirements, they must meet the required holding period. As such, the trading price of our Class A Ordinary Shares may fluctuate significantly due to such sales, which are beyond our control. We do not expect any of such Class A Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this offering.

You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares purchased.

The initial public offering price of our Class A Ordinary Shares is substantially higher than the (pro forma) net tangible book value per share of our Class A Ordinary Shares. Consequently, when you purchase our Class A Ordinary Shares in the offering and upon completion of the offering, you will incur immediate dilution. When you purchase the Class A Ordinary Shares in the offering, upon completion of the offering you will incur immediate dilution in the pro forma net tangible book value per share from the price per Class A Ordinary Shares that you pay for the shares. Accordingly, if you purchase shares in this Offering, you will incur immediate and substantial dilution of your investment. See “Dilution”. In addition, you may experience further dilution to the extent that additional Class A Ordinary Shares are issued upon exercise of outstanding options we may grant from time to time.

The closing of this offering is contingent upon the approval of our listing application by Nasdaq. Failure to obtain this approval will result in the termination of this offering.

We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market. However, we cannot guarantee that our application will be approved. As disclosed elsewhere in this prospectus, we will not consummate this offering unless our Class A Ordinary Shares are approved for listing on Nasdaq.

If Nasdaq denies our listing application, we will be forced to terminate this offering. In such an event, you will not purchase any Class A Ordinary Shares, and this offering will not proceed. The primary consequences of such a termination would be borne by the Company, not the prospective investors of this offering.

If we fail to meet applicable listing requirements, Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

Assuming our shares are listed on Nasdaq, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our Class A Ordinary Shares, we and our shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Class A Ordinary Shares;

●	reduced liquidity for our Class A Ordinary Shares;

●	a determination that our Class A Ordinary Shares are “penny stock”, which would require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

●	a limited amount of news about us and analyst coverage of us; and

●	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our shares will be listed on Nasdaq, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

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The sale or availability for sale of substantial amounts of our Class A Ordinary Shares in the public market could adversely affect the market price of our Class A Ordinary Shares.

Sales of substantial amounts of our Class A Ordinary Shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our Class A Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future.

The Class A Ordinary Shares sold in this offering pursuant to the public offering prospectus will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future, subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements.

There will be 10,252,000 Class A Ordinary Shares outstanding immediately after this offering, or 10,314,500 Class A Ordinary Shares if the underwriters exercise their option to purchase additional Class A Ordinary Shares in full. Sales of these Class A Ordinary Shares into the market could cause the market price of our Class A Ordinary Shares to decline.

In connection with this offering, we, our officers, directors, and shareholders holding 5% or more of the issued and outstanding Class A Ordinary Shares have agreed not to sell any of our Class A Ordinary Shares or are otherwise subject to similar lockup restrictions for six (6) months after the date of this prospectus without the prior written consent of the representatives of the underwriters, subject to certain exceptions. However, the underwriters may release these securities from these restrictions at any time, subject to applicable regulations of the Financial Industry Regulatory Authority, Inc. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Class A Ordinary Shares. See “Underwriting” for a more detailed description of the restrictions on selling our securities after this offering.

Future issuances of our Class B Ordinary Shares may be dilutive to the voting power of our Class A Ordinary Shareholders.

Future issuances of our Class B Ordinary Shares, which shall be approved by our Board of Directors, could result in dilution to existing holders of our Class A Ordinary Shares. Such issuances, or the perception that such issuances may occur, could depress the market price of the Class A Ordinary Shares.

Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors, you must rely on the price appreciation of our Class A Ordinary Shares for return on your investment.

Our board of directors has complete discretion as to whether to distribute dividends. In addition, our shareholders may by a resolution of shareholders declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under the articles of association of the Company and the BVI law, including that the Company may only pay dividends if we are solvent immediately after the dividend payment in the sense that the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due.

During the year ended April 30, 2025, Barentsz Capital Limited declared and paid dividends in the aggregate amount of US$580,000, representing US$11.6 per share, to the shareholders of the Company registered. On May 6, 2025, Barentsz Capital Limited made an additional dividend payment of US$300,000 to the shareholders of the Company.

We currently intend to retain all remaining funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any further dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and will be subject to the restrictions contained in any future financing instruments.

Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiary, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A Ordinary Shares will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares. We cannot assure you that our Class A Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased the Class A Ordinary Shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment in our Class A Ordinary Shares. See “Dividend Policy” section for more information.

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We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of the Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the British Virgin Islands, may differ significantly from corporate governance listing standards, except for general fiduciary duties and duties of care, BVI law has no corporate governance regime which prescribes specific corporate governance standards. We intend to rely on this “home country practice” exemption and, consequently, our shareholders may be afforded less protection than they would otherwise receive under the Nasdaq rules applicable to U.S. domestic issuers. Specifically, we plan to follow our home country practices in lieu of the Nasdaq requirements for:

●	The requirement under Nasdaq Rule 5605(b) that our board of directors be comprised of a majority of independent directors.
●	The requirements under Nasdaq Rules 5605(d) and 5605(e) to have a compensation committee and a nominating/corporate governance committee, each composed entirely of independent directors and governed by a formal written charter.
●	The requirement under Nasdaq Rule 5620 to hold an annual meeting of shareholders no later than one year after the end of our fiscal year.
●	The requirements under Nasdaq Rule 5635 to obtain shareholder approval prior to certain issuances of securities, including those in connection with the acquisition of another company, equity-based compensation, or a change of control.

While we intend to rely on these FPI exemptions, we are required to comply with certain mandatory Nasdaq rules. For example, we must comply with the audit committee requirements of Nasdaq Rule 5605(c)(3) (requiring a fully independent audit committee) and the requirement to notify Nasdaq of any non-compliance under Rule 5625.

Because we intend to rely on the FPI exemptions detailed above, our shareholders will not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our outstanding voting securities become directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

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There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our Class A Ordinary Shares to significant adverse United States income tax consequences.

We will be classified as a passive foreign investment company, or PFIC, for any taxable year if either (i) 75% or more of our gross income for such year consists of certain types of “passive” income, or (ii) 50% or more of the value of our assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income (“asset test”). Based upon our current and expected income and assets, including goodwill and (taking into account the expected proceeds from this offering) the value of the assets held by our strategic investment business, the expected proceeds from this offering as well as projections as to the market price of our Class A Ordinary Shares immediately following the completion of this offering, we do not presently expect to be classified as a PFIC for the current taxable year or the foreseeable future.

While we do not expect to be a PFIC, because the value of our assets, for purposes of the asset test, may be determined by reference to the market price of our Class A Ordinary Shares, fluctuations in the market price of our Class A Ordinary Shares may cause us to become a PFIC classification for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition and classification of our income, including the relative amounts of income generated by and the value of assets of our strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the U.S. Internal Revenue Service, or IRS, may challenge our classification of certain income and assets as non-passive which may result in our being or becoming a PFIC in the current or subsequent years. In addition, the composition of our income and assets will also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are a PFIC in any taxable year, a U.S. Holder (as defined in “Taxation — United States Federal Income Tax Considerations”) may incur significantly increased United States income tax on gain recognized on the sale or other disposition of our Class A Ordinary Shares and on the receipt of distributions on our Class A Ordinary Shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules, and such holder may be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. Holder holds our Class A Ordinary Shares, we will generally continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Class A Ordinary Shares.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an emerging growth company.

Upon completion of this offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 and the rules subsequently implemented by the SEC and the Nasdaq detailed requirements concerning corporate governance practices of public companies. As a company with less than US$1.235 billion in net revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2012 relating to internal controls over financial reporting.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other time and attention to our public company reporting obligations and other compliance matters. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

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We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting of Section 404(b) of the Sarbanes-Oxley Act;

●	not being required to comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of reduced reporting burdens in this prospectus. In particular, in this prospectus, we have only provided two years of audited financial statements and have not included all the executive compensation related information that would be required if we were not an emerging growth company. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We cannot predict whether investors will find our Class A Ordinary Shares less attractive if we rely on these exemptions. If some investors find our Class A Ordinary Shares less attractive as a result, there may be a less active trading market for our Class A Ordinary Shares and our share price may be more volatile.

We will remain an emerging growth company until the earliest of (i) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter; (ii) the end of the fiscal year during which we have total annual gross revenues of US$1.235 billion or more; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the last day of our fiscal year following the fifth anniversary of the completion of this offering.

Volatility in our Class A Ordinary Shares price may subject us to securities litigation.

The market for our Class A Ordinary Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline.

The trading market for our Class A Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrades us, the price of our Class A Ordinary Shares could decline. If one or more of these analysts ceases coverage of our Company or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Class A Ordinary Shares and the trading volume to decline.

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Our Controlling Shareholder have substantial influence over our business, and our interests may not be aligned with the interests of our other shareholders.

Upon completion of this offering, our Controlling Shareholder will continue to own over 50% of the voting power of our outstanding Ordinary Shares. Our Controlling Shareholders may have the authority to take actions that are not in the best interests of our other shareholders, even if opposed by them. These actions may include crucial decisions regarding mergers, consolidations, sales of assets, director elections, dividend declarations, and other significant corporate actions that can impact our Company’s future. In addition, this concentration of ownership may discourage, delay or prevent a change in control which could deprive you of an opportunity to receive a premium for your securities as part of a sale of our Company.

Underwriter may release or relax the lock-up restrictions imposed on our directors, officers and shareholders holding 5% or more of the issued and outstanding Ordinary Shares whereby availability for sales of substantial amounts of our Class A Ordinary Shares in the public market will increase which could adversely affect the market price of our Class A Ordinary Shares.

In connection with this offering, our directors, officers and shareholders holding 5% or more of the issued and outstanding Ordinary Shares have agreed not to sell any of our Class A Ordinary Shares or are otherwise subject to similar lockup restrictions for six(6) months after the effective date of this prospectus without the prior written consent of the representatives of the underwriter, subject to certain exceptions. However, the underwriter may release these securities from these restrictions at any time, subject to applicable regulations of the Financial Industry Regulatory Authority. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Class A Ordinary Shares.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and our insiders will hold a large portion of our listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities on Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities may meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including, but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by the PCAOB, an auditor that the PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities, and Nasdaq had concerns that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our initial public offering will be relatively small. The insiders of our Company will still hold a large portion of our Company’s listed securities following the consummation of this offering. Therefore, we may be subject to the additional and more stringent criteria of Nasdaq for our initial and continued listing, which might cause delay or even denial of our listing application.

Although we currently do not have equity incentive plan nor plan to grant any options under any equity incentive plan, any exercise of options granted, or issue of restricted shares, under an equity incentive plan in the future may result in dilution to our shareholders.

Prior to the closing of this offering, we do not intend to adopt an equity incentive plan. However, we may consider to adopt an equity incentive plan and grant options under such equity incentive plan after this offering to reward and incentivize our staff for their past and future contribution. Following the issuance of new Ordinary Shares upon exercise of any options that may be granted under such equity incentive plan, there will be an increase in the number of issued Ordinary Shares. As such, there may be a dilution or reduction of shareholding of existing shareholders which will result in a dilution or reduction of our earnings per Ordinary Share and net asset value per Ordinary Share. In addition, the fair value of options to be granted to eligible participants under the equity incentive plan will be charged to our consolidated statements of operations and comprehensive income over the vesting periods of the options. Fair value of the options shall be determined on the date of grant of the options. Accordingly, our financial results and profitability may be materially and adversely affected.

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You should read the entire prospectus carefully and we strongly caution you not to place any reliance on any information contained in press articles or other media regarding us and the listing.

We wish to emphasize to prospective investors that we do not accept any responsibility for the accuracy or completeness of the information contained in any press articles or other media coverage regarding us or this offering, and such information that was not sourced from or authorized by us. We make no representation to the appropriateness, accuracy, completeness or reliability of any information contained in any press articles or other media coverage about our business or financial projections, share valuation or other information. Accordingly, prospective investors should not rely on any such information and should rely only on information included in this prospectus in making any decision as to whether to invest in our Class A Ordinary Shares.

Risks Relating to our Corporate Structure

We rely on dividends and other distributions of equity paid by our subsidiary to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.

We rely on dividends and other distributions on equity paid by our subsidiary for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. If any of our subsidiaries incur debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on any foreign exchange to transfer cash between Barentsz Capital Limited and the subsidiary, across borders and to U.S. investors, nor there are any restrictions and limitations to distribute earnings from the subsidiaries, to Barentsz Capital Limited and U.S. investors and amounts owed.

Currently, the PRC law and regulations and foreign currency control in Mainland China do not currently have any material impact on the transfer of cash between Barentsz Capital Limited and our subsidiary, or vice versa. However, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Class A Ordinary Shares, potentially rendering them worthless. Further, any limitation on the ability of our subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

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The dual-class structure of our Ordinary Shares will have the effect of concentrating voting control with our Controlling Shareholder, Mr. WEI Xiao, which will hold approximately 95.55% of the total voting power of our shares if the underwriters do not exercise their over-allotment option, or approximately 95.52% if the underwriters fully exercise their over-allotment option, following the completion of this offering. This concentration of control will prevent you and other shareholders from influencing significant decisions, including the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval.

As of the date of this prospectus, the Company is authorized by its amended and restated memorandum and articles of association to allot a maximum of (i) 4,950,000,000 Class A Ordinary Shares, par value US$0.00001 per share and (ii) 50,000,000 Class B Ordinary Shares, par value US$0.00001 per share. As of the date of this prospectus, there are currently 9,002,000 Class A Ordinary Shares and 10,998,000 Class B Ordinary Shares issued and outstanding. Unless otherwise required by the BVI Act, holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all matters submitted to a vote by the shareholders. Each Class A Ordinary Share confer upon shareholder the right to one (1) vote at a meeting of the shareholders or on any written resolution of shareholders and each Class B Ordinary Share confer upon shareholder the right to twenty 20 votes at a meeting of the shareholders or on any written resolution of shareholders. Class A Ordinary Shares and Class B Ordinary Shares are not convertible into each other.

The Class B Ordinary Shares outstanding are all legally and beneficially owned by Mr. WEI Xiao, representing 96.07% of the aggregate voting power of our currently outstanding Ordinary Shares as of the date hereof. Upon the completion of this offering, Mr. WEI Xiao, will hold 95.55% of the aggregate voting power of our issued and outstanding Ordinary Shares, assuming that the underwriters do not exercise their over-allotment option.

Because of the 1:20 voting ratio between our Class A and Class B Ordinary Shares, Mr. WEI Xiao will continue to control a majority of the combined voting power of our Ordinary Shares and therefore be able to control all matters submitted to our shareholders for approval so long as the Class B Ordinary Shares held by Mr. WEI Xiao represent at least 50% of the voting power of all outstanding Ordinary Shares.

This concentrated control will limit the ability of holders of Class A Ordinary Shares to influence corporate matters for the foreseeable future. Our amended and restated memorandum and articles of association do not include the sunset provisions to limit the lifespan of the Class B Ordinary Shares (meaning the high-vote feature of our Class B Ordinary Shares may persist indefinitely). The death of the ultimate beneficial owner of our Class B Ordinary Shares or intra-family transfers of Class B Ordinary Shares would not require conversion of the Class B Ordinary Shares. Furthermore, should the Company decide to issue additional Ordinary Shares in the future, the 1: 20 voting ratio between the two classes of our Ordinary Shares will result in further dilutive effect on the holders of Class A Ordinary Shares.

As a result, for so long as Mr. WEI Xiao owns a controlling or significant voting interest in our Ordinary Shares, it generally will be able to control or significantly influence, directly or indirectly and subject to applicable law, all matters affecting us, including:

●	the election of directors;

●	determinations with respect to our business direction and policies, including the appointment and removal of directors;

●	determinations with respect to corporate transactions, such as mergers, business combinations, change in control transactions or the acquisition or the disposition of assets;

●	our financing and dividend policy;

●	determinations with respect to our tax returns; and

●	compensation and benefits programs and other human resources policy decisions.

Even if Mr. WEI Xiao were to dispose of certain of its shares of our Class A Ordinary Shares such that it would control less than a majority of the voting power of our outstanding Ordinary Shares, it may be able to influence the outcome of corporate actions so long as it retains Class B Ordinary Shares. During the period of Barentsz Capital Limited’s controlling or significant ownership of our Ordinary Shares, investors in this offering may not be able to affect the outcome of such corporate actions.

Our Controlling Shareholder, Mr. WEI Xiao, may have interests that differ from yours and may vote in a way with which you disagree, and which may be adverse to your interests. Corporate action might be taken even if other shareholders, including those who purchase shares in this offering, oppose them. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control or other liquidity event of our Company, could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale or other liquidity event and might ultimately affect the market price of our Class A Ordinary Shares.

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Furthermore, we cannot predict whether our dual-class structure will result in a lower or more volatile market price of our Class A Ordinary Shares or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indices. In July 2017, FTSE Russell and S&P Dow Jones announced that they would cease to allow most newly public companies utilizing dual-class capital structures to be included in their indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of dual-class structures and temporarily barred new dual-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, our dual-class capital structure makes us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices are not expected to invest in our Class A Ordinary Shares. These policies are still fairly new and it is as of yet unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Because of our multi-class structure, we will likely be excluded from certain of these indices and we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from stock indices would likely preclude investment by many of these funds and could make our Class A Ordinary Shares less attractive to other investors. As a result, the market price of our Class A Ordinary Shares could be adversely affected.

As a “controlled company” under the rules of the Nasdaq Stock Market LLC, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Mr. WEI Xiao (our controlling shareholder of Barentsz Capital Limited) beneficially owns the majority of the voting power of our outstanding Class A Ordinary Shares. Under the Rule 4350(c) of the Nasdaq Stock Market LLC, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the rules of the Nasdaq Stock Market LLC, and the requirement that our compensation and nominating committees consist entirely of independent directors.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Stock Market Rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our Board of Directors might not be independent directors and our nominating and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq Capital Market corporate governance requirements. Our status as a controlled company could cause our Class A Ordinary Shares to look less attractive to certain investors or otherwise harm our trading price.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited.

There is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of the U.S. courts obtained against us, our subsidiary, or our directors or officers predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S. or (ii) entertain original actions brought in Hong Kong against us, our subsidiary or our directors or officers predicated upon the securities laws of the U.S. or any state in the U.S.

A judgment of a court in the U.S. predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the U.S. was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

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Hong Kong has no arrangement for the reciprocal enforcement of judgments with the U.S. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of the U.S. courts of civil liabilities predicated solely upon the federal securities laws of the U.S. or the securities laws of any State or territory within the U.S. You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against our subsidiary, or our management named in the prospectus, as judgments entered in the U.S. can be enforced in Hong Kong only at common law. For more information regarding the relevant laws of the BVI and Hong Kong, see “Enforceability of Civil Liabilities.”

As the rights of shareholders under BVI law differ from those under U.S. law, you may have fewer protections as a shareholder.

Our corporate affairs are governed by our amended and restated memorandum and articles of association, the BVI Act and the common law of the BVI. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under BVI law are governed by the BVI Act and the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI as well as from the common law of England and the wider Commonwealth, which has persuasive, but not binding, authority on a court in the BVI. The rights of our shareholders and the fiduciary responsibilities of our directors under BVI law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the BVI has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law.

Shareholders of BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. Shareholders of a BVI company could, however, bring a derivative action in the BVI courts, and there is a clear statutory right to commence such derivative claims under section 184C of the BVI Act. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The BVI courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the BVI, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the BVI of judgments obtained in the United States, although the courts of the BVI will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. The BVI Act offers some limited protection of minority shareholders. The principal protection under statutory law is that shareholders may apply to the BVI court for an order directing the company or its director(s) to comply with, or restraining the company or a director from, engaging in conduct that contravenes, the BVI Act. Under the BVI Act, the minority shareholders have a statutory right to bring a derivative action in the name of, and on behalf of, the company in circumstances where a company has a cause of action against its directors. This remedy is available at the discretion of the BVI court. A shareholder may also bring an action against the company for breach of duty owed to him as a shareholder. A shareholder who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order to remedy the situation.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English common law. Under the general rule pursuant to English common law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to BVI law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

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Under the laws of the BVI, the rights of minority shareholders are protected by provisions of the BVI Act dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies). The principal protection under statutory law is that shareholders may bring an action to enforce the constitutional documents of the company (i.e. the memorandum and articles of association) as shareholders are entitled to have the affairs of the company conducted in accordance with the BVI Act and the memorandum and articles of association of the company. A shareholder may also bring an action under statute if he feels that the affairs of the company have been or will be carried out in a manner that is unfairly prejudicial or discriminating or oppressive to him. The BVI Act also provides for certain other protections for minority shareholders, including in respect of investigation of the company and inspection of the company books and records. There are also common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the BVI for business companies is limited.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of our board of directors, or our Controlling Shareholder than they would as public shareholders of a company incorporated in the United States.

The laws of BVI provide limited protections for minority shareholders, so minority shareholders will not have the same options as to recourse in comparison to the U.S if the shareholders are dissatisfied with the conduct of our affairs.

Under the laws of the BVI, the rights of minority shareholders are protected by provisions of the BVI Act dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies). The principal protections under BVI statutory law is that shareholders may bring an action to enforce the constitutional documents of the company (i.e. the memorandum and articles of association) as shareholders are entitled to have the affairs of the company conducted in accordance with the BVI Act and the memorandum and articles of association of the company. A shareholder may also bring an action under statute if he feels that the affairs of the company have been or will be carried out in a manner that is unfairly prejudicial or discriminating or oppressive to him. The BVI Act also provides for certain other protections for minority shareholders, including in respect of investigation of the company and inspection of the company books and records. There are also common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the BVI for business companies is limited.

Risks Relating to Doing Business in the Jurisdictions in which We Operate

Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations, and governmental orders may entail significant expenses and could materially affect our business.

Although we are not subject to cybersecurity review by the CAC nor any other PRC authorities for this offering or required to obtain regulatory approval regarding the data privacy and personal information requirements from the CAC nor any other PRC authorities for ours and our subsidiary’s operations in Hong Kong, we are subject to a variety of laws and other obligations regarding data privacy and protection in Hong Kong.

In particular, the Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong) (“PDPO”) imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest. The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “DPP”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfilment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commission to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Commissioner may provide legal assistance to the aggrieved data subjects if the Commissioner deems fit to do so.

We believe that we have been in compliance with the data privacy and personal information requirements of the PDPO. Moreover, we do not expect to be subject to any cybersecurity review by Hong Kong and PRC government authorities for this offering. However, if we or our subsidiary conducting business operations in Hong Kong have violated certain provisions of the PDPO, we could face significant civil penalties and/or criminal prosecution, which could adversely affect our business, financial condition, and results of operations.

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The future development of national security laws and regulations in Hong Kong could materially impact our business by possibly triggering sanctions and other measures which can cause economic harm to our business.

On May 28, 2020, the National People’s Congress of the PRC approved a proposal to impose a new national security law for Hong Kong and authorized the Standing Committee of the National People’s Congress to work out the details of the legislation to be implemented in Hong Kong (“Decision”). The Decision states that the new law will target secession, subversion of state power, terrorism activities, and foreign interference. The stated objective of the Decision is to protect the national security of the PRC as a whole (including Hong Kong and Macau) and is not intended to have a direct commercial impact on economic activities. On June 30, 2020, the Standing Committee of the National People’s Congress passed the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region (“Hong Kong National Security Law”). Later that same day, Hong Kong’s Chief Executive promulgated the law in Hong Kong. Among other provisions, the law criminalizes acts of secession, subversion, terrorism, and collusion in Hong Kong.

On July 14, 2020, former U.S. President Donald Trump signed the Hong Kong Autonomy Act (“HKAA”) into law, authorizing the U.S. administration to impose blocking sanctions on individuals and entities determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including former and current Chief Executives of the HKSAR, Carrie Lam and John Lee, respectively. On October 14, 2020, the U.S. State Department submitted the report required under the HKAA to relevant congressional committees, identifying individuals materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct significant transactions with foreign persons sanctioned under this authority. The imposition of such sanctions may directly affect foreign companies, investments, financial institutions, and any third parties or customers dealing with sanctioned entities.

On March 19, 2024, the Legislative Council of Hong Kong passed the Safeguarding National Security Bill. The corresponding legislation, the Safeguarding National Security Ordinance (“Security Ordinance”), took effect in Hong Kong on March 23, 2024. According to the Hong Kong Government, the Security Ordinance, together with the Hong Kong National Security Law, forms a comprehensive legal system for safeguarding national security in Hong Kong. This framework is intended to ensure the resolute, full, and faithful implementation of the “one country, two systems” policy.

It is difficult to predict the full impact of the Hong Kong National Security Law and the HKAA on Hong Kong and the companies operating there. If our Hong Kong subsidiary, which represent substantially all of our business, are found to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position, and results of operations could be materially and adversely affected. Furthermore, we cannot rule out the possibility that the implementation of the Security Ordinance may trigger additional sanctions or penalties by foreign governments, potentially causing economic and other hardships for Hong Kong, including for companies like us that operate there. It is also challenging to predict the impact, if any, that the implementation of the national security laws will have on our business, as such impacts will depend on future developments, which remain highly uncertain and unpredictable.

There are political risks associated with conducting business in Hong Kong.

All of our business and operations are in Hong Kong. During the period covered by the financial information incorporated by reference into and included in this prospectus, we derive all of our revenue from operations in Hong Kong. Accordingly, the business operations and financial conditions of our subsidiary will be affected by the political and legal developments in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance, or disobedience, as well as significant natural disasters, may affect the market and may adversely affect our operations. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations, and financial condition.

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Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the political arrangement between the PRC and Hong Kong and the economic, political, and legal environment in Hong Kong in the future. Since all of our operations are based in Hong Kong, any change of such political arrangements may pose an adverse impact on the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Based on certain recent developments including the Hong Kong National Security Law that was passed in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and President Trump issued an executive order and signed into law the HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S., mainland China, and Hong Kong, which could potentially harm our business. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Class A Ordinary Shares could be adversely affected.

Because our business is conducted in U.S. dollars and Hong Kong dollars and the price of our Class A Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

Since our business is conducted by ourself and subsidiary in Hong Kong, our books and records are maintained in U.S. dollars and Hong Kong dollars, which is the currency of Hong Kong, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the Hong Kong dollar and the U.S. dollar affect the value of our assets and the results of our operations in United States dollars. The value of the Hong Kong dollar against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the United States. Any significant revaluation of the Hong Kong dollar may materially and adversely affect our cash flows, revenue, and financial condition. Further, our Class A Ordinary Shares offered by this prospectus are denominated in United States dollars, we will need to convert the net proceeds we receive into Hong Kong dollars in order to use the funds for our business. Changes in the conversion rate between the United States dollar and the Hong Kong dollar will affect that amount of proceeds we will have available for our business.

Since 1983, Hong Kong dollars have been pegged to U.S. dollars at the rate of approximately HK$7.80 to US$1.00. We cannot assure you that this policy will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would in turn adversely affect the operations and profitability of our business.

The Hong Kong legal system embodies uncertainties which could limit the legal protections available to the subsidiary.

Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current principles and policies regarding Hong Kong will remain unchanged for 50 years. Hong Kong has enjoyed the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and customs operations, and its independent judiciary system. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong under the United States-Hong Kong Policy Act of 1992. This includes special treatment in areas including but not limited to customs tariffs, export controls, immigration, foreign investment, and extradition. The suspension or elimination of Hong Kong’s preferential treatment and continued tension between the United States and the PRC could potentially impact Hong Kong’s common law legal system and may, in turn, bring about uncertainty in, for example, the enforcement of our contractual rights. This could materially and adversely affect our business and operations. We cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

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The PRC government may exert significant oversight and control over offerings conducted overseas and/or foreign investment in Hong Kong-based issuers, which could result in a material adverse change in our operations and cause the value of our Class A Ordinary Shares to significantly decline or become worthless.

Although all of our operations are conducted in Hong Kong, we face significant risks and uncertainties due to the PRC government’s authority and potential to influence our business. The PRC government may intervene in or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in Hong Kong-based issuers. Any such action could result in a material change in our operations and/or the value of the securities we are registering for sale.

We are aware that the PRC government has recently initiated a series of regulatory actions and statements to regulate business operations in China, including those related to data security, anti-monopoly, and supervision over companies listed overseas. While these actions have not been targeted at our company to date, the PRC government’s oversight could expand to Hong Kong-based companies like ours. Any future actions by the Chinese government to exert more oversight and control over offerings conducted overseas by, or foreign investment in, Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

It remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to Hong Kong companies including our Operating Subsidiary in the future. The PRC government may also exert significant oversight over our operations in Hong Kong, which could result in material change in our operations and/or value of our Class A Ordinary Shares. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiary. Any actions taken by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

All of our operations are in Hong Kong. However, due to the long-arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business of our subsidiary and may intervene or influence our operations, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Our subsidiary in Hong Kong may be subject to laws and regulations of Mainland China, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Class A Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of laws of Mainland China may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the Mainland China legal and regulatory system cannot be certain.

We operate our business in Hong Kong. Hong Kong is a Special Administrative Region of China. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities and our business, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares.

Due to long-arm provisions under the current Mainland China laws and regulations, there remains regulatory and regulatory uncertainty with respect to the implementation of laws and regulations of Mainland China in Hong Kong. As a result, there is no guarantee that the PRC government may not choose to implement the laws of Mainland China to Hong Kong and exercise significant direct influence and discretion over our operations in the future and, it will not have a material adverse impact on our business, financial condition and results of operations, due to changes in laws, political environment or other unforeseeable reasons.

In the event that we or our subsidiary were to become subject to the laws and regulations of mainland China, the legal and operational risks associated in mainland China also applies to our operations in Hong Kong, and we face the risks and uncertainties associated with the legal system in the mainland China, complex and evolving mainland China laws and regulations, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like us, given the substantial operations of our subsidiary in Hong Kong and the PRC government may exercise significant oversight over the conduct of business in Hong Kong.

The laws and regulations in mainland China are evolving, and their enactment timetable, interpretation, enforcement, and implementation involve significant uncertainties and may change quickly with little advance notice, along with the risk that the PRC government may intervene or influence our subsidiary’s operations at any time could result in a material change in our operations and/or the value of our securities. Moreover, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with clients in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

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The laws, regulations, and other government directives in mainland China may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention;

●	cause devaluation of our securities or delisting; and,

●	subject us to remedies, administrative penalties, and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business operations.

We are aware that recently the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We have no operations in Mainland China. We are located, and operate in Hong Kong, a special administrative region of the PRC. Based on our understanding of the PRC laws and regulations currently in effect as of the date of this prospectus, as we are located in Hong Kong, we are not currently required to obtain permission from the PRC government to list on a U.S. securities exchange and consummate this offering. However, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange outside of the PRC, or even when such permission is obtained, it will not be subsequently denied or rescinded. The PRC government may intervene or influence our operations at any time or may exert control over offerings conducted overseas and foreign investment in Hong Kong-based issuers, which may result in a material change in our operations and/or the value of our Class A Ordinary Shares. For example, there is currently no restriction or limitation under the laws of Hong Kong on the conversion of HK dollar into foreign currencies and the transfer of currencies out of Hong Kong and the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between the ultimate holding company and the subsidiary in Hong Kong. However, the Chinese government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Class A Ordinary Shares, potentially rendering it worthless.

Any actions by the PRC government to exert more oversight and control over offerings (including businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

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While we believe that we and our subsidiary are currently not required to obtain permissions or approvals from Mainland China authorities for our business operations and/or the listing and offering of our securities, we cannot assure you that we or our subsidiary will be able to obtain all such permissions or approvals if they are nevertheless required.

We are aware that the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland-China-based companies listed overseas using VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

For example, on June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On December 28, 2021, the CAC and other PRC authorities promulgated the Cybersecurity Review Measures, which took effect on February 15, 2022. In addition, the Cybersecurity Law, which was adopted by the Standing Committee of the National People’s Congress on November 7, 2016 and came into force on June 1, 2017, and the Cybersecurity Review Measures, provide that personal information and important data collected and generated by a CIIO, in the course of its operations in Mainland China must be stored in Mainland China, and if a CIIO purchases internet products and services that affect or may affect national security, it should be subject to national security review by the CAC together with competent departments of the State Council. In addition, for CIIOs that purchase network-related products and services, the CIIOs shall declare any network-related product or service that affects or may affect national security to the Office of Cybersecurity Review of the CAC for cybersecurity review. Due to the lack of further interpretations, the exact scope of what constitutes a “CIIO” remains unclear. Further, the PRC government authorities may have wide discretion in the interpretation and enforcement of these laws. In addition, the Cybersecurity Review Measures stipulates that any online platform operators holding more than one million users/users’ individual information shall be subject to cybersecurity review before listing abroad. As of the date of this prospectus, we have not received any notice from any authorities identifying us as a CIIO or requiring us to undertake a cybersecurity review by the CAC. Further, as of the date of this prospectus, we have not been subject to any penalties, fines, suspensions, investigations from any competent authorities for violation of the regulations or policies that have been issued by the CAC.

In addition, on December 24, 2021, the CSRC issued the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures”), collectively, the Draft Rules Regarding Overseas Listings. The Draft Rules Regarding Overseas Listing aim to lay out the filing regulation arrangement for both direct and indirect overseas listing and clarify the determination criteria for indirect overseas listing in overseas markets. According to the Draft Rules Regarding Overseas Listings, among other things, after making initial applications with overseas stock markets for initial public offerings or listings, all Mainland-China-based companies shall file with the CSRC within three working days.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures, which came into effect on March 31, 2023. Compared to the Draft Filing Measures, the Trial Administrative Measures further clarified and emphasized that the comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in Mainland China, or its main places of business are located in Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in Mainland China. Furthermore, the Trial Administrative Measures and its supporting guidelines provide a negative list of types of issuers banned from listing overseas, the issuers’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

As the Trial Administrative Measures are newly issued, there remains uncertainty as to how it will be interpreted or implemented. Therefore, we cannot assure you that when we are subject to such filing requirements, we will be able to get clearance from the CSRC in a timely manner, or at all, even though we believe that none of the situations that would clearly prohibit overseas listing and offering applies to us.

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In the opinion of our PRC counsel, Jiangsu Junjin law Firm, as of the date of this prospectus, we are not required to obtain regulatory approval from the CSRC or go through the filing procedures under the Trial Administrative Measures because (i) we are headquartered in Hong Kong, with our officers and all members of the board of directors based in Hong Kong who are not Mainland China citizens; (ii) we do not, directly or indirectly, own or control any entity or subsidiary in Mainland China, nor are us controlled by any Mainland Chinese company or individual directly or indirectly; (iii) we only operate in Hong Kong and none of our business activities are conducted in Mainland China, and we have not generated revenues or profits from Mainland China in the most recent accounting year accounts for more than 50% of the corresponding figure in our audited consolidated financial statements for the fiscal years ended April 30, 2025 and 2024; (iv) we currently do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a VIE structure with any entity in Mainland China; (v) pursuant to the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). In addition, in the opinion of our PRC counsel, Jiangsu Junjin Law Firm, as of the date of this prospectus, we are not subject to the cybersecurity review by the CAC over data security and our offering because our only subsidiary is a Hong Kong company, and we do not have operations in Mainland China.

While we has no current operations in Mainland China, should we have any future operations in Mainland China, these regulatory agencies may also impose fines and penalties on our operations in China, as well as limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Class A Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Class A Ordinary Shares. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC. As a result, our Class A Ordinary Shares may decline in value dramatically or even become worthless should we become subject to new requirements to obtain permission from the PRC government to issue our Class A Ordinary Shares in the future.

Since these proposed rules, statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares, cause significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations, and cause Class A Ordinary Shares to significantly decline in value or become worthless.

We may become subject to a variety of PRC laws and other obligations regarding M&A Rules, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (“M&A Rules”), adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of domestic companies in Mainland China and controlled by companies or individuals of Mainland China to obtain the approval of the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

As of the date of this prospectus, we have no subsidiary, VIE structure or any direct operations in Mainland China, nor do we intend to have any subsidiary or VIE structure or to acquire any equity interests in any domestic companies in mainland China, and we are not controlled by any companies or individuals of mainland China. Further, we are headquartered in Hong Kong, with all members of the board of directors of Barentsz Capital Limited being based in Hong Kong and not mainland China citizens and all of our revenues and profits are generated by us in BVI and Hong Kong. Moreover, pursuant to the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Therefore, based on our understanding of the PRC laws and regulations currently in effect, as of the date of this prospectus, the CSRC’s approval is not required for the listing and trading of our Class A Ordinary Shares in the U.S. exchange as provided under the M&A Rules, and we would not be subject to filing requirements with the CSRC as provided under the Trial Measures.

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As of the date of this prospectus, we are advised by our Hong Kong counsel, P.Y. CHEUNG & CO. SOLICITORS, that we are not required to obtain permission or approval from Hong Kong authorities to list in the United States and to offer the securities being registered to foreign investors provided that the offering activities are conducted outside of Hong Kong. No such permissions or approvals have been applied for by us and/or our subsidiary, nor have any been denied by the relevant authorities. As of the date of this prospectus, we do not require any additional permissions or approvals from the Hong Kong authorities to operate our business. As advised by our Hong Kong counsel, P. Y. CHEUNG & CO. SOLICITORS, we have obtained all requisite permissions and approvals from the Hong Kong authorities necessary to operate in Hong Kong, including, but not limited to, our business registration certificate. However, we have been advised by our Hong Kong counsel, P. Y. CHEUNG & CO. SOLICITORS, that uncertainties remain due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future. Should there be any change in applicable laws, regulations, or interpretations, and we or our subsidiary are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations.

As advised by our PRC Counsel, Jiangsu Junjin law Firm, based on the PRC laws, rules and regulations as of the date of this prospectus, (i) we are not required to submit an application to the CSRC for its approval of this offering and the listing and trading of our Class A Ordinary Shares on Nasdaq under the M&A Rules; (ii) we are not required to conduct filing with or obtain the approval from the CSRC or other relevant PRC authorities for the listing and trading of our securities on Nasdaq under the Trial Administrative Measures; (iii) there were no policies adopted by the PRC government to impose restrictions on our industry that materially impact our business, financial conditions or results of operations; (iv) we are not subject to cybersecurity review by the CAC or any other PRC authorities for this offering; (v) we are not required to obtain any regulatory approval regarding the data privacy and personal information requirements from any PRC authorities for our businesses and operations; and (vi) the Data Security Law is not applicable to us. Hence, based on the foregoing, since we are not subject to the regulations or policies issued by the CSRC to date, we believe that we are currently not required to be compliant with such regulations and policies issued by the CSRC as of the date of this prospectus. Further, as of the date of this prospectus, neither we nor our subsidiary have ever applied for any such permission or approval, as we currently are not subject to the M&A Rules. However, if we or our subsidiary (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) if applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the CAC or other regulatory agencies. These regulatory agencies may impose fines and penalties on our operations, limit our ability to pay dividends, delay or restrict the repatriation of the proceeds from this offering, or take other actions that could have a material adverse effect on our business, financial condition, and results of operations. Any such action could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares, and as a result, our Class A Ordinary Shares may decline in value dramatically or even become worthless.

It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within the territory of the PRC, including Hong Kong.

There is currently no arrangement for the reciprocal enforcement of judgments between Hong Kong and the United States. However, a judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong under common law by bringing an action in a Hong Kong based court on that judgment for the amount due thereunder, and subsequently seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment meets various conditions. See “Enforceability of Civil Liabilities” on page 101. Moreover, all of our assets are located outside the United States. In addition, all our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce judgments obtained in United States courts against them or against us, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

Shareholder claims or regulatory investigations that are common in the United States are generally difficult to pursue as a matter of law or practicality in Mainland China. For example, in Mainland China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside Mainland China. Although the authorities in Mainland China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of Mainland China. While detailed interpretation of or implementation rules under the same article have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigations or evidence collection activities within Mainland China may further increase difficulties faced by you in protecting your interests.

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Our principal business operation is conducted in Hong Kong. In the event that the U.S. regulators carry out an investigation on us and there is a need to conduct such investigation or collect evidence within the territory of the PRC, the U.S. regulators may not be able to carry out such investigation or evidence collection directly in the PRC under the PRC laws. The U.S. regulators may, in the future, consider cross-border cooperation with a securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or regulatory cooperation mechanism established with the securities regulatory authority of the PRC. Additionally, the SFC is a signatory to the International Organization of Securities Commissions Multilateral Memorandum of Understanding, which provides for mutual investigatory and other assistance and exchange of information between securities regulators around the world, including the SEC. This is also reflected in section 186 of the SFO which empowers the SFC to exercise its investigatory powers to obtain information and documents requested by non-Hong Kong regulators, and section 378 of the SFO which allows the SFC to share confidential information and documents in its possession with such regulators. However, there is no assurance that such cooperation will materialize, or if it does, whether it will adequately address any efforts to investigate or collect evidence to the extent that may be sought by U.S. regulators.

You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws.

Currently, our operations are conducted outside the United States, and all of our assets are located outside the United States. All our directors and officers are Hong Kong citizens or residents and a substantial portion of their assets are located outside the United States. You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus, as judgments entered in the United States can be enforced in Hong Kong only at common law. If you want to enforce a judgment of the United States in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts.

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, our principal place of business.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and they could have a material adverse effect on us and our customers, our suppliers, and our other business partners. International trade disputes could result in tariffs and other protectionist measures that may materially and adversely affect our business.

Tariffs could increase the cost of the services and products, which could affect our customers’ investment decisions. In addition, political uncertainty surrounding international trade disputes and the potential of their escalation to trade war and global recession could have a negative effect on our customers’ confidence, which could materially and adversely affect our business. We may also have access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or the PRC that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our customers, and we cannot assure whether such actions will occur or the form that they may take.

USE OF PROCEEDS

Based upon an assumed initial public offering price of US$4 per Class A Ordinary Share, we estimate that we will receive net proceeds from this offering of approximately $3.9 million, after deducting underwriting discounts and estimated offering expenses payable by us. A US$1.00 increase (decrease) in the assumed initial public offering price of US$4 per Class A Ordinary Share would increase (decrease) the net proceeds to us from this offering by US$1.16 million, assuming the underwriters do not exercise their over-allotment option to purchase additional Class A Ordinary Shares and the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated expenses payable by us.

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We plan to use the net proceeds of this offering in the following order of priority:

●	Business Expansion & Innovation – Approximately US$1.18 million (30%) will be dedicated to strengthening and expanding our consulting business, including: (i) talent acquisition, training and development; (ii) technological infrastructure to drive business innovation; and (iii) research and development of new products and services;
●	Market Growth & Brand Development – Approximately US$1.18 million (30%) will be allocated to: (i) brand building and targeted marketing initiatives; and (ii) geographic expansion, with a focus on [Southeast Asia, North America] and other strategic regions;
●	Strategic Acquisitions – Approximately US$1.18 million (30%) may be used for potential acquisitions of, or investments in, businesses, products, or technologies that are complementary to our existing strategic and management consulting and technology consulting and software development services, although we have not identified any specific acquisition targets and have no definitive agreements or commitments for any such transactions; and
●	General Corporate Purposes – The remaining US$0.39 million (10%) will be reserved for general working capital and other corporate needs.

The foregoing application of the net proceeds from this offering represents our current intentions based upon our present plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the amount of cash generated by our operations, the progress of our business development, and the execution of our business strategies. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering. We reserve the right to change the use of proceeds if management determines that it is in our best interests to do so.

In the event that our actual net proceeds are less than the amount we expect to receive, we will fund the purposes in the order of priority listed above. Accordingly, if we receive less than the maximum proceeds, we would expect to first reduce the amount allocated to general corporate purposes, followed by strategic acquisitions, market growth, and finally, business expansion and innovation. If our net proceeds are not sufficient to fund our intended purposes, we may also need to seek additional capital through equity or debt financing, and we cannot assure you that we will be able to obtain such financing on terms acceptable to us, or at all.

Pending deployment of the net proceeds for the uses described above, the funds may be placed in short-term deposits with financial institutions or used to invest in short-term money market instruments.

DIVIDEND POLICY

During the year ended April 30, 2025, the net cash flow from operating activities of Barentsz Capital Limited was US$705,865. In the same fiscal year, Barentsz Capital Limited declared and paid dividends in the aggregate amount of US$580,000, representing US$11.6 per share, to the shareholders of the Company. On May 6, 2025, Barentsz Capital Limited made an additional dividend payment of US$300,000 to the shareholders of the Company registered.

We have no present plans to distribute any cash dividends on our Class A Ordinary Shares in the foreseeable future following this offering. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay indebtedness and, therefore, we do not anticipate paying any cash dividends in the foreseeable future. Additionally, our ability to pay dividends on our Class A Ordinary Shares is limited by various factors such as our future financial performance and bank covenants. Any future determination to pay dividends will be at the discretion of our Board of Directors, subject to compliance with covenants in current and future agreements governing our and our subsidiary’s indebtedness, and will depend on our results of operations, financial condition, capital requirements and other factors that our Board of Directors may deem relevant.

The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable BVI laws regarding solvency. Our board of directors will take into account general economic and business conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and other implications on the payment of dividends by us to our shareholders or by our subsidiary to us, and such other factors as our board of directors may deem relevant. In addition, our shareholders may by resolution of shareholders declare a dividend, but no dividend may exceed the amount recommended by our board of directors.

Subject to the BVI Act and our amended and restated memorandum and articles of association, our board of directors may by resolution, authorize a distribution (which includes a dividend) by our Company to our shareholders if our board of directors is satisfied, on reasonable grounds, that immediately after the distribution the Company will satisfy the solvency test, that is: (a) the Company will be able to pay its debts as they fall due; and (b) the value of the Company’s assets exceeds its liabilities. No dividend shall bear interest as against the Company and no dividend shall be paid on treasury share.

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CORPORATE HISTORY AND STRUCTURE

Before the Reorganization

Barentsz Capital Limited is a BVI business company with limited liability incorporated in the British Virgin Islands on March 30, 2023. Upon its incorporation, its shares were held by Mr. WEI Xiao and Mr. WANG Huangji, each holding 50%. As of 11 April 2023, Wei Xiao and Wang Huangji each held 50% of Barentsz Capital Limited’s then total issued shares. Barentsz Capital Limited conducts its operations in Hong Kong by itself and through its then operating subsidiaries, Barentsz HK and Premier ESG. Barentsz HK was established under the Hong Kong laws on May 4, 2023, with Barentsz Capital Limited as its sole initial shareholder. Premier ESG was established under the Hong Kong laws on August 26, 2024, with Barentsz Capital Limited holding 51% of its equity, and the other 49% of its equity is held by Premier Advisory Services Limited, an entity in which Mr. Lee Yee Tak, a director of our subsidiary, holds a 40% equity interest and serves as the sole director. The equity structure of Barentsz Capital Limited prior to the reorganization, which is detailed in the next section, is illustrated in the diagram below.

WEI Xiao
WANG Huangji
50%
50%
Premier Advisory Services Limited
(Minority Shareholder)
Barentsz Capital Limited (BVI)
(Issuer & Holding Company in which investors purchase shares)
(Conducts certain operational activities)
49%
51%
100%
100%
Premier ESG Services Limited (HK)
(Conducts certain operational activities)
Barentsz Assets Management Limited (HK)
(Conducts certain operational activities)
Inside The Group
Independent from The Group

The Reorganization

In preparation for this offering, we undertook a corporate reorganization to streamline our structure. The Reorganization consisted of two primary steps: the disposal of a former subsidiary and the restructuring of the Company’s shareholdings.

Disposal of Barentsz HK

To streamline our business focus for this offering, on May 23, 2025, the Company transferred its entire equity interest in Barentsz HK to Barentsz Investments Limited. On May 22, 2025, the Barentsz Investments Limited acquired the approval to become a substantial shareholder of Barentsz HK from the Securities and Futures Commission (“SFC”). On May 23, 2025, the Company transferred all outstanding and issued shares of Barentsz HK to Barentsz Investments Limited. This was a transaction between entities under common control, as Barentsz Investments Limited is an entity also controlled by our controlling shareholders. The transfer was structured to remove Barentsz HK and its business from the listing group.

From an accounting perspective, the transfer was treated as a distribution to the Company’s shareholders at its historical carrying value. As such, no gain or loss was recognized on the disposal in our consolidated statement of operations. The net assets of Barentsz HK at the date of disposal were $0.2 million, and this amount was recorded as a direct reduction in our consolidated equity. Upon completion of this transaction, Barentsz HK became a wholly-owned subsidiary of Barentsz Investments Limited. Consequently, Barentsz HK ceased to be a subsidiary of the Company and its financial results are not included in our consolidated financial statements presented in this prospectus.

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WEI Xiao
WANG Huangji
50%
50%
Premier Advisory Services Limited
(Minority Shareholder)
Barentsz Capital Limited (BVI)
(Issuer & Holding Company in which investors purchase shares)
(Conducts certain operational activities)
49%
51%
Premier ESG Services Limited (HK)
(Conducts certain operational activities)
Inside The Group
Independent from The Group

Restructuring of the Company’s Shareholding

Concurrently with the disposal of Barentsz HK, the shareholding of the Company itself was restructured. Through a series of share transfer transactions, Mr. WANG Huangji transferred a portion of his shares and nine new individual shareholders acquired equity interests in the Company.

On July 16, 2025, the Company adopted written resolutions and approved the issuance of 10,998,000 shares of Class B Ordinary Shares to Mr. WEI Xiao and 9,002,000 Class A Ordinary Shares to Mr. WANG Huangji and the nine new individual shareholders, with a nominal value of $0.00001 per share. As a result of this restructuring, the ownership of the Company was reconfigured. As of the date of this prospectus, Mr. WEI Xiao holds 54.99% of the equity interest in the Company and is our controlling shareholder. The remaining 45.01% is held collectively by Mr. WANG Huangji and the nine new individual shareholders (together referred to as the “other individual shareholders”), with each of these ten individuals holding no more than 5% of the total shares.

The following diagrams illustrate our corporate structure as of the date of this prospectus and upon the completion of this offering, based on a proposed number of 10,252,000 Class A Ordinary Shares, assuming no exercise of the underwriters’ over-allotment option:

As of the date of this prospectus

Holder of Class B Ordinary Shares
Holder of Class A Ordinary Shares
WEI Xiao
Shareholding Percentage 54.99%
Voting Power Percentage 96.07%
Other individual shareholders
Shareholding Percentage 45.01%
Voting Power Percentage 3.93%
Premier Advisory Services Limited
(Minority Shareholder)
Barentsz Capital Limited (BVI)
(Issuer & Holding Company in which investors purchase shares)
(Conducts certain operational activities)
49%
51%
Premier ESG Services Limited (HK)
(Conducts certain operational activities)
Inside The Group
Independent from The Group

Upon the completion of this offering (assuming no exercise of the underwriters’ over-allotment option)

Upon the completion of this offering (assuming full exercise of the underwriters’ over-allotment option)

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CAPITALIZATION

The following tables set forth our capitalization as of April 30, 2025:

●	on an actual basis; and

●	on a pro forma as adjusted basis to reflect the issuance and sale of 1,250,000 Class A Ordinary Shares at an assumed initial public offer price of $4.00 per share after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

	As of April 30, 2025
	Actual	Pro Forma As Adjusted
	US$	US$
Indebtedness:
Short-term debts owed to related parties and lease liabilities	148,704	148,704
Long-term lease liabilities	18,606	18,606
Total Indebtedness:	167,310	167,310
Shareholders’ Equity:
Class A Ordinary Share of US$0.00001 par value each, 4,950,000,000 shares authorized; 9,002,000 shares issued and outstanding(1)	90	103
Class B Ordinary Share of US$0.00001 par value each, 50,000,000 shares authorized; 10,998,000 shares issued and outstanding(2)	110	110
Additional paid-in capital	49,800	4,000,047
Retained earnings	365,618	365,618
Accumulated other comprehensive income	220	220
Total Shareholders’ Equity attributable to Barentsz Capital Limited	415,838	4,366,098

Total Capitalization	583,148	4,533,408

(1)	Represents 9,002,000 Class A Ordinary Shares issued and outstanding following the share reorganization on July 16, 2025. See footnote (3) below.
(2)	Represents 10,998,000 Class B Ordinary Shares issued and outstanding following the share reorganization on July 16, 2025. See footnote (3) below.
(3)	The “Actual” column is derived from our audited consolidated balance sheet as of April 30, 2025, and has been adjusted to reflect the share reorganization that occurred on July 16, 2025. On that date, our then-existing 50,000 ordinary shares with a par value of US$1.00 each were reorganized and re-designated into 9,002,000 Class A Ordinary Shares and 10,998,000 Class B Ordinary Shares, each with a par value of US$0.00001. This resulted in a reclassification of US$49,800 from share capital to additional paid-in capital. The total shareholders’ equity remains unchanged by this event.
(4)

Reflects the sale of 1,250,000 Class A Ordinary Shares in this offering (excluding any over-allotment shares that may be sold pursuant to the over-allotment option) at an assumed initial public offering price of US$4.00 per share, and after deducting the estimated underwriting discounts, non-accountable expense allowance, and other estimated offering expenses (including accountable expenses) payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts, non-accountable expense allowance, and other estimated offering expenses (including accountable expenses) payable by us. We estimate that such net proceeds will be approximately US$3.9 million.

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DILUTION

If you invest in our Class A Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per share and our net tangible book value per share after this offering. Dilution results from the fact that the initial public Offer Price per Share is substantially in excess of the net tangible book value per Ordinary Shares.

Net tangible book value represents the amount of our total consolidated tangible assets, less our total consolidated liabilities. Our net tangible book value as of April-30, 2025 was US$421,020, or US$0.05 per Class A Ordinary Share.

After giving effect to the issuance and sale of 1,250,000 Class A Ordinary Shares in this offering at an assumed initial public Offer Price of US$4.00 per share (the midpoint of the estimated price range set forth on the cover of this prospectus), and after deducting underwriting discounts and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of April 30, 2025 would have been US$0.43 per outstanding Class A Ordinary Share. This represents an immediate increase in net tangible book value of US$0.44 to existing shareholders and an immediate dilution in net tangible book value of US3.51 per Class A Ordinary Share to investors purchasing shares in this offering. The following table illustrates such dilution:

	Offering without Over-allotment Option	Offering with Full Exercise of Over-allotment Option
Assumed initial public offer price per Class A Ordinary Share	4.00	4.00
Net tangible book value per Class A Ordinary Share as of April 30, 2025	0.05	0.05
Increase in pro forma as adjusted net tangible book value per Ordinary Share attributable to new investors purchasing Class A Ordinary Shares in this Offering	0.44	0.47
Pro forma net tangible book value per Class A Ordinary Share after giving effect to this offering	0.49	0.52
Dilution per Ordinary Share to new investors in this offering	3.51	3.48

The following table summarizes, on a pro forma as adjusted basis as of 1,250,000 the total number of Class A Ordinary Shares purchased from us, the total cash consideration paid to us, and the average price per share paid by existing Shareholders and by investors in this offering. The table below reflects an assumed initial public offering price of US$4.00 per share (the midpoint of the estimated price range set forth on the cover of this prospectus), for shares purchased in this offering and excludes underwriting discounts and commissions and estimated offering expenses payable by us.

	Class A Ordinary Shares Purchased		Total Consideration		Average Price per Share
	Number	%	US$	%	US$
Existing Shareholders	9,002,000	87.8	90	0.00	0.00
Investors in this offering	1,250,000	12.2	5,000,000	100.0	4.00
Total	10,252,000	100.0	5,000,090	100.0	0.49

The dilution information in this section is presented for illustrative purposes only. Our as adjusted net tangible book value following the consummation of this offering is subject to adjustment based on the actual initial public Offer Price of our Class A Ordinary Shares and other terms of this offering determined at pricing.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

Barentsz Capital Limited is a limited liability business company incorporated in the British Virgin Islands on March 30, 2023 and is authorized to issue a maximum of 4,950,000,000 Class A Ordinary Shares with US$0.00001 par value per share and 50,000,000 Class B Ordinary Shares with US$0.00001 par value per share.

The Company’s registered office in the British Virgin Islands is at Unit 8, 3/F., Qwomar Trading Complex, Blackburne Road, Port Purcell, Road Town, Tortola, British Virgin Islands and its principal place of business is situated at Room 903, 9/F., Singga Commercial Centre, 144-151 Connaught Road West, Sai Ying Pun, Hong Kong. The Company and its subsidiary (collectively referred to as the “Company”) offer comprehensive growth consulting services, providing entrepreneurs and corporate clients worldwide with in-depth strategic insights and implementable solutions which principally engages in the provision of consulting services.

We offer comprehensive growth consulting services, providing entrepreneurs and corporate clients worldwide with in-depth strategic insights and implementable solutions. Our mission is to safeguard their interests, foster valuable connections, and drive transformative value creation at every stage of their journey. Backed by extensive resources and a far-reaching international network, we offer end-to-end consulting services designed to address both macro-level strategy and precision execution. From visionary planning to operational excellence, we equip our clients with the tools and expertise needed to navigate complexity, seize opportunities, and achieve scalable, long-term success. Committed to partnership beyond transactions, we stand by our clients as their dedicated ally—aligning with their goals, mitigating risks, and unlocking growth potential. Together, we turn ambition into enduring achievement.

The Company primarily generates revenue through the provision of consulting services. For the fiscal years ended April 30, 2025 and April 30, 2024, our total revenue was approximately $1.47 million and $0.02 million respectively, and our net income attributable to our shareholders was approximately $1.03 million for the fiscal year ended April 30, 2025, and our net loss was approximately $0.09 million for the fiscal year ended April 30, 2024.

We provide integrated comprehensive consulting services, which can be categorized into two core areas that often complement each other to offer integrated solutions to clients.

(1) Strategic and Management Consulting:

●	Service Description: We provide comprehensive strategic planning and management consulting services to help clients address complex business challenges, optimize decision-making, and achieve sustainable growth. This includes assisting enterprises in formulating long-term development strategies, optimizing organizational structures, improving internal operational efficiency, conducting market entry strategy analysis, and advising on mergers and acquisitions.

●	Key Consulting Directions:

○	Strategic and Management Advisory: We assist enterprises in formulating comprehensive development strategies, market entry and growth strategies, optimizing organizational structures and operational processes, improving management effectiveness, and providing professional advice on business expansion and mergers and acquisitions, aimed at enhancing clients’ overall competitiveness.

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○	Industry Consulting: We provide clients with in-depth industry research and analysis services, including market size and growth trends, competitive landscape, technology development pathways, industry chain analysis, and policy and regulation interpretation. Through profound insights into specific industries, we help clients identify market opportunities, mitigate risks, and formulate targeted industry development strategies.

○	ESG Consulting: We offer clients professional consulting on Environmental, Social, and Governance (“ESG”) strategies. This includes assisting enterprises in assessing ESG risks and opportunities, formulating sustainable development strategies, improving ESG performance, establishing sound ESG management systems and disclosure mechanisms to meet increasing regulatory requirements and investor expectations, thereby enhancing enterprises’ long-term value and social responsibility image.

●	Service Value: By providing professional insights and actionable recommendations, we help clients achieve strategic goals, enhance market competitiveness, and optimize capital structures.

(2) Technology Consulting and Software Development (“TCSD”):

●	Service Description: We deeply integrate advanced technological capabilities into our consulting services, aiming to empower clients’ business transformation and efficiency enhancement through technological means. Our consulting services may involve evaluating clients’ existing technology foundations, providing digital transformation strategy recommendations, and designing, developing, and deploying customized software tools or systems to facilitate the implementation of consulting solutions. For example, we may assist clients in developing customized analytical tools to support their strategic decision-making, or plan and implement automation systems to improve operational efficiency or develop software for specific management or data analysis.

●	Key Development Projects:

○	Capital Market Sentiment Monitoring System: Used for real-time tracking and analysis of capital market-related information, assisting clients in investment decision-making and risk management.

○	ESG Rating and Management System: Assists enterprises in evaluating and improving their environmental, social, and corporate governance performance to meet increasing ESG requirements.

●	Technological Advantages: Our development team possesses profound technical expertise, capable of transforming complex business logic into efficient and stable software systems.

●	Service Value: Bridging business strategy with cutting-edge technology and delivering end-to-end digital transformation solutions that drive operational efficiency, data-driven decision-making, and competitive agility.

Key factors affecting operating results

We believe the following key factors may affect our results of operations:

Economic conditions in Hong Kong

Our operations are located in Hong Kong. Accordingly, our results of operations and prospects are highly influenced by any material deterioration in the financial and economic conditions of the capital market in Hong Kong. It may directly affect the demand for our services, our pricing strategies, the level of our business activities and consequently our revenue derived therefrom. This may materially and adversely affect our financial condition and results of operations.

Ability of our Group to stay competitive in the market

The sustainability of our revenue and net income will depend upon our ability to remain competitive in the equity capital market and to obtain new customers on a consistent basis. Our key competitive advantage is our team’s expertise and business network. Our key managements are professional and expertise in the equity capital markets, regulatory compliance, and corporate advisory services allow us to provide high-value, tailored solutions to clients. Also, our experienced team has built a strong network of corporate clients which provides a steady pipeline of business opportunities. Competitors without such connections and networks may spend much time on marketing and business development.

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As the Hong Kong economy continues to grow and expand demand for professional corporate services, it is anticipated that recruitment and retention of capable persons may directly affect our ability to maintain our competitiveness in the market. In addition, there are relatively low entry barrier and obstacles in professional corporate services and it is anticipated that we may face keen competition with market rivals and may lead to decrease in our profit margin as a result of price competition.

Our ability to maintain our major customers

For the year ended April 30, 2025, approximately 86.85% of our total revenues were generated by our top five customers, and for the year ended April 30, 2024, all of our total revenues came from a single customer. There are no any known trends and uncertainties related to these customers that are reasonably likely to have a material effect on the financial results due to the non-recurring nature of the revenue from these projects.   Revenue from these customers is not expected to recur after completion of these projects. Our engagements with these customers are project-based and non-recurring in nature. Accordingly, revenue from these specific projects is not expected to recur after their completion. Our future operating results are therefore highly dependent on our ability to continuously secure new clients and new projects. While we strive to leverage our relationships with existing clients to secure new, distinct follow-on engagements and generate referrals, there is no assurance that we will be successful in doing so. The timing and size of new projects are inherently uncertain. If we are unable to continuously secure new sizable mandates, or if the market conditions become unfavorable, our business and the results of operations may be materially and adversely affected.

Our businesses heavily depend on our key management

Our performance and success are, to a certain extent, attributable to the extensive industry knowledge and experience of our key management. Our continued success is dependent, to a large extent, on the ability to attract and retain the services of the key management team. We may not be able to retain the services of our directors or other key personnel, or attract and retain high-quality personnel in the future. If any of our key personnel departs from us, and we are not able to recruit a suitable replacement with comparable experience to join us on a timely basis, our business, operations and financial conditions may be materially and adversely affected.

Results of Operations

For the years ended April 30, 2025 and 2024

The following table sets forth the consolidated results of our operations for the year ended April 30, 2025 and 2024, respectively:

	2025	2024
	US$	US$
Revenue	1,472,590	24,359
Cost of revenue	(199,074)	(12,500)
Gross profit	1,273,516	11,859
Operating expenses:
Administrative expenses	(137,421)	(100,287)
Operating income	1,136,095	(88,428)
Other income/(expense):
Interest expenses	(903)	-
Other income	12,756	1,248
Total Other income/(loss):	11,853	1,248
Income/(loss) before tax	1,147,948	(87,180)
Income tax expense	(109,968)	-
Net income/(loss)	1,037,980	(87,180)

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Revenue

The following table presents revenues for the years ended April 30, 2025and 2024, respectively:

	2025	2024
	US$	US$
Consultancy income	1,472,590	24,359

Our revenue increased by $1,448,231 or 5,945%, from $24,359 for the year ended April 30, 2024 to $1,472,590 for the year ended April 30, 2025, primarily due to the increase in our revenue derived from our consultancy income. The increase was primarily attributable to (i) securing five new major customers, contributing 86.85% of our total revenue during the year ended April 30, 2025 and (ii) our increased ability and capacity to process more projects as a result of our investment in our human capital devoted to research and development.

The contract period of our consulting services projects was generally within six months after signing the contract, which remains unchanged during the two years ended April 30, 2025 and 2024.

Cost of revenue

The following table presents cost of services for the years ended April 30, 2025 and 2024, respectively:

	2025	2024
	US$	US$
Employee benefits expense
- Salaries and related costs	193,526	12,500
- Defined contribution plan	4,551	-
Other costs	997	-
	199,074	12,500

Our cost of revenue mainly represented our staff costs including salaries, bonuses and mandatory provident fund contribution of our directors and employees. We recognized our staff costs under cost of revenue because all of our staff are involved in daily execution of our consulting projects. Our cost of revenue increased by $186,574 from $12,500 for the year ended April 30, 2024 to $199,074 for the year ended April 30, 2025. Such an increase was primarily attributable to the increase in number of staff in direct labor costs in our research and development team from 1 for the year ended April 30, 2024 to 6 for the year ended April 30, 2025.

Gross profit and gross profit margin

For the years ended April 30, 2025 and 2024, our gross profit amounted to $1,273,516 and $11,859, representing gross profit margins of approximately 86.48% and 48.68%, respectively. The increase in gross profit margin in the year ended April 30, 2025 mainly due to the improved scalability and efficiency of our operations, as the increased volume of projects was managed by leveraging our team’s capacity.

Administrative expenses

The following table sets forth the breakdown of our administrative expenses for the years ended April 30, 2025 and 2024, respectively:

	2025	2024
	US$	US$
Employee benefits expense
- Salaries and related costs	58,969	20,493
- Defined contribution plan	305	732
- Staff welfare	178	217
Amortization on right-of-use assets	6,741	-
Legal and professional fee	53,269	75,743
Other expenses	17,959	3,102
	137,421	100,287

Our administrative expenses increased by $37,134 or 37.03% from $100,287 for the year ended April 30, 2024 to $137,421 for the year ended April 30, 2025 which was mainly due to (i) $38,476 increase in employee benefits expense for new administrative hires, (ii)$14,857 increase business development activities and client entertainment events as a result of increase in operating scale and netting off (iii) $22,474 decrease in legal and professional fee as a result of the decrease in using compliance consulting services during the year ended April 30, 2025.

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Interest expenses

For the year ended April 30, 2025, our interest expenses mainly represented the interest on lease liabilities amounted to $887 and overdraft interest expenses amounted to $16, respectively. There was no finance costs for the year ended April 30, 2024.

Other income

For the years ended April 30, 2025 and 2024, our other income amounted to $12,756 and $1,248, respectively. The increase in other income was mainly due to the increase in bank interest income for the year ended April 30, 2025.

Income tax expenses

We are subject to income tax on an entity basis on profit arising in or derived from the jurisdiction in which members of our Group domicile or operate.

British Virgin Islands

Under the current laws of the British Virgin Islands, we are not subject to tax on income or capital gains.

Hong Kong

We are subject to Hong Kong profits tax at a rate of 16.5% for taxable income earned in Hong Kong before April 1, 2018. Starting from the financial year commencing on April 1, 2018, the two-tiered profits tax regime took effect, under which the tax rate is 8.25% for assessable profits on the first HK$2,000,000 (approximately US$257,423) and 16.5% for any assessable profits in excess of HK$2,000,000 (approximately US$257,423).

Our income tax expenses increased by $109,968, from $nil for the year ended April 30, 2024 to $109,968 for the year ended April 30, 2025, which was mainly due to the increase in income before income tax expenses.

Net income and net income margin

For the reasons set out above, our net income increased by $1,125,160, from net loss of $87,180 for the year ended April 30, 2024 to net income $1,037,980 for the year ended April 30, 2025, in compliance with the net income requirement for a listing on the Nasdaq Capital Market. Our net income margin amounted to approximately 70.49% for the year ended April 30, 2025 and net loss margin amounted to approximately 357.90% for the year ended April 30, 2024.

Liquidity and Capital Resources

As of April 30, 2025, we had $386,614 in cash and cash equivalents and net current assets of $392,442. Our principal sources of liquidity have historically been cash generated from operating activities and advances from related parties. We believe that our current cash and cash equivalents, along with the anticipated cash flows from operations, will be sufficient to meet our anticipated cash needs, including our working capital and capital expenditure requirements, for at least the next 12 months from the date of this prospectus.

In the long-term, we plan to fund our liquidity needs through cash flows from operations and the net proceeds from this offering. Our ability to generate adequate amounts of cash depends on our future performance, which is subject to general economic, financial, competitive, and other factors that may be beyond our control.

Management is of the opinion that the working capital is sufficient for the Company’s present requirements. However, if any material adverse changes in our business were to occur, Mr. WEI, our principal shareholder, has agreed to provide financial support to the business to ensure it can meet its obligations as they fall due for at least the next twelve months from the date these consolidated financial statements were issued. This support provides an additional source of liquidity should it be required.

The following table sets forth our current assets and current liabilities as of the dates indicated:

	2025	2024
Current assets:
Cash and cash equivalents	$386,614	$250,944
Account receivables, net	408,600	-
Prepayment and other current assets, net	9,487	-
	$804,701	$250,944
Current liabilities
Accrued expenses and other current liabilities	139,844	71,314
Amount due to related parties	121,985	112,180
Tax payables	109,968	-
Contract liabilities	13,743	104,410
Operating lease liabilities, current portion	26,719	-
	$412,259	$287,904

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Accounts receivable, net

Our accounts receivable mainly represent amounts due from clients for consulting services which are recorded net of allowance for the Company’s expected credit losses, if any.

We generally do not grant formal credit terms to our clients. We usually issue an invoice in respect of consulting services after a pre-defined milestone under the mandate is achieved or upon completion of a consulting service. Payments are required to be made within a reasonable period of time after the issuance of an invoice and are usually settled by cheque or via wire transfer within three   months of the date of invoice.

Our accounts receivable, net increased by $408,600, from nil, as of April 30, 2024 to $408,600 as of April 30, 2025, which was mainly due to our increase in revenue during the year ended April 30, 2025. As of the report date, approximately $208,600, or 51% of the accounts receivable balance as of April 30, 2025 was settled.

Accrued expenses and other current liabilities

Our accruals and other payables mainly represented our accrued expenses, such as administrative expenses and staff costs. Our accruals and other payables increased by $68,530 or 96.1% from $71,314 as of April 30, 2024 to $139,844 as of April 30, 2025.

Amount due to related parties

As of April 30, 2025 and 2024, our amounts due to related parties solely represented advances for operational purposes from our related parties. These amounts are unsecured, interest-free, and have no fixed terms of repayment and non-trade related. As of the date of this report, the entire balance has yet settled.

As of April 30, 2025 and 2024, the balance of amount due to related parties was as follows:

	2025	2024
Mr. WEI Xiao	$121,985	$103,206
Other individual*	-	8,974
	$121,985	$112,180

*	The other individual serves as a director of Barentsz HK, a subsidiary that was disposed of and deconsolidated from the Company on May 23, 2025.

Contract liabilities

Our contract liabilities mainly represent the upfront payments received upon signing of the advances from clients related to consulting services. These payments are non-refundable and will be recognized as revenue when our performance obligation has been satisfied. Our contract liabilities decreased by $90,667, or 86.84% from $104,410 as of April 30, 2024 to $13,743 as of April 30, 2025.

Tax payables

Our tax payables represent the sum of the current tax liability.

The tax payable is based on taxable profit for the year. Taxable profit differs from profit recognized in the combined statement of profit or loss because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Company’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

Operating lease liabilities

Our operating lease is mainly for office space in Hong Kong.

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Current ratio and gearing

As of April 30, 2025 and 2024, our current ratio, being current assets divided by current liabilities, was approximately 195.19% and 87.16%, respectively. As of the date of this prospectus, we have not incurred any borrowings.

Cash Flows

Comparison of years ended April 30, 2025 and 2024

Our use of cash primarily is related to operating activities and capital expenditure. We have historically financed our operations primarily through our cash flow generated from our operations. The following table sets forth a summary of our cash flows information for the years indicated:

	2025	2024
	US$	US$
Net cash provided by operating activities	705,865	88,544
Net cash (used in)/provided by financing activities	(570,195)	162,180
Net increase in cash and cash equivalents	135,670	250,724

Operating activities

Our cash inflow from operating activities was principally from the receipt of our revenue. Our cash outflow used in operating activities was principally for payment of staff costs, rental and office expenses and other operating expenses. Our net cash generated from operating activities increased by $617,321, or 697.19% from $88,544 as of April 30, 2024 to $705,865 as of April 30, 2025.

Financing activities

For the year ended April 30, 2025, our cash used in financing activities were principally for repayment of our operating lease liabilities and payment of dividends to our shareholders amounted to $580,000.

For the year ended April 30, 2024, net cash provided by financing activities was approximately $162,180, solely consisted of advance from related parties.

Material Cash Requirements from Contractual Obligations

The following table sets forth our contractual obligations as of April 30, 2025 and 2024:

	2025		2024
Lease obligations	$		$-
Lease payments within a period of more than one year but not more than two years		18,974	-
Lease payments within one year		28,462	-
As of April 30		$47,436	$-

Other than as disclosed above, we did not have any significant capital or other commitments, long-term obligations, or guarantees as of April 30, 2025.

Restrictions on Cash Transfers to the Company

We are a holding company incorporated in the British Virgin Islands and conduct our operations primarily through our subsidiary in Hong Kong. The ability of our Hong Kong subsidiary to transfer funds to us in the form of cash dividends, loans, or advances is subject to the applicable laws and regulations of Hong Kong. Under Hong Kong law, dividends can only be paid out of distributable profits. There are currently no foreign exchange controls in Hong Kong that would restrict the transfer of funds to us. However, the ability of our subsidiary to make such transfers could be limited by its cash requirements for its own operations. We do not expect such restrictions to have a material impact on our ability to meet our cash obligations.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements, including arrangements that would affect its liquidity, capital resources, market risk support, and credit risk support or other benefits.

Quantitative and Qualitative Disclosure about Market Risk

Concentration risk

We rely on a limited number of key clients for our business, therefore, we are subject to significant client concentration risk. Neither Client A, Client B, nor Client C is a related party of the Company. During the years ended April 30, 2025 and 2024, details of the clients accounting for 10% or more of total operating revenue are as follows:

	2025		2024
	US$	%	US$	%
Client A	398,000	27.03%	-	-
Client B	350,000	23.77%	-	-
Client C	298,000	20.24%	-	-

Credit risk

Assets that potentially subject the Company to a significant concentration of credit risk primarily consist of cash and cash equivalents, accounts receivable and other current assets.

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Our Group believes that there is no significant credit risk associated with cash and cash equivalents, which were held by reputable financial institutions in the jurisdictions where the Company and its subsidiary are located. The Hong Kong Deposit Protection Board pays compensation up to a limit of HK$500,000 (approximately US$64,356) if the bank with which an individual/a company hold its eligible deposit fails and with effective from October 1, 2024, the protection limit was increased to HK$800,000 (approximately US$102,969).

As of April 30, 2025 and 2024, cash balances of US$386,614 and US$250,944, respectively, were maintained at a financial institution in Hong Kong and HK$800,000 and HK$500,000 (approximately US$102,969 and US$64,356), respectively, were insured by the Hong Kong Deposit Protection Board.

As of April 30, 2025 and 2024, details of the clients which accounted for 10% or more of accounts receivable are as follows:

	2025		2024
	US$	%	US$	%
Client B	200,000	48.95%	-	-
Client C	208,600	51.05%	-	-

Our Company has designed their credit policies with an objective to minimize their exposure to credit risk. Our Company conducts credit evaluations on its clients. Our Company periodically evaluates the creditworthiness of the existing clients in determining an allowance for expected credit losses primarily based upon the age of the receivables and factors surrounding the credit risk of specific clients.

Interest rate risk

Our Company’s exposure on fair value interest rate risk mainly arises from its fixed deposits with bank. It also has exposure on cash flow interest rate risk which is mainly arising from its deposits with bank.

In respect of the exposure to cash flow interest rate risk arising from floating rate non-derivative financial instruments held by the Company, such as cash and cash equivalents, at the end of the reporting period, our Company is not exposed to significant interest rate risk as the interest rates of cash at bank are not expected to change significantly.

Since the commencement of our business advisory activities in March 2023 and up to the date of this prospectus, we have not incurred any borrowings. As a result, we have not been subject to any interest rate risk arising from borrowings.

Foreign currency risk

The reporting currency of the Company is U.S. Dollar and Hong Kong Dollar. To date the majority of the revenues and costs are denominated in U.S. Dollar and Hong Kong Dollar and a significant portion of the assets and liabilities are denominated in U.S. Dollar and Hong Kong Dollars. The Company has not maintained any hedging policy against foreign currency risk. The management will consider hedging significant currency exposure should the need arise.

Commitments and Contingencies

In the normal course of business, we are subject to loss contingencies, such as legal proceedings and claims arising out of our business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450-20, “Loss Contingencies”, we will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

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Capital Expenditures

No material capital expenditures were incurred during the years ended April 30, 2025 and 2024.

Inflation

Inflation does not materially affect our business or the results of our operations.

Seasonality

The nature of our business does not appear to be affected by seasonal variations.

Critical Accounting Policies and Critical Accounting Judgments and Estimates

We prepare our consolidated financial statements in accordance with U.S. GAAP. These accounting principles require us to make judgments, estimates and assumptions on the reported amounts of assets and liabilities at the end of each fiscal period, and the reported amounts of revenues and expenses during each fiscal period. We continually evaluate these judgments and estimates based on our own historical experience, knowledge and assessment of current business and other conditions, our expectations regarding the future based on available information, which together form our basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of our accounting policies require a higher degree of judgment than others in their application.

Critical accounting policies

When reading our consolidated financial statements, you should consider our selection of critical accounting policies, including revenue recognition, account receivables, and income taxes, of which the details are set out in our consolidated financial statements.

Allowance for expected credit loss

Our allowance for expected credit losses is a critical accounting estimate because it requires significant management judgment and is subject to a high degree of uncertainty. The estimate involves making assumptions about future economic conditions and the specific creditworthiness of our clients. A failure to make accurate estimates could result in a material impact on our financial condition and results of operations.

We determine the allowance for expected credit losses based on a combination of historical experience, an aging analysis of our receivables, and an assessment of forward-looking economic conditions. We evaluate the credit risk of our clients on an ongoing basis. For the years ended April 30, 2025 and 2024, no allowance for credit losses was recorded. This was because our accounts receivable were not past due as of the balance sheet dates and were owed by major clients with whom we have strong relationships and who we assessed to have a low risk of default. While there has been no material change in our estimation methodology during the periods presented, the inputs, particularly forward-looking economic assumptions, are updated each reporting period.

The sensitivity of this estimate is significant. For example, a sudden and adverse change in the financial condition of one of our major clients could require us to record a material credit loss, which would directly reduce our net income.

Recent Accounting Pronouncements

In October 2023, the FASB issued ASU 2023-06, “Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative.” This ASU incorporates certain U.S. Securities and Exchange Commission (SEC) disclosure requirements into the FASB Accounting Standards Codification. The amendments in the ASU are expected to clarify or improve disclosure and presentation requirements of a variety of Codification Topics, allow users to compare entities subject more easily to the SEC’s existing disclosures with those entities that were not previously subject to the requirements, and align the requirements in the Codification with the SEC’s regulations. For entities subject to the SEC’s existing disclosure requirements and for entities required to file or furnish financial statements with or to the SEC in preparation for the sale of or for purposes of issuing securities that are not subject to contractual restrictions on transfer, the effective date for each amendment will be the date on which the SEC removes that related disclosure from its rules. For all other entities, the amendments will be effective two years later. However, if by June 30, 2027, the SEC has not removed the related disclosure from its regulations, the amendments will be removed from the Codification and not become effective for any entity. We are currently evaluating the impact the adoption of ASU 2023-06 will have on its consolidated financial statements and related disclosures.

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In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures.” The amendments in this ASU are intended to improve reportable segment disclosure requirements primarily through enhanced disclosures about significant segment expenses. This ASU requires disclosure of significant segment expenses that are regularly provided to the chief operating decision mark (“CODM”), an amount for other segment items by reportable segment and a description of its composition, all annual disclosures required by FASB ASU Topic 280 in interim periods as well, and the title and position of the CODM and how the CODM uses the reported measures. Additionally, this ASU requires that at least one of the reported segment profit and loss measures should be the measure that is most consistent with the measurement principles used in an entity’s consolidated financial statements. Lastly, this ASU requires public business entities with a single reportable segment to provide all disclosures required by these amendments in this ASU and all existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The amendments should be applied retrospectively. We are currently evaluating the impact the adoption of ASU 2023-06 will have on its consolidated financial statements and related disclosures.

In December 2023, the FASB issued ASU 2023-09, “Income taxes (Topic 740), Improvements to Income Tax Disclosures”, which provides guidance on the requirements such as the requirement that public business entities on an annual basis (1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold. For public business entities (“PBEs”), the new requirements will be effective for annual periods beginning after December 15, 2024. For entities other than public business entities (“non-PBEs”), the requirements will be effective for annual periods beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The ASU should be applied prospectively. Retrospective application is permitted. We are currently evaluating the impact the adoption of ASU 2023-09 will have on its consolidated financial statements and related disclosures.

In November 2024, the FASB issued ASU 2024-03, “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses”. The amendments in this ASU are intended to improve financial reporting by requiring that public business entities disclose additional information about specific expense categories in the notes to financial statements at interim and annual reporting periods. For interim and annual reporting periods, an entity shall disaggregate, in a tabular format disclosure in the notes to financial statements, all relevant expense captions presented on the face of the income statement in continuing operations into the purchases of inventory, employee compensation, depreciation, amortization, and depletion. This ASU is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027.Early adoption is permitted. The amendments in this Update should be applied either (1) prospectively to financial statements issued for reporting periods after the effective date of this Update or (2) retrospectively to any or all prior periods presented in the financial statements We are currently evaluating the impact the adoption of ASU 2024-03 will have on its consolidated financial statements and related disclosures.

In January 2025, the FASB issued ASU 2025-01 Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40). The FASB issued ASU 2024-03 on November 4, 2024. ASU 2024-03 states that the amendments are effective for public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Following the issuance of ASU 2024-03, the FASB was asked to clarify the initial effective date for entities that do not have an annual reporting period that ends on December 31 (referred to as non-calendar year-end entities). Because of how the effective date guidance was written, a non-calendar year-end entity may have concluded that it would be required to initially adopt the disclosure requirements in ASU 2024-03 in an interim reporting period, rather than in an annual reporting period. The FASB’s intent in the basis for conclusions of ASU 2024-03 is clear that all public business entities should initially adopt the disclosure requirements in the first annual reporting period beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Management is currently evaluating this ASU to determine its impact on the Company’s disclosures.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of operations and comprehensive income and statements of cash flows.

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INDUSTRY OVERVIEW

Certain information, including statistics and estimates, set forth in this section and elsewhere in this prospectus has been derived from research by company proprietary database and publicly available information. Therefore, investors are cautioned not to place any undue reliance on the information, including statistics and estimates, set forth in this section or similar information included elsewhere in this prospectus.

Market Overview

Based on services, the consulting service market is divided into strategy consulting, industry consulting, capital market consulting, ESG consulting, and technology consulting.

Strategic guidance is crucial in the consulting service market as it helps organizations navigate complex challenges, optimize operations, and achieve long-term goals. Our strategic guidance is a process of providing direction and clarity to help individuals or organizations achieve their goals, often by aligning actions with a broader strategic vision. With rapidly changing market dynamics, consultants provide critical insights and tailored strategies to enhance competitive advantage. They assist in identifying growth opportunities, improving organizational efficiency, and managing risks. Strategic guidance also involves aligning business practices with evolving industry standards and regulatory requirements. Moreover, consultants play a key role in driving innovation and digital transformation, ensuring businesses remain agile and resilient. Ultimately, strategic guidance fosters sustainable growth and profitability in a highly competitive landscape.

Based on enterprise size, the market is categorized into large enterprises and small and medium enterprises (“SMEs”). Large enterprises operate in numerous markets, manage complex supply chains, and employ a diverse staff. This complexity increases the demand for specialist consulting services across a wide range of areas including strategy, operations, and technology. Large firms have higher expenditures for professional services than smaller businesses, while SMEs constitute the high-growth long-tail segment.

Key Growth Drivers

Digital Transformation & Cloud Migration - Continuous technology refresh cycles and legacy-system modernization sustain double-digit growth in tech-consulting spend.

AI Adoption at Scale - Firms embed AI in service delivery; clients require guidance on governance, algorithmic risks and productivity gains.

Regulatory & ESG Pressures - New disclosure rules and accelerated green-finance flows compel corporates to engage ESG specialists for data, reporting and decarbonization road-maps.

Post-Pandemic Operating-Model Re-design - Hybrid work, resilient supply chains and cost-optimization programmes continue to generate demand for strategic and operational consulting engagements.

Industry Trends

Convergence of Strategy and Technology - Integrated mandates combining board-level strategy with deep digital execution.

Platform-Based Delivery - Subscription analytics portals, ESG data platforms and AI accelerators improve scalability and margins.

Talent & Capability Rebalancing - Firms reskill workforces around data science, sustainability and cyber, with major markets resuming aggressive hiring after covid cut-backs.

Competitive Landscape

The sector remains fragmented: while the Big Four, Accenture, McKinsey–Bain–BCG and tier-one IT vendors command significant revenue share, thousands of specialist boutiques address niches such as AI transformation, carbon accounting and sector-specific digital twins. Mid-sized firms with focused domain expertise leverage AI tooling to compete effectively without the cost base of mega-consultancies.

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BUSINESS

Our Vision

To focus on enterprise growth consulting services, dedicated to safeguarding, connecting, and creating value for entrepreneurs.

Overview

We offer comprehensive growth consulting services, providing entrepreneurs and corporate clients worldwide with in-depth strategic insights and implementable solutions. Our mission is to safeguard their interests, foster valuable connections, and drive transformative value creation at every stage of their journey. Backed by extensive resources and a far-reaching international network, we offer end-to-end consulting services designed to address both macro-level strategy and precision execution. From visionary planning to operational excellence, we equip our clients with the tools and expertise needed to navigate complexity, seize opportunities, and achieve scalable, long-term success. Committed to partnership beyond transactions, we seek to build long-term partnerships with our clients, aligning with their goals to mitigate risks and unlock growth potential. Together, we turn ambition into enduring achievement.

The Company primarily generates revenue through the provision of consulting services. For the fiscal years ended April 30, 2025 and April 30, 2024, our total revenue was approximately $1.47 million and $0.02 million, respectively, and our net income attributable to our shareholders was approximately $1.03 million, million for the fiscal year ended April 30, 2025, and our net loss was approximately $0.09 million for the fiscal year ended April 30, 2024, respectively. The significant increase in our revenue and profitability in fiscal year 2025 was primarily attributable to securing several new, high-value consulting contracts with listed companies and their major shareholders.

Our Products and Services

1. Overview of Services and Core Value Proposition

Service Philosophy: We are dedicated to providing highly professional and customized consulting services, empowering entrepreneurs to safeguard their interests, connect with strategic opportunities, and create enduring value in today’s dynamic markets. We focus on delivering comprehensive growth consulting solutions that span the entire lifecycle of enterprise development.

High-Value-Added Driven & High-Gross-Margin Model: Our core business model lies in delivering high-value-added and deeply customized consulting services. This model enables us to build long-term, trusting relationships with clients and command premium pricing commensurate with the value of our services, thereby consistently maintaining a high overall gross margin. For the fiscal years ended April 30, 2025 and 2024, our gross profit amounted to approximately $1,273,516 and $11,859, representing gross profit margins of approximately 86.48% and 48.68%, respectively. We believe the gross profit margin of approximately 86.48% for the fiscal year ended April 30, 2025, specifically reflects the market’s strong recognition and demand for our expertise and tailored solutions.

2. Customized Services: Our Cornerstone

Customization is Core: We do not offer standardized products or one-size-fits-all solutions. Every service provided by us begins with a deep understanding of the client’s unique challenges and opportunities, based on which we design exclusive, tailor-made consulting proposals. We believe that only a highly personalized approach can bring the most impactful transformation and sustainable growth to our clients.

Service Process: Our customized consulting services typically follow a four-step core process to ensure comprehensive support from diagnosis to implementation:

●	Client Engagement and Needs Identification: We initiate the process by engaging with potential clients, working closely to understand their business models, operational challenges, and strategic goals to identify their specific consulting needs.
●	Tailored Solution Design: Based on an in-depth analysis of the client’s industry, internal resources, and pain points, our team formulates a customized consulting plan. This plan may include elements of strategic planning, organizational restructuring, operational improvement, or digital transformation, depending on the client’s requirements.
●	Execution and Delivery: We implement the tailored solution by deploying a dedicated team of consultants with relevant expertise. Our service delivery model emphasizes close collaboration, regular progress reviews, and measurable outcomes to ensure consulting objectives are met effectively and efficiently.
●	Post-Engagement Follow-Up and Value Enhancement: Following project completion, we conduct a structured follow-up to assess results, collect feedback, and provide additional insights where appropriate. We also explore opportunities for further collaboration, aiming to support the client’s long-term growth and strategic development.

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Value Realization: Our consulting services aim to solve complex problems for clients, enhance key performance indicators, and ultimately achieve their strategic objectives. Through our professional insights and actionable recommendations, clients can optimize decision-making, improve operational efficiency, effectively manage risks, and seize market opportunities. The value of our service outcomes is a key factor in clients’ willingness to pay for our customized solutions.

3. Two Core Service Areas

We provide integrated comprehensive consulting services, which can be categorized into two core areas that often complement each other to offer integrated solutions to clients.

(1) Strategic and Management Consulting (“SMC”):

●	Service Description: We provide comprehensive strategic planning and management consulting services to help clients address complex business challenges, optimize decision-making, and achieve sustainable growth. This includes assisting enterprises in formulating long-term development strategies, optimizing organizational structures, improving internal operational efficiency, conducting market entry strategy analysis, and advising on mergers and acquisitions.

●	Key Consulting Directions:

○	Strategic and Management Advisory: We assist enterprises in formulating comprehensive development strategies, market entry and growth strategies, optimizing organizational structures and operational processes, improving management effectiveness, and providing professional advice on business expansion and mergers and acquisitions, aimed at enhancing clients’ overall competitiveness.

○	Industry Consulting: We provide clients with in-depth industry research and analysis services, including market size and growth trends, competitive landscape, technology development pathways, industry chain analysis, and policy and regulation interpretation. Through profound insights into specific industries, we help clients identify market opportunities, mitigate risks, and formulate targeted industry development strategies.

○	ESG Consulting: We offer clients professional consulting on Environmental, Social, and Governance (“ESG”) strategies. This includes assisting enterprises in assessing ESG risks and opportunities, formulating sustainable development strategies, improving ESG performance, establishing sound ESG management systems and disclosure mechanisms to meet increasing regulatory requirements and investor expectations, thereby enhancing enterprises’ long-term value and social responsibility image.

●	Service Value: By providing professional insights and actionable recommendations, we help clients achieve strategic goals, enhance market competitiveness, and optimize capital structures.

(2) Technology Consulting and Software Development (“TCSD”):

●	Service Description: We deeply integrate advanced technological capabilities into our consulting services, aiming to empower clients’ business transformation and efficiency enhancement through technological means. Our consulting services may involve evaluating clients’ existing technology foundations, providing digital transformation strategy recommendations, and designing, developing, and deploying customized software tools or systems to facilitate the implementation of consulting solutions. For example, we may assist clients in developing customized analytical tools to support their strategic decision-making, or plan and implement automation systems to improve operational efficiency or develop software for specific management or data analysis.

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●	Key Development Projects:

○	Capital Market Sentiment Monitoring System: Used for real-time tracking and analysis of capital market-related information, assisting clients in investment decision-making and risk management.

○	ESG Rating and Management System: Assists enterprises in evaluating and improving their environmental, social, and corporate governance performance to meet increasing ESG requirements.

●	Technological Advantages: Our development team possesses profound technical expertise, capable of transforming complex business logic into efficient and stable software systems.

●	Service Value: Bridging business strategy with cutting-edge technology and delivering end-to-end digital transformation solutions that drive operational efficiency, data-driven decision-making, and competitive agility.

Competitive Strengths

We believe the following core competitive strengths differentiate Barentsz Capital Limited in the competitive market and support our sustained growth and high gross margin performance:

1. Professional and Experienced Team

Our core competitiveness is rooted in a professional team. Our team of 13 professionals includes nearly all members holding post-graduate degrees with an average of over 9 years of experience in relevant industries. They have profound expertise in critical areas such as corporate strategy, finance and investment, software development, technological innovation, and data analytics, enabling us to provide clients with deep insights and forward-looking advice. We highly value the attraction, cultivation, and retention of talent, ensuring our team consistently maintains high-level professional standards and innovative capabilities, which is fundamental to our delivery of high-value customized services and resolution of complex client problems.

2. Strong Independent Research and Development Capabilities and Technology Empowerment

We possess robust independent R&D capabilities, treating technology as the cornerstone for enhancing the efficiency and depth of our consulting services. Through our self-built information systems, databases, and provision of customized development services, we are able to:

●	Enhance Service Efficiency and Accuracy: Our proprietary information systems and databases efficiently collect, organize, and analyze vast amounts of data, providing more precise foundations for consulting decisions.

●	Develop Customized Tools: In response to specific client needs, we develop exclusive software tools, such as sentiment monitoring systems for capital market analysis, or ESG scoring systems to enhance management efficiency, making our consulting solutions more actionable and sustainable.

●	Enable Cross-Disciplinary Integrated Services: Leveraging our software development capabilities as a foundation, with data analysis as our core, and integrating the comprehensive capabilities of our group, we are able to provide clients with deep customized and cross-disciplinary integrated services that extend beyond traditional consulting scopes, achieving seamless integration of consulting and technology, thereby enhancing client value.

3. Customized Solutions and Cross-Disciplinary Integrated Service Capabilities

We focus on providing highly customized solutions to our clients, rather than standardized products. This allows us to deeply understand our clients’ unique needs and challenges, and design precisely tailored strategies and implementation pathways. This customization capability, combined with our cross-disciplinary integrated services, means we can not only address client issues within a single business segment but also provide systemic, comprehensive solutions covering corporate strategy, operations, technology, and even financial market operations. Our integrated, end-to-end service model, coupled with our focus on high-value-added projects, is a significant factor contributing to our high gross margin.

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4. Large High-Value Client Base and Strong Client Attraction

We have successfully cultivated a client base of approximately 21 direct and indirect clients, comprising mature enterprises and high-growth companies with sophisticated demands as of April 30, 2025. A “direct client” is a customer that signs a service contract directly with us. An “indirect client” refers to a customer for whom we provide consulting services but who was engaged through a business relationship with a minority shareholder of our subsidiary, Premier ESG; in such cases, the service contract is not signed directly with our company. These indirect client relationships serve as a valuable channel for client acquisition.

Our business model is based on providing project-based strategic consulting services that are non-recurring in nature. Accordingly, revenue from a specific client project is not expected to recur after the engagement is complete. However, we believe we have earned our clients’ trust, which is evidenced by our ability to secure new and distinct follow-on projects from past clients and generate new business through client referrals. These long-term relationships not only provide a source of potential future revenue but also enhance our market influence through word-of-mouth, further solidifying our competitive position.

Business strategies

To continuously strengthen our market leadership, achieve sustainable high-quality growth, and consistently enhance shareholder value, we plan to implement the following key growth strategies:

Expand Client Base and Market Coverage

We will continue to adhere to a client acquisition strategy centered on high-value clients, focusing on serving mature enterprises and high-growth companies with sophisticated demands for strategic consulting and complex problem-solving. Geographically, we are strategically expanding our footprint across key global markets, with focused growth in Asia-Pacific hubs including Hong Kong, Singapore, Malaysia and Japan, while actively developing our presence in North America and other high-potential regions. This targeted expansion positions us to become the consulting partner of choice for premium enterprises across these dynamic markets. Concurrently, we will deepen our strategic collaborations with professional service institutions, by establishing close service relationships to effectively expand client acquisition channels and provide high-value consulting services to a broader client base. We will strategically allocate resources to comprehensively enhance Barentsz’s brand recognition and market influence, including participating in high-profile industry forums, publishing in-depth research reports, optimizing multi-channel digital marketing strategies, and establishing strategic media collaborations, all to solidify our leading position in the high-value consulting market.

Enhance and Expand Service Capabilities

We remain uncompromising in delivering bespoke, high-value consulting solutions that drive transformative impact. This involves continuously optimizing our existing service processes and methodologies, and based on a profound understanding of client needs and precise grasp of market trends, continuously expanding and deepening our current service offerings. We are committed to enhancing the breadth and depth of our services in strategic and management consulting, as well as technology consulting, to develop and provide more comprehensive and innovative solutions. This enables us to address clients’ evolving needs across every stage of their business lifecycle while maximizing the strategic value of our partnership.

Foster Innovation and Enhance Proprietary Capabilities

Innovation is a core driver of our competitive advantage. We will continuously invest resources to strengthen our independent R&D capabilities, leveraging technology to empower our consulting services. Core initiatives include utilizing self-developed databases and information systems to enhance data analysis capabilities and decision-making efficiency, and providing customized development services to clients. Our proprietary R&D breakthroughs will help us optimize consulting service delivery processes, improve the precision and operability of our solutions, and create deeper value for clients, ensuring that our consulting solutions remain at the forefront of the industry.

Explore Strategic Growth Opportunities

To accelerate our growth and consolidate our market position, we will actively assess and prudently evaluate potential investment, acquisition, and strategic collaboration opportunities. This includes acquiring new core technologies, expanding service scope, entering high-potential markets, or integrating high-quality talent teams through equity investments, asset acquisitions, or strategic alliances. We will focus on investment opportunities that offer synergistic effects with our core business and have the potential to bring high-value clients or advanced technological capabilities, thereby achieving rapid business expansion and deep extension of our value chain.

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Enhance Operational Efficiency and Digital Management Level

We are committed to building and optimizing an integrated digital and information-based operational management platform. By leveraging advanced information technology and digital tools, we aim to enhance internal management efficiency, optimize client service experience, and accelerate project delivery processes. This includes implementing online collaboration platforms, deploying intelligent business management systems, and continuously optimizing data analysis and decision support tools. By deeply advancing digitalization and informatization, we will further streamline operating costs, improve resource utilization, and accelerate client response times, thereby supporting our business’s sustained growth and high-gross-margin model.

Our Customers

Our customers primarily and substantially include mature enterprises and high-growth companies with sophisticated demands for strategic consulting and complex problem-solving. These high-value clients are broadly distributed across Hong Kong, United States and Singapore. We strategically focus on providing customized business-to-business (“B2B”) consulting services. This enables us to establish deep, long-term relationships with our clients and, through their extensive business networks and successful case studies, effectively enhance our market influence and secure high-quality business referrals and new collaboration opportunities. Our engagements with clients are typically project-based and we do not have long-term committed contracts with our clients.

As of April 30, 2025, our direct and indirect client count has reached approximately 21 clients. Our client base demonstrates diversity in industry background and scale.

During the years ended April 30, 2025 and 2024, details of the clients accounting for 10% or more of total operating revenue are as follows:

	2025		2024
	US$	%	US$	%
Client A	398,000	27.03%	-	-
Client B	350,000	23.77%	-	-
Client C	298,000	20.24%	-	-

Neither Client A, Client B, nor Client C is a related party of the Company.

Research and Development

We consistently adhere to a client-centric approach, leveraging our interdisciplinary technology team to focus on the deep integration of technology and industry scenarios. We continuously prioritize investment in R&D to drive business growth and enhance client value. For the fiscal years ended April 30, 2025 and 2024, our research and development expenditure were approximately $186,574 and *$nil, respectively. Our R&D expenditures were primarily allocated to employee benefits expense for our R&D staff, equipment procurement, and other related costs.

R&D Team and Capabilities: Our TCSD team comprises outstanding frontline programmers, data experts, and product managers within the industry, possessing solid technical backgrounds and extensive cross-industry experience. Our team members include seasoned professionals with years of experience in machine learning and data analytics, who have worked at internationally renowned financial institutions and world-leading technology companies, leading various deep learning, data mining, and large language model-based product development projects. The team also incorporates senior software engineers and data experts from reputable FinTech companies, holding Ph.D. degrees in financial engineering and also professional accounting qualifications, with profound expertise in software development and data analysis.

Key R&D Projects and Achievements: We have engaged in in-depth customized collaborations with several listed company clients. Our key R&D focus areas include intelligent personalized information push systems, industry news aggregation tools, and capital market hotspot monitoring models, some of which have been successfully deployed. As of the date of this prospectus, we have successfully undertaken and achieved the following significant R&D outcomes:

●	Barentsz ESG DataLab Development and Upgrades: Our TCSD team has completed the development of the Barentsz ESG DataLab database, which encompasses ESG data for thousands of listed companies internationally. This database can support multi-market ESG rating and analysis for Hong Kong and U.S. listed companies. The TCSD team conducts in-depth research daily using this system and regularly publishes analytical results through official accounts and other platforms.
●	Customized Information Push System for Hong Kong Listed Company: We develop proprietary, client-facing digital platforms to support the delivery of our consulting projects, such as in form of “mobile applications.” These are not publicly available applications on commercial app stores; rather, they are bespoke digital utilities developed for specific clients as an integrated part of our consulting engagements. These tools do not independently generate material revenue, but rather serve as an extension of our customized consulting services, designed to enhance service efficiency and client experience. We developed a customized mobile application for clients, based on machine learning algorithms, designed to provide personalized push notifications and automatic aggregation of enterprise and capital market hot topics. It helps our clients efficiently search and identify positive or negative information related to themselves or their clients on the internet, enabling proactive and rapid responses.

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Our Employees

We have 13 employees including but not limited to full-time and part-time staff, as of April 30, 2025. All the employees are stationed in Hong Kong. The following table sets forth the number of our employees categorized by function as of April 30, 2025:

Function	As of April 30, 2025
General management	3
Project execution	7
Administrative	3
Total	13

We consider that we have maintained a good relationship with our employees and have not experienced any significant disputes with our employees or any disruption to our operations due to any labor disputes. None of our employees are represented by a labor union or covered by a collective bargaining agreement. In addition, we have not experienced any difficulties in the recruitment and retention of experienced core staff or skilled personnel.

Our remuneration package includes salary and discretionary bonuses. In general, we determine employees’ salaries based on their qualifications, position and seniority. In order to attract and retain valuable employees, we review the performance of our employees annually, which will be considered in annual salary review and promotion appraisal. We provide a defined contribution to the Mandatory Provident Fund as required under the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) for our eligible employees in Hong Kong.

Sales and Marketing

Our marketing strategy is centered on our high-value customized consulting services, aiming to efficiently acquire target clients, enhance brand influence, and deepen client relationships. We focus on precisely identifying and serving mature and high-growth companies with sophisticated demands for strategic consulting and complex problem-solving, particularly listed companies and their major shareholders.

Our new clients and projects primarily originate from the professional networks of our management and project execution team, as well as referrals from existing clients, professional parties, and relevant market participants in the various industries. Our systematic process for client acquisition involves several key steps:

1.	Client Engagement and Needs Identification: We establish a proprietary business development network that enables us to identify potential clients with relevant consulting needs.

2.	Network Development: This network is continuously developed through publicly available information sources, including contact details of listed companies, legal advisers, audit firms, and other professional institutions.

3.	Prospective Client Identification: We focus on identifying companies that demonstrate strong growth potential, active business development, or transformation needs (collectively referred to as the “Prospective Clients”).

4.	Proactive Outreach: We proactively reach out to these Prospective Clients to explore opportunities for providing tailored consulting services.

5.	Leveraging Internal Networks: In addition to external outreach, we leverage the professional and industry networks of our senior management team to identify and engage with new clients.

6.	Client Base Expansion: Since the commencement of our operations in March 2023, this combined approach has allowed us to establish and expand our client base in a targeted and effective manner.

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We firmly believe that exceptional service quality is the best marketing tool; by creating significant value for clients, we achieve high-quality business referrals, making word-of-mouth a crucial driver for new client acquisition. Simultaneously, we actively participate in high-end industry forums, publish professional content, and optimize digital channels, thereby comprehensively enhancing brand recognition. Our close synergy with our strategic minority shareholder, leveraging their extensive financial services network, provides us with unique client referral advantages and business collaboration opportunities, further strengthening our market expansion capabilities.

Insurance

We maintain employees’ compensation insurance for our directors and employees at our office with QBE Hongkong & Shanghai Insurance Limited, which covers the liability to make payment in the case of death, injury or disability of all our employees under the Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) and at common law for injuries sustained at work. We believe that our current insurance policies are sufficient for our operations. We do not carry any business interruption insurance, key-man life insurance, or third-party liability insurance for our operations, which could expose us to risks and potential losses.

Corporate Property

Property

As of the date of this prospectus, we lease premises as summarized below. The following table shows notable information for the properties the operating entities lease as of the date of this prospectus:

Location	Area (Square feet)	Current Use	Term of Use	Total Rental
RM. 903, 9/F, SINGGA COMMERCIAL CENTRE, 144-151 CONNAUGHT ROAD WEST, HONG KONG	707	Commercial	January 1,2025 to December 31,2026	HK$18,500.00 per month

We believe the facilities the operating entities currently lease is adequate to meet their needs for the foreseeable future.

Intellectual Property

Our success depends in part on our ability to develop and protect our intellectual property. We rely on a combination of trade secrets, copyright laws, and contractual restrictions to protect our proprietary technology and consulting methodologies. As of the date of this prospectus, we have not registered any patents or trademarks.

Our proprietary software, such as the Barentsz ESG DataLab and the customized information push systems we develop for clients, are protected as trade secrets and through copyright law. Our agreements with employees and contractors include confidentiality and non-disclosure provisions to protect our proprietary information. While we take measures to protect our intellectual property, these measures may not be sufficient to prevent unauthorized use or disclosure.

As of the date of this prospectus, the Company has not been subject to any material disputes or claims for infringement upon third parties’ trademarks, licenses, and other intellectual property rights in Hong Kong.

Licenses and Permits

Apart from the business registration certificate and other company establishment permits, we do not believe we are required to have any additional permits or licenses to conduct our current business in Hong Kong.

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Seasonality

Up to the date of this prospectus, we have not experienced any pronounced seasonality. However, our performance in a specific financial period may not necessarily represent the expected performance in other financial periods.

Information Privacy

While our core business activities are B2B and do not involve the direct collection of sensitive personal data from the general public, in the ordinary course of business, we collect and store business contact information of our clients, partners, and other professional contacts. This information may be considered personally identifiable information (“PII”) under certain data protection laws. We have implemented measures to protect the security of this information, but we cannot guarantee that our security measures will be sufficient to prevent unauthorized access or disclosure.

Legal Proceedings

We are currently not aware of any legal proceedings or claims that we believe will have a material adverse effect on our business or financial condition. However, we may be subject to various claims and legal actions arising in the ordinary course of business from time to time. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including management’s time and attention.

REGULATIONS

This section sets forth a summary of the most significant rules and regulations that affect our business activities in Hong Kong.

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) (the ‘‘BRO’’)

Under the BRO, every company or individual who carries on a business in Hong Kong is required to apply for a business registration certificate from the Inland Revenue Department within one month from the date of commencement of the business, and to display a valid business registration certificate at the place of business. Business registration does not serve to regulate business activities and it is not a license to trade. Business registration serves to notify the Inland Revenue Department of Hong Kong of the establishment of a business in Hong Kong. Business registration certificate will be issued on submission of the necessary document(s) together with payment of the relevant fee and is renewable every year or every three years (if business operators elect for issuance of business registration certificate that is valid for three years). Any person who fails to apply for business registration shall be guilty of an offence and shall be liable to a fine of HK$5,000 and to imprisonment for one year.

Personal Data (Privacy) Ordinance (Cap. 486) of Hong Kong) (“PDPO”)

The PDPO imposes a statutory duty on data users to comply with the requirements of the six data protection principles (“Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

-	Principle 1 - purpose and manner of collection of personal data;
-	Principle 2 - accuracy and duration of retention of personal data;
-	Principle 3 - use of personal data;
-	Principle 4 - security of personal data;
-	Principle 5 - information to be generally available; and
-	Principle 6 - access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (“Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/ or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense which may lead to a fine and imprisonment.

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The PDPO also gives data subjects certain rights, inter alia:

-	the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;
-	if the if the data user holds such data, to be supplied with a copy of such data; and
-	the right to request correction of any data they consider to be inaccurate.

The PDPO criminalizes, including but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, noncompliance with a data access request and the unauthorized disclosure of the right to request correction of any data they consider to be inaccurate.

Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (“EO”)

The Employment Ordinance (Chapter 57 of the Laws of Hong Kong) is an ordinance enacted for, amongst other things, the protection of the wages of employees and the regulation of the general conditions of employment and employment agencies. Under the EO, an employee is generally entitled to, amongst other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (“ECO”)

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) is an ordinance enacted for the purpose of providing for the payment of compensation to employees injured in the course of employment. As stipulated by the ECO, no employer shall employ any employee in any employment unless there is in force in relation to such employee a policy of insurance issued by an insurer for an amount not less than the applicable amount specified in the Fourth Schedule of the ECO in respect of the liability of the employer. According to the Fourth Schedule of the ECO, the insured amount shall be not less than HKD100,000,000 (approximately $12,900,000) per event if a company has no more than 200 employees. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (“MPFSO”)

The Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) is an ordinance enacted for the purposes of providing for the establishment of non-governmental mandatory provident fund schemes, or the MPF Schemes. The MPFSO requires every employer of an employee of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employees’ relevant income to the MPF Scheme. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment.

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

Under the Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong), where an employer commences to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than three months after the date of commencement of such employment. Where an employer ceases or is about to cease to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than one month before such individual ceases to be employed in Hong Kong.

Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong) (‘‘MWO’’)

The current MWO provides for a prescribed minimum hourly wage rate (currently set at HK$42.1 per hour) during the wage period for every employee engaged under a contract of employment under the EO. Any provision of the employment contract which purports to extinguish or reduce the right, benefit or protection conferred on the employee by the MWO is void.

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Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Chapter 615 of the Laws of Hong Kong) (“AMLO”)

The AMLO imposes requirements relating to client due diligence and record-keeping and provides regulatory authorities with the powers to supervise compliance with the requirements under the AMLO. In addition, the regulatory authorities are empowered to (i) ensure that proper safeguards exist to prevent contravention of specified provisions in the AMLO; and (ii) mitigate money laundering and terrorist financing risks.

Drug Trafficking (Recovery of Proceeds) Ordinance (Chapter 405 of the Laws of Hong Kong) (“DTROP”)

The DTROP contains provisions for the investigation of assets suspected to be derived from drug trafficking activities, the freezing of assets on arrest and the confiscation of the proceeds from drug trafficking activities. It is an offence under the DTROP if a person deals with any property knowing, or having reasonable grounds to believe, it to be the proceeds from drug trafficking. The DTROP requires a person to report to an authorized officer if he/she knows or suspects that any property (directly or indirectly) is the proceeds from drug trafficking or is intended to be used or was used in connection with drug trafficking, and failure to make such disclosure constitutes an offence under the DTROP.

Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong) (“OSCO”)

The OSCO empowers officers of the Hong Kong Police Force and the Hong Kong Customs and Excise Department to investigate organized crime and triad activities, and it gives the Hong Kong courts jurisdiction to confiscate the proceeds from organized and serious crimes, to issue restraint orders and charging orders in relation to the property of defendants of specified offences. The OSCO extends the money laundering offence to cover the proceeds of all indictable offences in addition to drug trafficking.

United Nations (Anti-Terrorism Measures) Ordinance (Chapter 575 of the Laws of Hong Kong) (“UNATMO”)

The UNATMO provides that it is a criminal offence to: (i) provide or collect funds (by any means, directly or indirectly) with the intention or knowledge that the funds will be used to commit, in whole or in part, one or more terrorist acts; or (ii) make any funds or financial (or related) services available, directly or indirectly, to or for the benefit of a person knowing that, or being reckless as to whether, such person is a terrorist or terrorist associate. The UNATMO also requires a person to report his knowledge or suspicion of terrorist property to an authorized officer, and failure to make such disclosure constitutes an offence under the UNATMO.

Guidelines issued by the SFC

Licensed corporations are required to comply with the applicable anti-money laundering and counter-terrorist financing laws and regulations in Hong Kong as well as the Guideline on Anti-Money Laundering and Counter-Financing of Terrorism, or the AML & CFT Guideline and the Prevention of Money Laundering and Terrorist Financing Guideline issued by the Securities and Futures Commission for Associated Entities issued by the SFC and as amended or supplemented by the SFC from time to time.

The AML & CTF Guideline provides guidance to licensed corporations and their senior management in designing and implementing their own anti-money laundering and counter-terrorist financing policies, procedures and controls in order to meet the relevant legal and regulatory requirements in Hong Kong. Pursuant to the AML & CTF Guideline, licensed corporations should, among other things, assess the risks of any new products and services before they are offered to the market, identify the client and verify the client’s identity, conduct on-going monitoring of activities of the clients, maintain a database of names and particulars of terrorist suspects and designated parties and conduct on-going monitoring for identification of suspicious transactions.

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MANAGEMENT

The following table provides information regarding our executive officers and directors as of the date hereof:

Name	Age	Position
WEI Xiao	35	Director and Chief Executive Officer
LAM Wing Yan*	38	Director nominee and Chief Financial Officer
LIN Zhen*	35	Non-Executive Director nominee
WEI Xuechun*	26	Non-Executive Director nominee
LI Zhongxuan*	52	Independent Director nominee
HUA Tiankai*	36	Independent Director nominee
CHEN Chong *	36	Independent Director nominee

*	The appointment of the nominees will become effective upon the effectiveness of our registration statement on Form F-1 of which this prospectus forms a part.

The business and working experience and areas of responsibility of our directors and executive officers are set out below:

WEI Xiao has served as our Director since April 2023 and currently holds the position of Director and Chief Executive Officer, responsible for overseeing the overall management, strategic planning and business development of our Company. Mr. WEI has extensive experience in investment and consulting, particularly in the Internet and TMT (i.e., Telecommunications, Media, Technology) sectors. He currently serves as a director of Premier ESG Services Limited since August 2024, Barentsz HK since May 2023, and Capital Fortress Assets Limited since July 2024, all of which are private limited companies. He previously served as the Chief Executive Officer of PacRay International Holdings Limited (HKEX: 1010) from December 2018 to July 2019. Mr. WEI obtained a Bachelor of Economics from Peking University in 2012, a Master of China Development Studies from The University of Hong Kong in 2013, and a Master of Law from Renmin University of China in 2020. He is a member of CPA Australia and currently serves as the Vice Chairman of the Peking University Hong Kong Alumni Association. We believe Mr. WEI’s extensive experience in the internet and TMT sectors make him qualified to serve as a member of our board of directors and as our Chief Executive Officer.

LAM Wing Yan has served as our Chief Financial Officer since December 2024 and will be appointed as our Director. Ms. LAM has over 10 years of experience in accounting, auditing, and financial reporting. Ms. LAM currently serves as an independent non-executive director of Plutus Financial Group Limited, a position she has held since February 2025, and as Head of Advisory at Soar Harvest Consultants Limited, a role she has held since May 2021. Ms. Lam has served as a director of A.C.T. Infrastructure Limited, A.C.T. Green and Future Limited, and Grand Harvest Corporate Services Limited. Previously, she served as Chief Financial Officer of Wellfit Paper Products (International) Limited from September 2018 to May 2021, where she led the listing and interim reporting process, advised on internal control systems, and prepared financial statements. Earlier in her career, she held financial leadership roles at Perfect Ease Holdings Limited from January 2017 to July 2018 and Triangular Force Construction Engineering Limited, a subsidiary of China New Consumption Group Limited (HKEX: 8275) from December 2016 to November 2017, overseeing listing processes and financial reporting. Ms. LAM began her career in public accounting, serving as a Senior Accountant at Ernst & Young Hong Kong from November 2014 to November 2016, RSM Hong Kong from January 2014 to November 2014, and PKF Hong Kong from September 2011 to January 2014, where she specialized in audit engagements for various industries.  Ms. LAM obtained a Bachelor of Business Administration in Accountancy (Honors) from The Hong Kong Polytechnic University in 2011 and a Master of Accountancy from The Chinese University of Hong Kong in 2023. She is a practicing member of the Hong Kong Institute of Certified Public Accountants, a certified tax advisor (non-practicing) of the Taxation Institute of Hong Kong, and a member of the Institute of Chartered Accountants in England and Wales. We believe that Ms. LAM’s significant experience in accounting, auditing, and financial reporting make her qualified to serve as a member of our board of directors and as our Chief Financial Officer.

LIN Zhen will be appointed as our Non-Executive Director, bringing extensive expertise in capital markets to the Board of Directors. Mr. LIN has over ten years of professional experience in corporate finance and asset management, with sharp understanding of regulatory regimes in Hong Kong and mainland China. He has successfully executed a wide range of transactions, including initial public offerings, private equity investments, fundraising exercises, mergers and acquisitions, privatizations and corporate restructurings. Mr. LIN obtained a Master of Accountancy from The Chinese University of Hong Kong in 2014.

WEI Xuechun will be appointed as our Non-Executive Director, bringing professional expertise in accounting and auditing to the Board of Directors. Ms. WEI has experience in accounting and auditing, with specialized knowledge in financial compliance and reporting standards. Previously, Ms. WEI worked as an Audit Assistant at Nanjing Branch of Grant Thornton Certified Public Accountants, where she handled several audit projects. Ms. WEI obtained a Bachelor of Business Administration from Nanjing University of Finance and Economics in 2023. She is an Associate Member of CPA Australia.

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LI Zhongxuan will be appointed as our Independent Director and will be the chairman of the Nomination Committee and a member of each of the Audit Committee and the Compensation Committee, bringing extensive legal expertise in corporate governance and compliance matters to the Board of Directors. Mr. LI is currently a senior partner at DeHeng Law Offices (Shenzhen), a licensed PRC lawyer, and a member of the New York State Bar, with specialized experience in corporate law, cross-border transactions. Mr. LI currently serves as an independent director of AA Mission Acquisition Corp. (NYSE: AAM), Leaguer (Shenzhen) Microelectronics Corp. (SSE: 688589), Huizhou Jing Hao Medical Technology Co., Ltd. (BSE: 872925) and Shenzhen Chuangxiang 3D Technology Co., Ltd. Mr. LI also serves as an arbitrator at the China International Economic and Trade Arbitration Commission (CIETAC). Previously, he held various legal positions at Shenzhen Credit Guarantee Group Co., Ltd., Huawei Technologies Co., Ltd., and King & Wood Mallesons (Shenzhen) from April 2000 to March 2008.  Mr. LI obtained a Master of Laws (LL.M.) from Washington and Lee University in May 2004, and a Master of Laws from Northwest University of Political Science and Law, obtained in 1999. We believe that Mr. LI’s legal expertise and experience as a director of a public company make him qualified to serve as an independent director.

HUA Tiankai will be appointed as our Independent Director, and will be the chairman of the Compensation Committee and a member of each of the Audit Committee and the Nomination Committee, bring his extensive cross-sector experience in finance and technology to the Board of Directors. Mr. HUA possesses over ten years of diversified experience across financial services and technology ventures, with particular proficiency in strategic capital allocation, early-stage resource integration, and investor ecosystem cultivation. His career commenced in commercial banking with a focus on structured credit and investment banking services, before transitioning to technology startups, where he developed specialized competencies in growth-stage corporate finance and value creation strategies,  Mr. HUA currently serves as the secretary   to the president of Wuxi Sensing Technology Co., Ltd., a position he has held since July 2021, overseeing corporate strategy formulation, partnership channel development, and capital market operations. Mr. HUA obtained a Bachelor of Accounting from Nanjing Audit University in 2012. We believe that Mr. HUA’s significant experience in the financial and technological sectors make him qualified to serve as an independent director.

CHEN Chong will be appointed as our Independent Director, and will be the chairman of the Audit Committee and a member of each of the Compensation Committee and the Nomination Committee, bring his extensive academic and practical expertise in finance and economics to the Board of Directors. Mr. CHEN is currently an Associate Professor of Finance at the Central University of Finance and Economics. He has also served as the Chief Economist of Ueda Yagi Money Broking (China) Co., Ltd., since January 2024, where he leads research on China’s bond market, financial market, and macroeconomy trends. Mr. CHEN obtained a Doctor of Philosophy (Ph.D.) in Finance from City University of Hong Kong in 2018, and a Master of Philosophy (M.Phil.) in Finance from the same institution in 2014. He also obtained a Bachelor of Economics from Peking University and a Bachelor of Information and Computing Sciences from Communication University of China, both awarded in 2012. We believe that Mr. CHEN’s academic background in finance and economics make him qualified to serve as an independent director.

Family Relationships

Mr. WEI Xiao, our Chief Executive Officer, is the brother of Ms. WEI Xuechun, our Director nominee.

Except for the foregoing, none of the directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Employment Agreements and Director Agreements

Barentsz Capital Limited entered into separate employment agreements and director agreements with: (a) Mr. WEI Xiao, the Director and the Chief Executive Officer, on April 11, 2023 and (b) Ms. LAM Wing Yan, the Chief Financial Officer, on December 1, 2024, respectively (collectively, the Employment Agreements and Director Agreements). Pursuant to the Employment Agreements and Director Agreements, each executive officer’s employment is for an indefinite term, continuing until terminated by either party. We may terminate the employment without cause upon three (3) months’ advance written notice or payment in lieu thereof.

Pursuant to the Employment Agreement: Mr. WEI Xiao will receive a commencing salary of HK$195,000 (approximately US$25,000) per year; and Ms. LAM Wing Yan will receive a commencing salary of HK$20,000 (approximately US$2564.10) per month.

We intend to enter into director agreements with each of our independent directors upon their appointment. These agreements will set forth the terms and conditions of their service, including compensation, and provide for standard indemnification and directors’ and officers’ liability insurance.

We also intend to enter into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

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Compensation of Directors and Executive Officers

For the fiscal year ended April 30, 2025, we paid an aggregate of $155,769 to our directors and executive officers. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our directors and executive officers.

For the fiscal year ended April 30, 2024, we paid an aggregate of $25,000 to our director. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our directors and executive officers.

Insider Participation Concerning Executive Compensation

Mr. WEI Xiao, has made all determinations regarding executive officer compensation since the inception of our Company. When our Compensation Committee is set up, it will be making all determinations regarding executive officer compensation.

Election of Officers

Our executive officers are appointed by, and serve at the discretion of, our board of directors.

Board of Directors

Composition of our Board of Directors

Our board of directors will consist of seven (7) directors upon the effectiveness of our registration statement on Form F-1 of which this prospectus is a part. A director is not required to hold any shares in our Company to qualify to serve as a director. As a foreign private issue (“FPI”), we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Corporate Governance Rules of the Nasdaq which generally requires that a majority of an issuer’s board of directors consist of independent directors.

If at any time we cease to be a “FPI”, our Board will take all action necessary to comply with the Corporate Governance Rules of the Nasdaq, including as applicable appointing a majority of independent directors to the Board and establishing certain committees composed entirely of independent directors, subject to a permitted “phase-in” period.

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We currently have only one director and will have three (3) directors and three (3) independent directors appointed at the effectiveness of this registration statement. Our board of directors will determine that each of LI Zhongxuan, HUA Tiankai, and CHEN Chong will be an “independent director” as defined under the Nasdaq rules.

Subject to the Nasdaq rules, a director may vote, in respect of any contract, proposed contract, arrangement, proposal or transaction notwithstanding that he may be interested therein provided such director shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose to his fellow directors the interests in respect of any contract or transaction or proposed contract or transaction and his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

Committees of the Board of Directors

Upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part, we intend to establish an Audit Committee, a Compensation Committee and a Nomination Committee under our Board of Directors. We intend to adopt a charter for each of the three committees upon the SEC’s declaration of the effectiveness of our registration statement on Form F-1 of which this prospectus is a part. Each committee’s members and functions are described below.

Audit Committee.

Our Audit Committee will consist of our three (3) independent directors, and will be chaired by CHEN Chong. We have determined that each member of our Audit Committee will satisfy the requirements of Section 303A of the Corporate Governance Rules/Rule 5605(c)(2) of the Nasdaq Stock Market Rules and meet the independence standards under Rule 10A-3 under the Exchange Act. We have determined that CHEN Chong qualifies as an “audit committee financial expert.” The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of our Company. The Audit Committee is responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.

Our Compensation Committee will consist of our three independent directors, and will be chaired by HUA Tiankai. We have determined that each member of our Compensation Committee will satisfy the “independence” requirements of Rule 5605(c)(2) of the Nasdaq Stock Market Rules. Our Compensation Committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our Directors and Executive Officers. Our Chief Executive Officer may not be present at any committee meeting during which their compensation is deliberated upon. Our Compensation Committee is responsible for, among other things:

●	reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

●	reviewing and recommending to the shareholders for determination with respect to the compensation of our directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

●	selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

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Nomination Committee.

Our Nomination Committee will consist of our three independent directors, and will be chaired by LI Zhongxuan. We have determined that each member of our Nomination Committee will satisfy the “independence” requirements of Rule 5605(c)(2) of the Nasdaq Stock Market Rules. The Nomination Committee assists the board in selecting individuals qualified to become our directors and in determining the composition of the Board and its committees. The Nomination Committee is responsible for, among other things:

●	selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

●	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

●	making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

●	advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Code of Business Conduct and Ethics

In connection with this offering, prior to the effectiveness of this registration statement, we will adopt a code of business conduct and ethics, which is applicable to all of our directors, executive officers and employees and is publicly available.

Duties of Directors

Under British Virgin Islands law, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. Directors of a company owe that company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of that company. When exercising powers or performing duties as a director, our directors also have a duty to exercise the care, diligence and skills that a reasonable director would exercise in comparable circumstances, taking into account without limitation the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes the company’s memorandum and articles of association the BVI Act, as amended and restated from time to time.

In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association as may be amended from time to time. Our company has a right to seek damages against any director who breaches a duty owed to us.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of our company and mortgaging the property of our company; and

●	maintaining or registering a register of mortgages, charges, or other encumbrances of the Company.

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Terms of Directors and Officers

Under our amended and restated articles of association, each of our directors holds office for the term, if any, fixed by the resolution of members or resolution of directors appointing him/her, or until his/her earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his/her earlier death, resignation or removal.

Limitation on Liability and Other Indemnification Matters

BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any provision providing indemnification may be held by the BVI courts to be contrary to public policy (e.g. for purporting to provide indemnification against civil fraud or the consequences of committing a crime). Under our amended and restated memorandum and articles of association, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Qualification

Under our amended and restated memorandum and articles of association, there is no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders by resolution of shareholders. There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

Meetings of Directors

The business of our company is managed by the directors. Our directors are free to meet at such times and in such manner and places within or outside the British Virgin Islands as the directors determine to be necessary or desirable. Every director shall be given notice, whether oral or written, of a meeting. A director who participates in a meeting of directors through the medium of conference telephone, video or any other form of communications equipment providing that all persons participating in the meeting are able to hear and speak to each other throughout the meeting, is deemed to be present in person at the meeting. If all the directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is. At any meeting of directors, a quorum will be present if not less than one half of the total number of directors is present, unless there are only 2 directors in which case the quorum is 2. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors. A question which arises at a board meeting shall be decided by a majority of votes.

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Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Foreign Private Issuer Exemption

After the consummation of this offering, we will qualify as a “foreign private issuer” under the SEC rules and Nasdaq rules. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Also, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we will submit to the SEC from time to time, on Form 6-K, reports of information that would likely be material to an investment decision in our Shares.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), except that we must comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625) and that we have an audit committee that satisfies Rule 5605(c)(3), including having committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). The exemptions are subject to our disclosure of which requirements we are not following and the equivalent British Virgin Islands requirements. We intend to rely on this “home country practice” exemption and follow the practices of our home country, the British Virgin Islands, in lieu of the following Nasdaq requirements:

●	The requirement under Nasdaq Rule 5605(b) that our board of directors be comprised of a majority of independent directors.
●	The requirements under Nasdaq Rules 5605(d) and 5605(e) to have a compensation committee and a nominating/corporate governance committee, each composed entirely of independent directors and governed by a formal written charter.
●	The requirement under Nasdaq Rule 5620 to hold an annual meeting of shareholders.
●	The requirements under Nasdaq Rule 5635 to obtain shareholder approval prior to certain issuances of securities.

As we rely on our home country’s corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. See “Risk Factors — Risks Relating to Our Business and Industry — As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.” on page 24 of the prospectus. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Other Corporate Governance Matters

The Sarbanes-Oxley Act of 2002, as well as related rules subsequently implemented by the SEC, requires foreign private issuers, including us, to comply with various corporate governance practices.

Because we are a foreign private issuer, the members of our Board of Directors and senior management are not subject to short-swing profit and insider trading reporting obligations under Section 16 of the Exchange Act. They will, however, be subject to the obligation to report changes in share ownership under Section 13 of the Exchange Act and related SEC rules.

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We are eligible to utilize the “controlled company” exemptions under the Nasdaq corporate governance rules if more than 50% of our voting power is held by an individual, a group or another company. Pursuant to the Nasdaq corporate governance rules, in order for a group to exist, such shareholders must have publicly filed a notice that they are acting as a group (i.e., a Schedule 13D). We expect that more than 50% of our voting power will be held by an individual, a group or another company immediately following the consummation of this offering.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Class A Ordinary Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of Class A Ordinary Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Class A Ordinary Shares. The following table assumes that none of our officers, directors or 5% or greater beneficial owners of our Class A Ordinary Shares will purchase shares in this offering. In addition, the following table assumes that the over-allotment option has not been exercised. Holders of our Class A Ordinary Shares are entitled to one (1) vote per share and vote on all matters submitted to a vote of our Shareholders, except as may otherwise be required by law.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

	Class A Ordinary Shares Beneficially Owned Prior to this Offering*		Class B Ordinary Shares Beneficially Owned Prior to this Offering		Class A Ordinary Shares Beneficially Owned After this Offering (Over-allotment option not exercised)*		Class A Ordinary Shares Beneficially Owned After this Offering (Over-allotment option fully exercised)*		Class B Ordinary Shares Beneficially Owned After this Offering		Voting Power After this Offering (Over- allotment option not exercise)*	Voting Power After this Offering (Over- allotment option fully exercised)*
	Number	%	Number	%	Number	%	Number	%	Number	%	%	%
Directors and Executive Officers
WEI Xiao	-	0	10,998,000	100%	-	0	-	0	10,998,000	100%	95.55%	95.52%
LAM Wing Yan	-	0	-	0	-	0	-	0	-	0	0	0
LIN Zhen	-	0	-	0	-	0	-	0	-	0	0	0
WEI Xuechun	-	0	-	0	-	0	-	0	-	0	0	0
LI Zhongxuan	-	0	-	0	-	0	-	0	-	0	0	0
HUA Tiankai	-	0	-	0	-	0	-	0	-	0	0	0
CHEN Chong	-	0	-	0	-	0	-	0	-	0	0	0
All directors and executive officers as a group five individuals):	-	0	-	0	-	0	-	0	-	0	0	0

5% Shareholders:
WEI Xiao	-	0	10,998,000	100%	-	0	-	0	10,998,000	100%	95.55%	95.52%

*	The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. The number and percentage of Class A Ordinary Shares exclude Class A Ordinary Shares convertible from Class B Ordinary Shares as the beneficial ownership of Class B Ordinary Shares is presented separately.

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RELATED PARTY TRANSACTIONS

The following is a summary of transactions since April 30, 2023 and up to the date of this prospectus to which we have been a party and in which any members of our Board of Directors, any Executive Officers, or Major Shareholder had, has or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this prospectus captioned “Management”.

We believe the terms of the transactions described below were comparable to terms we could have obtained in arm’s-length transactions with independent third parties.

Nature of Relationships with Related Parties

No.	Names of related parties	Relationship
1	Mr. WEI Xiao	A director and principal shareholder
2	Barentsz HK	An entity controlled by Mr. WEI Xiao. Barentsz HK was a wholly-owned subsidiary of the Company prior to its disposal on May 23, 2025.
3	Mr. Lee Yee Tak	A director of Premier ESG, our subsidiary.
4	Premier Advisory Services Limited	An entity an entity in which Mr. Lee Yee Tak holds a 40% equity interest and serves as the sole director.
5	Barentsz Investments Limited	An entity is 50% owned by Mr. WEI Xiao and 50% owned by a former director of Barentsz HK, respectively,

Transactions with Mr. WEI Xiao and Barentsz HK

Disposal of Subsidiary to a Related Party

On May 23, 2025, we disposed of our entire equity interest in our wholly-owned subsidiary, Barentsz HK, to Barentsz Investments Limited, a company that was incorporated as a business company with limited liability under the laws of the BVI on February 18, 2025, for a total consideration of HK$2,000,000 (approximately US$256,410).

Amounts Due to a Related Party

From time to time, we have received cash advances from Mr. WEI Xiao, primarily for his payment of business and operational expenses on behalf of the Company. These advances are unsecured, interest-free, and repayable upon demand. The following table summarizes the amounts due to Mr. WEI Xiao:

	As of April 30, 2025	As of April 30, 2024	As of April 30, 2023
Mr. WEI Xiao	$121,985	$103,206	$-

The largest amount outstanding to Mr. WEI Xiao during the years ended April 30, 2025, 2024 and 2023 was $121,985, $103,206 and $nil, respectively. As of the date of this prospectus, the entire balance due to Mr. WEI Xiao has not yet been settled and still outstanding.

Additionally, as of April 30, 2024, an amount of $8,974 was due to a former director of Barentsz HK. This balance was settled during the year ended April 30, 2025.

Accrued Payroll Payable

We had accrued payroll payable to Mr. WEI Xiao for his services to the Company. The following table summarizes such amounts:

	As of April 30, 2025	As of April 30, 2024	As of April 30, 2023
Mr. WEI Xiao	$50,000	$25,000	$-

As of the date of this prospectus, this balance has not yet been settled.

Transactions with Entities Affiliated with Mr. Lee Yee Tak

During the years ended April 30, 2025 and 2024, we provided consulting services to Premier Advisory Services Limited, an entity in which Mr. Lee Yee Tak, a director of our subsidiary, holds a 40% equity interest and serves as the sole director. For the years ended April 30, 2025 and 2024, we recognized consulting fee income from this entity amounting to $40,872 and $nil, respectively.

In connection with these services, we recorded contract liabilities representing deferred revenue. As of April 30, 2025, the balance of contract liabilities due to Premier Advisory Services Limited was $13,743. There was no such balance as of April 30, 2024. As of the date of this prospectus, the balance of $13,743 has been subsequently recognized as revenue.

Policies and Procedures for Related Party Transactions

Upon the effectiveness of this registration statement, our board of directors will adopt a written related party transaction policy, and our audit committee will be tasked with reviewing and, if appropriate, approving all related party transactions.

For the purposes of this policy, a “related party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any related party had, has or will have a direct or indirect material interest.

Our audit committee will review all relevant facts and circumstances of a proposed related party transaction, including but not limited to: (i) the benefits to the Company; (ii) the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally.

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DESCRIPTION OF SECURITIES

We are a BVI business company incorporated with limited liability and our affairs are governed by our memorandum of association (“Memorandum”) and articles of association (“Articles”), as amended and/or restated from time to time, and the BVI Act, and the common law of the BVI.

As of the date of this prospectus, our company is authorized to issue a maximum of 4,950,000,000 Class A Ordinary Shares with US$0.00001 par value each and 50,000,000 Class B Ordinary Shares with US$0.00001 par value each. As of the date of this prospectus, 9,002,000 Class A Ordinary Shares and 10,998,000 Class B Ordinary Shares are issued and outstanding. Immediately upon the completion of this offering, assuming no exercise of the over-allotment option by the underwriters, there will be 10,252,000 Class A Ordinary Shares and 10,998,000 Class B Ordinary Shares issued and outstanding (or 10,314,500 Class A Ordinary Shares and 10,998,000 Class B Ordinary Shares if the underwriter exercises the over-allotment option to purchase additional Class A Ordinary Shares in full).

Ordinary Shares

Class A Ordinary Shares

Each Class A Ordinary Share in the Company confers upon the shareholder the right to one vote per share at a meeting of the shareholders of the Company or on any resolution of shareholders. Unless otherwise required by the BVI Act, the amended and restated memorandum and articles of association, holders of our Class A Ordinary Share will vote together with holders of our Class B Ordinary Share as a single class on all matters presented to our shareholders for their vote approval.

Each Class A Ordinary Share in the Company confers upon the shareholder the right to an equal share in any dividend paid by the Company.

Each Class A Ordinary Share in the Company confers upon the shareholder the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

Class A Ordinary Shares are not convertible into Class B Ordinary Shares at any time.

All of our issued Class A Ordinary Shares are fully paid and non-assessable. Certificates representing the Class A Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the BVI may freely hold and vote their Class A Ordinary Shares.

At the completion of this offering, there will be 10,252,000 Class A Ordinary Shares issued and outstanding.

Class B Ordinary Shares

Each Class B Ordinary Share in the Company confers upon the shareholder the right to twenty votes at a meeting of the shareholders of the Company or on any resolution of shareholders. Unless otherwise required by the BVI Act, the amended and restated memorandum and articles of association, holders of our Class B Ordinary Share will vote together with holders of our Class A Ordinary Shares as a single class on all matters presented to our shareholders for their vote approval.

Each Class B Ordinary Share in the Company confers upon the shareholder the right to an equal share in any dividend paid by the Company.

Each Class B Ordinary Share in the Company confers upon the shareholder the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

The rights of the Class B Ordinary Shares are not subject to any “sunset” provisions. Consequently, the Class B Ordinary Shares do not automatically convert into Class A Ordinary Shares based on any time-based triggers or upon the occurrence of a specific event, such as the transfer of such shares or the death or incapacity of a holder. A Class B Ordinary Share will remain a Class B Ordinary Share unless and until the holder voluntarily elects to convert it into a Class A Ordinary Share as described below.

Each Class B Ordinary Share shall be converted at the option of the holder, at any time after issue and without the payment of any additional sum, into such number of Class A Ordinary Shares, as may be issued at the conversion rate of 1:1 basis from Class B Ordinary Shares to Class A Ordinary Shares (“Conversion Rate”), of fully paid Class A Ordinary Shares calculated at the Conversion Rate. Any and all taxes and stamp, issue and registration duties (if any) arising on conversion shall be borne by the holder of Class B Ordinary Shares requesting conversion.

At the completion of this offering, there will be 10,998,000 Class B Ordinary Shares issued and outstanding.

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Listing

We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “BRKK”. We cannot guarantee that we will be successful in listing on Nasdaq; however, we will not complete this offering unless we receive approval letter for our listing. For more details of risks related to failing to receive approval to list on Nasdaq, please see “RISK –ACTORS - Risks Relating to our Class A Ordinary Shares and this o–fering - The closing of this offering is contingent upon the approval of our listing application by Nasdaq. Failure to obtain this approval will result in the termination of this offering.”

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Ordinary Shares is Transhare Corporation.

Dividends

The holders of our Class A Ordinary Shares and Class B Ordinary Shares are entitled to such dividends as may be declared by our Board of Directors subject to the BVI Act. Our amended and restated memorandum and articles of association provide that the Directors may, by resolution of directors, authorize and declare a distribution at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to satisfy its debts as they fall due in the ordinary course of business.

Voting Rights

Pursuant to our amended and restated memorandum and articles of association, at each general meeting of our Company the holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions of the shareholders. At any general meeting, the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. On a poll, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) shall have one (1) vote for each Class A Ordinary Share and twenty (20) votes for each Class B Ordinary Share which such shareholder holds. If the chairman fails to take a poll then any member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

Variation of Rights of Shares

The rights attached to any class of shares may only, whether or not the Company is being wound up, be varied by a resolution of shareholders, provided that only the holders of the relevant class of shares shall be entitled to vote thereon, unless otherwise provided by the terms of issue of such class.

Meetings of shareholders

Any of our directors may convene a meeting of shareholders at any time and in any manner and place the director considers necessary or desirable. The director convening a meeting must not give less than seven clear calendar days’ notice of the meeting to those shareholders whose names appear as shareholders in the register of shareholders on the date of the notice and are entitled to vote at the meeting, and the other directors. Our board of directors must convene a meeting of shareholders upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested. A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares which that shareholder holds.

The quorum for a meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the shares (or class or series of shares) entitled to vote on the resolutions to be considered at the meeting. A quorum may comprise a single shareholder or proxy. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of the shareholders, will be dissolved. In any other case, it will stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitle to vote on the matter to be considered by the meeting, those present will constitute a quorum but otherwise the meeting will be dissolved or stand further adjourned at the discretion of the chairman of the board of directors of the Company or, if different, the chairman of the meeting.

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At any meeting of the shareholders of our Company, the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll, then any shareholder of our Company present in person or by proxy who objects the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken. If a poll be demanded in manner aforesaid, it shall be taken at such time and place, and in such manner as the Chairman shall direct. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

Meetings of Directors

Our business and affairs are managed by our board of directors, who will make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the BVI as the directors determine to be necessary or desirable. A director must be given not less than 3 calendar days’ notice of a meeting of directors. At any meeting of directors, a quorum will be present if not less than one half of the total number of directors is present, unless there are only 2 directors in which case the quorum is 2. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all directors. A person other than an individual which is a shareholder may by a resolution of its directors or other governing body authorize any individual it thinks fit to act as its representative at any meeting of shareholders. The duly authorized representative shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual.

Protection of Minority Shareholders

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the courts of the BVI may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the BVI Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the courts of the BVI for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

If we are deemed insolvent for the purposes of the Insolvency Act (i.e., (1) it fails to comply with the requirements of a statutory demand that has not been set aside under section 157 of the Insolvency Act; (2) the execution or other process issued on a judgment, decree or order of a BVI Court in favor of a creditor of the company is returned wholly or partly unsatisfied; or (3) either the value of the company’s liabilities exceeds its assets, or the company is unable to pay its debts as they fall due), there are very limited circumstances where prior payments made to shareholders or other parties may be deemed to be a “voidable transaction” for the purposes of the Insolvency Act. A voidable transaction would include, for these purposes, payments made as “unfair preferences” or “transactions at an undervalue.” A liquidator appointed over an insolvent company who considers that a particular transaction or payment is a voidable transaction under the Insolvency Act could apply to the BVI Courts for an order setting aside that payment or transaction in whole or in part.

Unclaimed Dividend

A dividend that remains unclaimed for a period of three years after it became due for payment may be forfeited, by resolutions of directors, to, and shall cease to remain owing by, the company.

Pre-emptive Rights

There are no pre-emptive rights applicable to the issue by us of new Class A Ordinary Shares under either BVI law or our amended and restated memorandum and articles of association.

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Transfer of Class A Ordinary Shares

Subject to the restrictions in our amended and restated memorandum and articles of association, the lock-up agreements with the representative of the underwriters described in “Shares Eligible for Future Sale — Lock-Up Agreements” and applicable securities laws, any of our shareholders may transfer all or any of his or her Class A Ordinary Shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. For so long as our Class A Ordinary Shares are listed on a Designated Stock Exchange (as defined in the amended and restated memorandum and articles of association), the Class A Ordinary Shares may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares registered on such stock exchange.

Our board of directors may not resolve to refuse or delay the transfer of any Class A Ordinary Share unless the shareholder has failed to pay an amount due in respect of it, provided, however, that such right to decline registration shall not apply to any transfer of shares made through the facilities of a Designated Stock Exchange on which our Class A Ordinary Shares are listed.

Forfeiture of Ordinary Shares

Our Company’s shares that are not fully paid on issue are subject to the forfeiture provisions set forth in our articles of association. For this purpose, shares of our Company issued for a promissory note or a contract for future services are deemed to be not fully paid.

If a shareholder fails to pay any call the directors may give to such shareholder not less than 14 days’ written notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The written notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

Redemption and Purchase of Ordinary Shares

We may purchase, redeem or otherwise acquire and hold our own Ordinary Shares save that we may not purchase, redeem or otherwise acquire our own Ordinary Shares without the consent of the shareholders whose Ordinary Shares are to be purchased, redeemed or otherwise acquired unless we are permitted by the any other provision in our amended and restated memorandum and articles of association to purchase, redeem or otherwise acquire the Ordinary Shares without such consent.

Inspection of Books and Records

Under the BVI Act, holders of our Ordinary Shares are entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, as amended and restated from time to time; (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members, and to make copies and take extracts from the documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests.

Issuance of Ordinary Shares

Subject to the BVI Act and to our amended and restated memorandum and articles of association, shares in our Company may be issued, and options to acquire shares in our Company granted, at such times, to such persons, for such consideration and on such terms as the directors may determine, save that the consideration shall not be less than the par value of the share.

Directors

Under the amended and restated memorandum and articles of association, we are required to have a minimum of one director and the maximum number of directors shall be unlimited. For as long as our Class A Ordinary Shares are listed or quoted on any Designated Stock Exchange (as defined in the amended and restated memorandum and articles of association), the board of directors shall include at least such number of independent directors as applicable law, rules or regulations of the Designated Stock Exchange require as determined by the directors.

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A director may be appointed by a resolution of shareholders or by the directors for such term as the shareholders or the directors determine. Any appointment may be to fill a vacancy or as an additional director.

The directors or, if our Class A Ordinary Shares (or depository receipts therefor) are listed or quoted on any Designated Stock Exchange and if required by the rules of such Designated Stock Exchange, any committee thereof, may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

Under our amended and restated memorandum and articles of association, there is no shareholding qualification required for directors.

Pursuant to our amended and restated memorandum and articles of association, each of our directors holds office for the term, if any, fixed by the resolution of shareholders or resolution of directors appointing him/her, or until his/her earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his/her earlier death, resignation or removal.

A director may be removed from office with or without cause by, a resolution of shareholders passed at a meeting of the shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by a least seventy-five per cent (75%) of the shareholders of the Company entitled to vote; or a resolution of directors.

A director may at any time resign or retire from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is received by us.

A director shall resign forthwith as a director of the Company if he is, or becomes, disqualified from acting as a director under the BVI Act.

Each of the compensation committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of the Nasdaq corporate governance rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of the Nasdaq corporate governance rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Liquidation Rights

As permitted by BVI law and our amended and restated memorandum and articles of association, the Company may be voluntarily liquidated by a resolution of members or, if permitted under section 199(2) of the BVI Act, by a resolution of directors if we have no liabilities or we are able to pay our debts as they fall due and the value of our assets equals or exceeds our liabilities by resolution of directors and resolution of shareholders. On a liquidation, on winding up or other return of assets of the Company to shareholders (other than on conversion, redemption or purchase of Ordinary Shares), assets available for distribution among the holders of our Ordinary Shares shall be distributed among the holders of the Ordinary Shares on a pro rata basis.

Differences in Corporate Law

The BVI Act and the laws of the BVI affecting BVI companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the BVI applicable to us and, for illustrative purposes only, the Delaware General Corporation Law (“DGCL”), which governs companies incorporated in the state of Delaware.

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Mergers and Similar Arrangements

Under the BVI Act, two or more companies, each a “constituent Company”, may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders. While a director may vote on the plan of merger or consolidation even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company.

A transaction entered into by our Company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction or proposed transaction is (i) between the director and the company and (ii) the transaction or proposed transaction is or is to be entered into in the ordinary course of the company’s business and on usual terms and conditions.

Notwithstanding the above, a transaction entered into by the company is not voidable if (a) the material facts of the interest of the director in the transaction are known by the shareholders entitled to vote at a meeting of shareholders and the transaction is approved or ratified by a resolution of shareholders; or (b) the company received fair value for the transaction.

Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision that, if proposed as an amendment to our memorandum and articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the BVI. A shareholder may dissent from a mandatory redemption of his shares pursuant to an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder who gave written objection within 20 days immediately following the date of the shareholders’ approval. These shareholders then have 20 days from the date of such notice to give to the company their written election in the form specified by the BVI Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Under Delaware law each corporation’s board of directors must approve a merger agreement. The merger agreement must state, among other terms, the terms of the merger and method of carrying out the merger. This agreement must then be approved by the majority vote of the outstanding stock entitled to vote at an annual or special meeting of each corporation, and no class vote is required unless provided in the certificate of incorporation.

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Delaware permits an agreement of merger to contain a provision allowing the agreement to be terminated by the board of directors of either corporation, notwithstanding approval of the agreement by the stockholders of all or any of the corporations (1) at any time prior to the filing of the agreement with the Secretary of State or (2) after filing if the agreement contains a post-filing effective time and an appropriate filing is made with the Secretary of State to terminate the agreement before the effective time. In lieu of filing an agreement of merger, the surviving corporation may file a certificate of merger, executed in accordance with Section 103 of the DGCL. The surviving corporation is also permitted to amend and restate its certification of incorporation in its entirety. The agreement of merger may also provide that it may be amended by the board of directors of either corporation prior to the time that the agreement filed with the Secretary of State becomes effective, even after approval by stockholders, so long as any amendment made after such approval does not adversely affect the rights of the stockholders of either corporation and does not change any term in the certificate of incorporation of the surviving corporation. If the agreement is amended after filing but before becoming effective, an appropriate amendment must be filed with the Secretary of State. If the surviving corporation is not a Delaware corporation, it must consent to service of process for enforcement of any obligation of the corporation arising as a result of the merger; such obligations include any suit by a stockholder of the disappearing Delaware corporation to enforce appraisal rights under Delaware law.

If a proposed merger or consolidation for which appraisal rights are provided is to be submitted for approval at a shareholder meeting, the subject company must give notice of the availability of appraisal rights to its shareholders at least 20 days prior to the meeting.

A dissenting shareholder who desires to exercise appraisal rights must (a) not vote in favor of the merger or consolidation; and (b) continuously hold the shares of record from the date of making the demand through the effective date of the applicable merger or consolidation. Further, the dissenting shareholder must deliver a written demand for appraisal to the company before the vote is taken. The Delaware Court of Chancery will determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the court will take into account “all relevant factors.” Unless the Delaware Court of Chancery in its discretion determines otherwise, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and accrue at 5% over the Federal Reserve discount rate.

Indemnification of Directors and Officers

BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any provision providing indemnification may be held by the BVI courts to be contrary to public policy (e.g. for purporting to provide indemnification against civil fraud or the consequences of committing a crime).

Under our amended and restated memorandum and articles of association, we may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the DGCL for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Directors’ Fiduciary Duties

Under BVI law, the directors owe the company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In exercising the powers of a director, the directors ensure neither they nor the company acts in a manner which contravenes the BVI Act or our amended and restated memorandum and articles of association, as amended and restated from time to time. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances.

Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Shareholder action by Written Consent

BVI law provides that shareholders may approve corporate matters by way of a written resolution without a meeting signed by or on behalf of shareholders sufficient to constitute the requisite majority of shareholders who would have been entitled to vote on such matter at a general meeting; provided that if the consent is less than unanimous, notice must be given to all non-consenting shareholders. Pursuant to our amended and restated memorandum and articles of association, an action that may be taken by the shareholders of our Company at a meeting may also be taken by a resolution of shareholders of our Company consented to in writing, without the need for any notice, but if any resolution of shareholders of our Company is adopted otherwise than by the unanimous written consent of all shareholders of our Company, a copy of such resolution shall forthwith be sent to all shareholders of our Company not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more shareholders of our Company. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which a shareholder holding a sufficient number of votes of shares to constitute a resolution of shareholders of our Company have consented to the resolution by signed counterparts. Under the DGCL, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation.

Shareholder Proposals

BVI and our amended and restated memorandum and articles of association provide that shareholders holding 30% or more of the voting rights entitled to vote on any matter for which a meeting is to be requested may request that the directors shall requisition a shareholder’s meeting. Under the DGCL, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

As a BVI company, we are not obliged by law to call shareholders’ annual general meetings, but our amended and restated memorandum and articles of association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

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Cumulative Voting

There are no prohibitions in relation to cumulative voting under the laws of the BVI but our amended and restated memorandum and articles of association do not provide for cumulative voting. Under the DGCL, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under our amended and restated memorandum and articles of association, a director of our Company may be removed from office, with or without cause, by a resolution of shareholders of our Company passed at a meeting of shareholders of our Company called for the purposes of removing the director of for purposes including the removal of the director or by written resolution passed by at least 75 percent of the votes of the shareholders of our Company entitled to vote, or by a resolution of directors of our Company. Under the DGCL, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. BVI law has no comparable statute and our amended and restated memorandum and articles of association do not expressly provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding Up

Under our amended and restated memorandum and articles of association, we may appoint a voluntary liquidator by a resolution of the shareholders of our Company or by resolution of directors of our Company. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under BVI law and our amended and restated memorandum and articles of association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class.

Amendment of Governing Documents

As permitted by BVI law, our amended and restated memorandum and articles of association may be amended with a resolution of our shareholders or, subject to certain exceptions, by resolutions of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the BVI. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Anti-Money Laundering — BVI

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases, the directors may be satisfied that no further information is required since an exception applies under the Anti-Money Laundering Regulations (as revised) of the BVI, as amended and revised from time to time or any other applicable law.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the BVI knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the BVI, pursuant to the Proceeds of Criminal Conduct Act (as revised). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon the completion of this offering, we will have 1,250,000 Class A Ordinary Shares sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Prior to this offering, there has been no public market for our Class A Ordinary Shares, and while we plan to apply to list our Class A Ordinary Shares on Nasdaq, we cannot assure you that a regular trading market for our Class A Ordinary Shares will develop or be sustained after this offering. Future sales of substantial amounts of Class A Ordinary Shares in the public market, or the perception that such sales may occur, could adversely affect the market price of our Class A Ordinary Shares. Further, since a large number of our Class A Ordinary Shares will not be available for sale shortly after this offering because of the contractual and legal restrictions on resale described below, sales of substantial amounts of our Class A Ordinary Shares in the public market after these restrictions lapse, or the perception that such sales may occur, could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Lock-Up Agreements

Each of our officers, directors, and holders of more than 5% of the Company’s securities (including warrants, options, convertible securities, and Class A Ordinary Shares) have agreed with the underwriters not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, lend, or otherwise to transfer or dispose of, directly or indirectly, any Class A Ordinary Shares, or other securities convertible into or exercisable or exchangeable for Class A Ordinary Shares for a period of six (6) months from the effective date of the registration statement of which this prospectus forms a part without the prior written consent of the Representative. Each of the Company and any successors of the Company have agreed, for a period of three (3) months after the closing of this offering, that each will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

Other than this offering, we are not aware of any plans by any significant shareholders to dispose of significant numbers of our Class A Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our Class A Ordinary Shares may dispose of significant numbers of our Class A Ordinary Shares in the future. We cannot predict what effect, if any, future sales of our Class A Ordinary Shares, or the availability of Class A Ordinary Shares for future sale, will have on the trading price of our Class A Ordinary Shares from time to time. Sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Class A Ordinary Shares.

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our Class A Ordinary Shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

Subject to the Lock-Up Agreements, our affiliates may sell within any three-month period a number of Class A Ordinary Shares that does not exceed the greater of the following:

●	1% of the then outstanding Class A Ordinary Shares of the same class, which will equal approximately 102,520 Class A Ordinary Shares immediately after this offering assuming the over-allotment option is not exercised and 103,145 Class A Ordinary Shares assuming the over-allotment option is exercised in full; or

●	the average weekly trading volume of our Class A Ordinary Shares on Nasdaq during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Class A Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Class A Ordinary Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

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TAXATION

The following description is not intended to constitute a complete analysis of all tax considerations relating to the acquisition, ownership, and disposition of our Class A Ordinary Shares. You should consult your own tax advisor concerning the tax considerations of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign, or other taxing jurisdiction.

BVI Taxation

The government of the British Virgin Islands does not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its shareholders who are not tax resident in the British Virgin Islands.

The Company and all distributions, interest and other amounts paid by the Company in respect of the Class A Ordinary Shares to persons who are not resident in the British Virgin Islands are exempt from all provisions of the Income Tax Ordinance in the BVI.

No estate, inheritance, succession or gift tax is payable with respect to any shares, debt obligations or other securities of the Company.

All instruments relating to transactions in respect of the shares, debt obligations or other securities of the company and all instruments relating to other transactions relating to the business of the Company are exempt from the payment of stamp duty in the British Virgin Islands provided that they do not relate to real estate in the British Virgin Islands.

There are currently no withholding taxes or exchange control regulations in the British Virgin Islands applicable to the Company.

Hong Kong Taxation

The following summary of certain relevant taxation provisions under the laws of Hong Kong is based on current law and practice and is subject to changes therein. This summary does not purport to address all possible tax consequences relating to purchasing, holding or selling the Class A Ordinary Shares, and does not take into account the specific circumstances of any particular investors, some of whom may be subject to special rules. Accordingly, holders or prospective purchasers (particularly those subject to special tax rules, such as banks, dealers, insurance companies and tax-exempt entities) should consult their own tax advisors regarding the tax consequences of purchasing, holding or selling the Class A Ordinary Shares. Under the current laws of Hong Kong:

●	No profit tax is imposed in Hong Kong in respect of capital gains from the sale of the Class A Ordinary Shares.

●	Revenue gains from the sale of Class A Ordinary Shares by persons carrying on a trade, profession or business in Hong Kong where the gains are derived from or arise in Hong Kong from the trade, profession or business will be chargeable to Hong Kong profits tax, which is currently imposed at the rate of 16.5% on corporations and at a maximum rate of 15% on individuals and unincorporated businesses.

●	Gains arising from the sale of Class A Ordinary Shares, where the purchases and sales of Class A Ordinary Shares are effected outside of Hong Kong such as, for example, on the Nasdaq Stock Exchange, should not be subject to Hong Kong profits tax.

According to the current tax practice of the Hong Kong Inland Revenue Department, dividends paid on the Class A Ordinary Shares would not be subject to any Hong Kong tax.

No Hong Kong stamp duty is payable on the purchase and sale of the Class A Ordinary Shares.

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Profits Tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of property (such as the Class A Ordinary Shares).

Trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profits tax.

As from year of assessment of 2018/19 onwards, Hong Kong profit tax rates are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000.

Material United States Federal Income Tax Considerations

Persons considering an investment in our Class A Ordinary Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of our Class A Ordinary Shares including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Class A Ordinary Shares. This summary applies only to U.S. Holders that hold our Class A Ordinary Shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. federal tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the Internal Revenue Service (“IRS”) with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our Class A Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	financial institutions or financial services entities;

●	underwriters;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	grantor trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	governments or agencies or instrumentalities thereof;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	persons liable for alternative minimum tax;

●	persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

●	persons whose functional currency is not the U.S. dollar;

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●	passive foreign investment companies;

●	controlled foreign corporations;

●	the Company’s officers or directors;

●	holders who are not U.S. Holders;

●	persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock; or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Class A Ordinary Shares through such entities.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Class A Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Class A Ordinary Shares.

Taxation of Dividends and Other Distributions on Our Class A Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the Class A Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Class A Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the British Virgin Islands, clause (1) above can be satisfied only if the Class A Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Class A Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq Stock Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Class A Ordinary Shares, including the effects of any change in law after the date of this prospectus.

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Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Class A Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Class A Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Sale or Other Disposition of Class A Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of Class A Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such Class A Ordinary Shares. Any capital gain or loss will be long term if the Class A Ordinary Shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation. In the event that gain from the disposition of the Class A Ordinary Shares is subject to tax in the PRC, such gain may be treated as PRC-source gain under the United States-PRC income tax treaty. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Class A Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and cash equivalents are categorized as passive assets and the company’s goodwill and other un-booked intangibles are taken into account as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

No assurance can be given as to whether we may be or may become a PFIC, as this is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our Class A Ordinary Shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our Class A Ordinary Shares even if we cease to be a PFIC in subsequent years, unless certain elections are made. Our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Class A Ordinary Shares), and (ii) any gain realized on the sale or other disposition of Class A Ordinary Shares. Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A Ordinary Shares;

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●	the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our Class A Ordinary Shares qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Class A Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Class A Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Class A Ordinary Shares over the fair market value of such Class A Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Class A Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Class A Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our Class A Ordinary Shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual Internal Revenue Service Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

You should consult your tax advisors regarding how the PFIC rules apply to your investment in our Class A Ordinary Shares.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds US$50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual Shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR CLASS A ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement (the “Underwriting Agreement”) with Cathay Securities, Inc., as representative of the underwriters (the “Representative”) in this offering. The Representative may retain other brokers or dealers to act as sub-agents or selected dealers on their behalf in connection with this offering. Subject to the terms and conditions of the Underwriting Agreement, the underwriters named below have agreed to purchase from us, on a firm commitment basis, the number of Class A Ordinary Shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Name of Underwriters	Number of Class A Ordinary Shares
Cathay Securities, Inc.	1,250,000
Total	1,250,000

The underwriters are committed to purchase all the Class A Ordinary Shares offered by this prospectus if they purchase any Class A Ordinary Shares. The underwriters are not obligated to purchase the Class A Ordinary Shares covered by the Over-Allotment Option as described below. The underwriters are offering the Class A Ordinary Shares, subject to prior sale, when, as, and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the Underwriting Agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the underwriters a 45-day option to purchase up to an aggregate of 62,500 additional Class A Ordinary Shares (equal to 5% of the number of Class A Ordinary Shares sold in the offering) at the offering price per Class A Ordinary Share, less underwriting discounts and commissions. The underwriters may exercise the Over-Allotment Option for 45 days from the date of this prospectus solely to cover sales of Class A Ordinary Shares by the underwriters in excess of the total number of Class A Ordinary Shares set forth in the table above. If any of the additional Class A Ordinary Shares are purchased, the underwriters will offer the additional Class A Ordinary Shares on the same terms as those on which the other Class A Ordinary Shares are being offered hereby.

Discounts and Expenses

The underwriting discounts for the Class A Ordinary Shares and the Class A Ordinary Shares underlying the Over-Allotment Option are equal to 7.0% of the initial public offering price.

The following table shows the price per share and total initial public offering price, underwriting discounts, and proceeds before expenses to us. The total amounts are shown assuming both no exercise and full exercise of the Over-Allotment Option.

	Total
	Per Share	No Exercise of Over-allotment Option	Full Exercise of Over-allotment Option
Initial public offering price(1)	$4.00	$5,000,000	$5,250,000
Underwriting discounts to be paid by us (7.0%)(2)	$0.28	$350,000	$367,500
Proceeds to us, before expenses	$3.72	$4,650,000	$4,882,500

(1) Assumed at an initial offering price per Class A Ordinary Share of $4.00, which is the lower point of the range set forth on the cover page of this prospectus.

(2) We have agreed to pay to the underwriters discounts of 7.0% of the public offering price.

We have agreed to pay to the Representative, by deduction from the gross proceeds of the offering contemplated herein, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by us from the sale of the Class A Ordinary Shares in this offering. We have agreed to reimburse the Representative for certain out-of-pocket expenses incurred by them up to an aggregate of $200,000 (including the Advance described below), including fees and disbursements of their counsel due diligence expenses, road show and background check on the Company’s executive officers and directors, with respect to this offering. Additionally, we have agreed to pay an expense advance to the Representative of $50,000, of which we have paid $30,000 with the remainder due upon the first public filing to the SEC (the “Advance”), to be applied against out-of-pocket accountable expense, which will be returned to us to the extent such out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

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We estimate that the total expenses of the offering payable by us, excluding the underwriting discounts and non-accountable expense allowance, will be approximately $0.72 million.

The foregoing does not purport to be a complete statement of the terms and conditions of the Underwriting Agreement. A form of the Underwriting Agreement is included as an exhibit to the registration statement of which this prospectus forms a part.

Right of First Refusal

We have granted the Representative, provided that this offering is completed, a right of first refusal, for a period of six (6) months from the closing of the offering, exercisable at the sole discretion of the Representative, to provide investment banking service to the Company on terms that are the same or more favorable to the Company comparing to terms offered to the Company by other underwriters or placement agents, which shall include, without limitation, (a) acting as leading manager for any underwritten public offering; and (b) acting as placement agent or initial purchaser in connection with any private offering of securities of the Company. In accordance with FINRA Rule 5110(g)(6), under no circumstances shall such right of first refusal have a duration of more than three years from the commencement of sales of this offering or the termination date of the engagement between us and the underwriters. The Representative shall notify us of its intention to exercise its right of first refusal within 15 business days following notice in writing by us. The right of first refusal is also subject to FINRA Rule 5110(g), which grants us a right of termination for cause, which includes that we may terminate the Representative’s engagement upon the Representative’s material failure to provide the underwriting services required by the underwriting agreement. Our exercise of the right of termination for cause will eliminate any obligations with respect to the right of first refusal set forth above.

Lock-up Agreements

Each of our officers, directors, and holders of more than 5% of the Company’s securities (including warrants, options, convertible securities, and Class A Ordinary Shares) have agreed with the underwriters not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, lend, or otherwise to transfer or dispose of, directly or indirectly, any Class A Ordinary Shares, or other securities convertible into or exercisable or exchangeable for Class A Ordinary Shares for a period of six (6) months from the effective date of the registration statement of which this prospectus forms a part without the prior written consent of the Representative. Each of the Company and any successors of the Company have agreed, for a period of three (3) months after the closing of this offering, that each will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

Tail Fee

We have also agreed to pay the Representative, subject to certain exceptions, a cash fee equal to seven percent (7.0%) of the gross proceeds received by the Company from any offering with any investor actually introduced by the Representative to the Company and not known to the Company before such introduction prior to the termination or expiration of the engagement period of the Representative (the “Engagement Period”), in connection with any public or private financing or capital raise (each a “Tail Financing”), and such Tail Financing is consummated at any time during the Engagement Period or within the twelve (12) month period following the expiration or termination of the Engagement Period (the “Tail Period”), provided that such Tail Financing is by a party actually introduced to the Company in an offering in which the Company has direct knowledge of such party’s participation. The Representative shall provide the Company with a list of such parties and proof of such communication. The right to receive a fee in connection with the Tail Financing shall be subject to FINRA Rule 5110(g)(5)(B), and the Company shall have a right of termination for cause, which includes that the Company may terminate the underwriters’ engagement upon the underwriters’ material failure to provide the underwriting services required by the underwriting agreement. The Company’s exercise of the right of termination for cause will eliminate any obligations with respect to the payment of any termination fee or provision of any tail financing fee, including the tail financing set forth above.

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Pricing of this offering

Prior to this offering, there was no public market for our Class A Ordinary Shares. The initial public offering price for the Class A Ordinary Shares will be determined through negotiations between us and the Representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development, and other factors deemed relevant. The initial public offering price of the Class A Ordinary Shares in this offering does not necessarily bear any direct relationship to the assets, operations, book value, or other established criteria of value of our Company.

Based on the above valuation factors and the number of Class A Ordinary Shares outstanding, we set our per-Class A Ordinary Share price on $4.

An active trading market for our Class A Ordinary Shares may not develop. It is possible that after this offering the Class A Ordinary Shares will not trade in the public market at or above the initial offering price.

No Sales of Similar Securities

We, including any successor entities, have agreed not to: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of Class A Ordinary Shares or such other securities, in cash or otherwise, without the prior written consent of the representative, for a period of three (3) months after the Closing Date.

Foreign Regulatory Restrictions on Purchase of the Shares

We have not taken any action to permit a public offering of the Class A Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of the Class A Ordinary Shares and the distribution of this prospectus outside the United States.

Indemnification

We have agreed to indemnify the underwriters and their affiliates against liabilities relating to the offering arising under the Securities Act and the Exchange Act and to contribute to payments that the underwriters may be required to make for these liabilities.

Application for Nasdaq Listing

We have applied to have the Class A Ordinary Shares approved for listing on the Nasdaq Capital Market under the symbol “BRKK”. We will not consummate and close this offering without a listing approval letter from Nasdaq Capital Market.

Electronic Offer, Sale, and Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters or selling group members, if any, or by their affiliates, and the underwriters may distribute prospectus electronically. The underwriters may agree to allocate a number of Class A Ordinary Shares to the selling group members for sale to their online brokerage account holders. The Class A Ordinary Shares to be sold pursuant to Internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on, or that can be accessed through, these websites and any information contained in any other website maintained by these entities is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, and it should not be relied upon by investors.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

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Passive Market Making

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect to such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action may be taken, and no action has been taken, by us or the underwriters that would permit a public offering of the Class A Ordinary Shares offered by, or the possession, circulation, or distribution of, this prospectus in any jurisdiction where action for that purpose is required. The Class A Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Class A Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Price Stabilization, Short Positions, and Penalty Bids

Until the distribution of the Class A Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase the Class A Ordinary Shares. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain, or otherwise affect the price of the Class A Ordinary Shares. The underwriters may engage in over-allotment sales, syndicate-covering transactions, stabilizing transactions, and penalty bids in accordance with Regulation M.

●	Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

●	Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the Over-Allotment Option described above and/or may engage in syndicate-covering transactions. There is no contractual limit on the size of any syndicate-covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

●	Syndicate-covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

●	A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Class A Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

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Stabilization, syndicate-covering transactions, and penalty bids may have the effect of raising or maintaining the market price of the Class A Ordinary Shares or preventing or delaying a decline in the market price of the Class A Ordinary Shares. As a result, the price of the Class A Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of the Class A Ordinary Shares. These transactions may occur on Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Offers Outside of the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Class A Ordinary Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Class A Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Class A Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act; (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above; and (iii) the offeree must be sent a notice stating in substance that, by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (“PRC”) (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

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Hong Kong

The securities may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”); (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder; or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to our securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our securities that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing of the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may our securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, 2001 of Singapore (“SFA”)) under Section 274 of the SFA; (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where our securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities or securities-based derivatives contracts of that corporation shall not be transferable within six months after that corporation has acquired the securities or securities-based derivatives contracts under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA, (2) where no consideration is or will be given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA, or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Where our securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA, (2) where no consideration is or will be given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA, or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

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Malaysia

The securities have not been and may not be approved by the Securities Commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom, and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

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EXPENSES OF THE OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and commissions and non-accountable expense allowance, which are expected to be incurred in connection with the sale of Class A Ordinary Shares in this offering. With the exception of the registration fee payable to the SEC, the Nasdaq listing fee and the filing fee payable to FINRA, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$1,531
Nasdaq Capital Market Listing Fee	75,000
FINRA Filing Fee	2,000
Legal Fees and Other Expenses	276,422
Accounting Fees and Expenses	102,000
Printing and Engraving Expenses	15,000
Miscellaneous Expenses	60,000
Total	531,953

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LEGAL MATTERS

Loeb & Loeb LLP is acting as counsel to our Company regarding U.S. securities law matters. The validity of the Class A Ordinary Shares offered hereby will be passed upon for us by Ogier. Certain legal matters with respect to U.S. federal securities and New York State law in connection with this offering will be passed upon for the underwriters by The Crone Law Group, P.C. Legal matters as to Hong Kong law will be passed upon for us by P. Y. CHEUNG & CO. SOLICITORS. Loeb & Loeb LLP may rely upon Ogier with respect to matters governed by BVI law and P. Y. CHEUNG & CO. SOLICITORS with respect to matters governed by Hong Kong law. Legal matters as to PRC laws will be passed upon for us by Jiangsu Junjin Law Firm.

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EXPERTS

The consolidated financial statements for the years ended April 30, 2024 and 2025 and for each of the fiscal years then ended included in this prospectus have been so included in reliance on the report of J&S Associate PLT, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing. The office of J&S Associate PLT is located at B-11-14, Megan Avenue II, 12 Jalan Yap Kwan Seng, 50450, Kuala Lumpur, Malaysia.

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ENFORCEMENT OF CIVIL LIABILITIES

BVI

We are incorporated under the laws of the BVI as a BVI business company with limited liability. We are incorporated under the laws of the BVI because of certain benefits associated with being a BVI business company, such as political and economic stability, an effective judicial system, , with a dedicated commercial court, tax neutral treatment, with no tax levied against companies incorporated in the BVI by the local tax authorities, the absence of foreign exchange control of currency exchange control or currency restriction and the availability of professional and support services. The BVI, however, may have a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors. Additionally, BVI companies may not have standing to sue before the Federal courts of the United States.

Our amended and restated memorandum and articles do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Hong Kong. All of the current directors and executive officers of our Company, namely, WEI Xiao and LAM Wing Yan are nationals or residents of Hong Kong, and substantially all of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.

We have appointed Cogency Global Inc., as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Ogier, our counsel with respect to the laws of the BVI, has advised us that the BVI does not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be enforceable in the BVI. We have also been advised that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the BVI under the common law doctrine of obligation.

Ogier has further advised us that that there is currently no statutory enforcement or treaty between the United States and the British Virgin Islands providing for enforcement of judgments. A judgment obtained in the United States, however, may be recognized and enforced in the courts of the British Virgin Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Commercial Division of the Eastern Caribbean Supreme Court in the British Virgin Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) is final; (iii) is not in respect of taxes, a fine or a penalty; and (iv) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the British Virgin Islands. Furthermore, it is uncertain that British Virgin Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Ogier has informed us that there is uncertainty with regard to British Virgin Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the British Virgin Islands as penal or punitive in nature.

Hong Kong

P. Y. CHEUNG & CO. SOLICITORS our counsel as to Hong Kong law, has further advised us that foreign judgments of United States courts will not be directly enforced in Hong Kong as there are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor. As a result, subject to the conditions with regard to enforcement of judgments of United States courts being met, including but not limited to the above, a foreign judgment of United States of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States could be enforceable in Hong Kong.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to underlying Class A Ordinary Shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our Class A Ordinary Shares.

Immediately upon the effectiveness of the registration statement on Form F-1 to which this prospectus is a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As we are a foreign private issuer, we are exempt from some of the Exchange Act reporting requirements, the rules prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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BARENTSZ CAPITAL LIMITED AND SUBSIDIARIES

F-1

J&S ASSOCIATE PLT
202206000037 (LLP0033395-LCA) & AF002380
(Registered with PCAOB and MIA)	Tel: +603-4813 9469
B-11-14, Megan Avenue II	Email : info@jns-associate.com
12,Jalan Yap Kwan Seng, 50450, Kuala Lumpur, Malaysia	Website : jns-associate.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: The Board of Directors and Shareholders of

Barentsz Capital Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Barentsz Capital Limited and its subsidiaries (the “Company”) as of April 30, 2025 and 2024, and the related consolidated statements of operations and comprehensive income, consolidated statement of changes in shareholders’ equity, and consolidated statements of cash flows for the years ended April 30, 2025 and 2024, and the related notes to the consolidated financial statements and schedule (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2025 and 2024 and the results of its operations and its cash flows for the year ended April 30, 2025 and 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ J&S Associate PLT

Certified Public Accountants

Firm ID: 6743

We have served as the Company’s auditor since 2025.

Kuala Lumpur, Malaysia

July 3, 2025, except for Note 14, Subsequent Events, as to which the date is September 8, 2025

F-2

BARENTSZ CAPITAL LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF April 30, 2025 and 2024

(Stated in U.S. Dollars, except for number of shares)

	2025	2024

ASSETS
Cash and cash equivalents	$386,614	$250,944
Account receivables, net	408,600	-
Prepayment and other current assets, net	9,487	-
Total current assets	$804,701	$250,944

Non current assets
Operating lease right-of-use assets, net	47,184	-
Total assets	$851,885	$250,944

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Accrued expenses and other current liabilities	$139,844	$71,314
Amount due to related parties	121,985	112,180
Tax payables	109,968	-
Contract liabilities	13,743	104,410
Operating lease liabilities, current portion	26,719	-
Total current liabilities	$412,259	$287,904

Operating lease liabilities, non- current portion	18,606	-
Total liabilities	$430,865	$287,904

SHAREHOLDERS’ EQUITY (DEFICIT)
Ordinary shares, par value $0.00001 per share, 5,000,000,000 shares authorized; 20,000,000 shares issued and outstanding as of April 30, 2025 and 2024, respectively*	$50,000	$50,000
Accumulated other comprehensive income (loss)	220	220
Retained earnings (Accumulated deficit)	365,618	(87,180)
Total Barentsz Capital Limited shareholders’ equity	$415,838	$(36,960)

Non-controlling interests	5,182	-

Total equity/(Shareholders’ deficit)	$421,020	$(36,960)

TOTAL EQUITY AND LIABILITIES/TOTAL LIABILITIES, NET OF SHAREHOLDERS’ DEFICIT	$851,885	$250,944

*Shares presented on a retroactive basis to reflect the share reorganization.

F-3

BARENTSZ CAPITAL LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

For the yearS ended APRIL 30, 2025 AND 2024

(Stated in U.S. Dollars, except for number of shares)

	2025	2024

Revenue	$1,472,590	$24,359
Cost of revenue	(199,074)	(12,500)
Gross profit	1,273,516	11,859

Administrative expenses	(137,421)	(100,287)
Total operating expenses	(137,421)	(100,287)

Income (Loss) from operation	1,136,095	(88,428)

Other income (expense)
Interest expenses	(903)	-
Other income	12,756	1,248
Total other income (loss), net	11,853	1,248

Income (Loss) before taxes	1,147,948	(87,180)
Income tax expense	(109,968)	-
Net income (loss) including noncontrolling interest	1,037,980	(87,180)
Less: Net loss attributable to noncontrolling interest	(5,182)	-
Net income (loss) attributable to Barentsz Capital Limited	1,032,798	(87,180)

Other comprehensive income (loss), net of tax:
Cumulative translation adjustment	-	220
Total other comprehensive income (loss), net of tax	1,032,798	(86,960)

Comprehensive income (loss) including noncontrolling interest	$1,037,980	(86,960
Non-controlling interest	(5,182)	-
Comprehensive income (loss) attributable Barentsz Capital Limited	1,032,798	(86,960)

Weighted average number of Ordinary Shares*
- basic and diluted earnings	20,000,000	20,000,000

Earnings per share attributable to owners of the Company
Basic and diluted earnings per share	0.052	(0.004)

* Shares presented on a retroactive basis to reflect the share reorganization.

F-4

BARENTSZ CAPITAL LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

For the yearS ended APRIL 30, 2025 AND 2024

(Stated in U.S. Dollars, except for number of shares)

	Attributable to shareholders of the Company
	Number of shares*	Amount	Accumulated Other Comprehensive Income (Loss)	(Accumulated losses/ Retained earnings)	Total equity attributable to shareholders of the Company	Non-controlling interests	Total equity
Balance as of April 30, 2023	20,000,000	$50,000	$-	$-	$50,000	$-	$50,000

Net loss for the year	-	-	-	(87,180)	(87,180)	-	(87,180)

Foreign currency translation adjustment		-	220	-	220	-	220

Balance as of April 30, 2024	20,000,000	$50,000	$220	$(87,180)	$(36,960)	$-	$(36,960)

Net income for the year	-	-	-	1,032,798	1,032,798	5,182	1,037,980

Foreign currency translation adjustment		-	-	-	-	-	-

Dividend paid to shareholders of the company		-	-	(580,000)	(580,000)	-	(580,000)

Balance as of April 30, 2025	20,000,000	$50,000	$220	$365,618	$415,838	$5,182	$421,020

* Shares presented on a retroactive basis to reflect the share reorganization.

F-5

BARENTSZ CAPITAL LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

For the yearS ended APRIL 30, 2025 AND 2024

	2025	2024
Cash flows from operating activities

Net income (loss)	$1,147,948	$(87,180)

Adjustments to reconcile net income to net cash provided by operating activities
Amortization of right-of-use assets	6,741	-

Changes in operating assets and liabilities:	1,154,689	(87,180)
Account receivables	(408,600)	-
Prepayment and other current assets, net	(9,487)	-
Contract liabilities	(90,667)	104,410
Accrued expenses and other current liabilities	68,530	71,314
Lease liabilities	(8,600)	-

Net cash provided by operating activities	705,865	88,544

Cash flows from financing activities

Dividend paid	(580,000)	-
Advance from a related party	9,805	162,180

Net cash (used in) provided by financing activities	(570,195)	162,180

net INCREASE in cash and cash Equivalents	135,670	250,724

Effect of foreign exchange rate changes	-	220
Cash and cash equivalents at beginning of year	250,944	-

Cash and cash equivalents at end of year	386,614	250,944

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	16	-
NON-CASH TRANSACTION:
Lease liabilities arising from obtaining right-of-use assets	53,925	-

F-6

BARENTSZ CAPITAL LIMITED AND SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS
For the yearS ended APRIL 30, 2025 AND 2024

1.	ORGANIZATION AND BUSINESS OVERVIEW

Barentsz Capital Limited (“Barentsz Capital” or “Company”) is a limited liabilities company incorporated in the British Virgin Islands on March 30, 2023 with authorized   of US$50,000 divided into 50,000 Shares of par value US$1 each.

The Company’s registered office in the British Virgin Islands and its principal place of business is in Hong Kong. The Company and its subsidiary (collectively referred to as the “Company”) offer comprehensive growth consulting services, providing entrepreneurs and corporate clients worldwide with in-depth strategic insights and implementable solutions which principally engages in the provision of consulting services.

During the years ended April 30, 2025 and 2024, the Company has direct or indirect interests in the following subsidiary:

Name	Place and date of incorporation	Issued ordinary share capital	Ownership	Principal activities

Barentsz Capital Limited	The British Virgin Islands, March 30, 2023	US$50,000	Mr. WEI is the principal shareholder	Holding company and providing consultancy services
Barentsz HK	Hong Kong, May 4, 2023	HK$2,000,000	100% owned by Barentsz Capital Limited	Providing Type 4 and Type 9 services and consultancy services in Hong Kong
Premier ESG Services Limited (“Premier ESG”)	Hong Kong, August 26, 2024	HK$10,000	51% owned by Barentsz Capital Limited	Providing advisory services for ESG reporting

Upon obtaining approval from the SFC to change the substantial shareholders of Barentsz HK on May 22, 2025, on May 23, 2025, the Company entered into the instruments of transfers with Barentsz Investments Limited, sold an aggregate of 2,000,000 Ordinary Shares of a wholly-owned subsidiary, Barentsz HK, representing an aggregate of 100% Ordinary Shares, in consideration of HK$2,000,000 (approximately US$256,410) to the abovementioned parties.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiary, which include the Hong Kong-registered entities directly or indirectly owned by the Company. All transactions and balances among the Company and its subsidiary have been eliminated upon consolidation. The results of subsidiary acquired or disposed of are recorded in the consolidated income statements from the effective date of acquisition or up to the effective date of disposal, as appropriate.

F-7

A subsidiary is an entity in which (i) the Company directly or indirectly controls more than 50% of the voting power; or (ii) the Company has the power to appoint or remove the majority of the members of the board of directors or to cast a majority of votes at the meetings of the board of directors or to govern the financial and operating policies of the investee pursuant to a statute or under an agreement among the shareholders or equity holders.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities as at the date of the consolidated financial statements and reported amounts of income and expenses during the reporting periods. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Significant accounting estimates reflected in the Company’s consolidated financial statements include the useful lives of plant and equipment and interest rate of lease. Actual results may differ from these estimates.

Foreign currency translation

The reporting currency and the functional currency of the Company is the United States Dollar (“US$”) and the accompanying consolidated financial statements have been expressed in US$. The functional currency of the Company’s subsidiaries is the local currency or U.S. dollar depending on the nature of the subsidiaries’ activities.

Since 1983, Hong Kong dollars have been pegged to United States Dollar at the rate of approximately HK$7.80 to US$1.00. The financial statements of the subsidiaries with Hong Kong dollars as functional currencies are translated into US$ using the exchange rate of HK$7.80 to US$1.00 as of the balance sheet date for assets and liabilities and for transactions.

Cumulative translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income (loss) included in consolidated statements of changes in shareholders’ equity. Transactions denominated in foreign currencies are re-measured into the functional currency at the exchange rates prevailing on the transaction dates. Gains and losses from foreign currency transactions are included in the consolidated statements of operations.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Cash and cash equivalents

The Company considers bank deposit and all highly liquid investments with original maturities of three months or less when purchased to be cash and cash equivalents. The Company maintains bank accounts in Hong Kong. Management believes that the Company is not exposed to any significant credit risk on cash and cash equivalents.

F-8

Accounts receivables, net

Accounts receivable mainly represent amounts due from clients for consulting services which are recorded net of allowance for the Company’s expected credit losses, if any.

The Company generally does not grant formal credit terms to the clients. The Company usually issues an invoice in respect of (i) consulting services after a pre-defined milestone under the mandate is achieved or upon completion of a transaction. Payments are required to be made within a reasonable period of time after the issuance of an invoice and are usually settled by cheque or via wire transfer within three months of the date of invoice.

The Company adopted ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement on Credit Losses on Financial Instruments”, including certain subsequent amendments, transitional guidance and other interpretive guidance within ASU 2018-19, ASU 2019-04, ASU 2019-05, ASU 2019-11, ASU 2020-02 and ASU 2020-03 (collectively, including ASU 2016-13, “ASC 326”) on January 1, 2023 using the modified retrospective transition approach. ASC 326 introduces an approach based on expected losses to estimate the allowance for credit losses, which replaces the previous incurred loss impairment model. The adoption of the new standard did not have a material effect on the Company’s consolidated financial statements. The Company’s estimation of allowance for credit losses considers factors such as historical credit loss experience, age of receivable balances, current market conditions, reasonable and supportable forecasts of future economic conditions, as well as an assessment of receivables due from specific identifiable counterparties to determine whether these receivables are considered at risk or uncollectible.

The Company evaluates its accounts receivable for expected credit losses on a regular basis. The Company maintains an estimated allowance for credit losses to reduce its accounts receivable to the amount that it believes will be collected. The Company considers factors in assessing the collectability of its receivables, such as the age of the amounts due, the customer’s payment history, credit-worthiness and other specific circumstances related to the accounts. The Company adjusts the allowance percentage periodically when there are significant differences between estimated bad debts and actual bad debts. If there is strong evidence indicating that the accounts receivable is likely to be unrecoverable, the Company also makes specific allowance in the period in which a loss is determined to be probable. Accounts receivable balances are written off after all collection efforts have been exhausted.

Credit risk

Assets that potentially subject the Company to a significant concentration of credit risk primarily consist of cash and cash equivalents, accounts receivable and other current assets.

The Company believes that there is no significant credit risk associated with cash and cash equivalents, which were held by reputable financial institutions in the jurisdictions where the Company and its subsidiary are located. The Hong Kong Deposit Protection Board pays compensation up to a limit of HK$500,000 (approximately US$64,356) if the bank with which an individual/a company hold its eligible deposit fails and with effective from October 1, 2024, the protection limit was increased to HK$800,000 (approximately US$102,969).

The Company has designed their credit policies with an objective to minimize their exposure to credit risk. The Company’s accounts receivable is short term in nature and the associated risk is minimal. The Company conducts credit evaluations on its clients and generally does not require collateral or other security from such clients. The Company periodically evaluates the creditworthiness of the existing clients in determining an allowance for expected credit losses primarily based upon the age of the receivables and factors surrounding the credit risk of specific clients.

Deferred offering costs

The Company follows the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of offering”. Deferred initial public offering costs consist of underwriting, legal and other expenses incurred through the balance sheet date that are directly related to the intended initial public offering (“IPO”). Deferred initial public offering costs will be charged to shareholders’ equity netted against the proceeds upon the completion of the IPO. Should the IPO prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

F-9

Contract liabilities

The Company bills its clients based upon contractual schedules. The timing of revenue recognition, billings and cash collections result in accounts receivable and contract liabilities. Contract liabilities represent the upfront payments received upon signing of the advances from clients related to consulting services. Advance payments in excess of related accounts receivable are presented as contract liabilities on the consolidated balance sheets.

Lease

ASC 842 supersedes the lease requirements in ASC 840 “Leases”, and generally requires lessees to recognize operating and finance lease liabilities and corresponding right-of-use assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements. All leases in the Company are accounted for as operating leases.

We determine if an arrangement is a lease at inception. On our balance sheet, our office lease is included in operating lease right-of-use (“ROU”) asset, current portion of operating lease liability and operating lease liability, net of current portion.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. For leases that do not provide an implicit rate, we use our incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. We use the implicit rate when readily determinable. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Significant judgment may be required when determining whether a contract contains a lease, the length of the lease term, the allocation of the consideration in a contract between lease and non-lease components, and the determination of the discount rate included in our office lease. We review the underlying objective of each contract, the terms of the contract, and consider our current and future business conditions when making these judgments.

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU asset and lease liabilities on the consolidated balance sheets. Consistent with all other operating leases, short-term lease expense is recorded on a straight-line basis over the lease term.

The Company has elected to not treat the concessions as lease modifications and will instead account for the lease concessions as if they were contemplated as part of the existing leases. The Company has recorded negative variable lease expense and adjusted lease liabilities at the point in which the rent concession has become accruable.

The Company evaluates the impairment of its right-of-use assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of finance and operating lease liabilities in any tested asset Company and include the associated lease payments in the undiscounted future pre-tax cash flows. For the years ended April 30, 2025 and 2024, the Company did not have any impairment loss against its operating lease right-of-use assets.

F-10

Fair value measurements

ASC 820 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability. ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1 —	Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2 —	Other inputs that are directly or indirectly observable in the marketplace
Level 3 —	Unobservable inputs which are supported by little or no market activity.

The carrying amounts of cash and cash equivalents, accounts and other receivable, deposits, amounts due to related parties, other payables and lease liabilities approximate their fair values because of their generally short maturities.

Revenue recognition

The Company applied ASC Topic 606 “Revenue from Contracts with Customers” (“ASC 606”) for all periods presented.

Step 1:	Identify the contract(s) with a customer.

Step 2:	Identify the performance obligations in the contract.

Step 3:	Determine the transaction price – The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

Step 4:	Allocate the transaction price to the performance obligations in the contract – Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.

Step 5:	Recognize revenue when (or as) the entity satisfies a performance obligation – An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

The Company has elected to apply the practical expedient in ASC 606-10-50-14 and, therefore, does not disclose information about remaining performance obligations that have original expected durations of one year or less.

The Company’s principal revenue stream includes consulting income. The Company generally recognizes consulting income on a gross basis as the Company has delivered the consultancy reports to the customers.

Revenue from consulting services is recognized at a point in time, when control of the consultancy report is transferred to the customer, which occurs upon delivery of the report, typically via email. The Company’s contracts do not include rights of return or refund provisions, and such occurrences have historically been insignificant. Payment terms are generally due within three months following the delivery of the report.

Cost of revenue

Cost of revenue is primarily comprised of the direct labor costs of our R&D team and other direct costs associated with providing consulting services. All direct costs associated with consulting services are expensed as incurred.

Administrative expenses

Administrative expenses mainly consist of audit fees, staff costs, office expenses, legal and professional fees, entertainment and amortization   on right-of-use assets.

F-11

Employee benefits

The principal employee’s retirement scheme is under the Hong Kong Mandatory Provident Fund Schemes Ordinance. Contributions are made by both the employer and the employee at the rate of 5% on the employee’s relevant salary income, subject to a cap of monthly relevant income of approximately HK$30,000 (approximately US$3,861).

During the years ended April 30, 2025 and 2024, the total amount charged to the consolidated statements of operations in respect of the Company’s costs incurred on the Mandatory Provident Fund Scheme were US$4,856 and US$799 respectively. The amounts were included in cost of revenue and administrative expenses.

Income tax

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

The Company believes there were no uncertain tax positions as of April 30, 2025 and 2024, respectively. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months. The Company is not currently under examination by an income tax authority, nor has been notified that an examination is contemplated.

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence of the same party, such as a family member or relative, shareholder, or a related corporation.

Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance.

Based on the management’s assessment, the Company determined that it has only one operating segment and therefore one reportable segment as defined by ASC 280.

F-12

Earnings per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common share outstanding for the period. Diluted EPS presents the dilutive effect on a per-share basis of the potential Ordinary Shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential Ordinary Shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. During the years ended April 30, 2025 and 2024, there were no dilution impact.

Recently Issued Accounting Standards, not yet Adopted by the Company

Other accounting standards that have been issued by FASB that do not require adoption until a future date Company is currently evaluating the potential impact of these standards on its consolidated financial statements, including the consolidated balance sheets, statements of income and comprehensive income, cash flows or disclosures. The Company will disclose the expected effects of these standards if there will be a material impact   on the consolidated financial statements upon adoption.

3.	ACCOUNTS RECEIVABLE, NET

As of April 30, 2025 and 2024, accounts receivable, net consists of the following:

	2025	2024
Accounts receivable	$408,600	$-
Less: allowance for expected credit loss	-	-
Accounts receivable, net	$408,600	$-

There was no credit loss for the years ended April 30, 2025 and 2024.

4.	PREPAYMENT AND OTHER CURRENT ASSETS, NET

As of April 30, 2025 and 2024, prepayment and other current assets, net consist of the following:

	2025	2024
Current:
Deposits	$7,115	$-
Prepayment	2,372	-
Total	$9,487	$-

5.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

As of April 30, 2025 and 2024, accrued expenses and other current liabilities consist of the following:

	2025	2024
Accrued administrative expenses	$86,795	$46,218
Accrued staff costs (1)	52,953	25,000
Other payables	96	96
Total	139,844	$71,314

(1) The balances of $50,000 and $25,000 as of April 30, 2025 and 2024 represented the accrued payroll payables to a related party, Mr. WEI Xiao. These amounts were unsecured, interest-free, have no fixed terms of repayment and non-trade related. As of the date of this report, the entire balance has yet settled.

6.	CONTRACT LIABILITIES

Contract liabilities are recognized when the Company receives initial deposits from customers. Contract liabilities will be recognized as revenue when promised services are provided. The Company’s contract liabilities are generally recognized as revenue within one year.

As of April 30, 2025 and 2024, contract liabilities consist of the following:

	2025	2024
Balance at beginning of the year	$104,410	$-
Additions	13,743	104,410
Recognized to revenue during the year	(104,410)	-
Ending balance	$13,743	$104,410

F-13

7.	RIGHT-OF-USE ASSETS AND OPERATING LEASE LIABILITIES

(a)	Right of use assets

The carrying amount of the Company’s right of use assets and the movement during the year are as follows:

	2025	2024
As of May 1	$-	$-
Addition	53,925	-
Amortization expenses(1)	(6,741)	-
As of April 30	$47,184	$-

(1) The right of use assets was amortized over the lease term, i.e. 2 years.

(b)	Lease liability

	2025	2024
As of May 1	$-	$-
Addition	$53,925	$-
Interest	887
Repayment	(9,487)	-
As of April 30	$45,325	$-

(c)	The following table summarizes the maturity of operating lease liabilities

	2025	2024
Lease payments within a period of more than one year but not more than two year	$18,974	$-
Lease payments within one year	28,462	-
Less: Interest:	(2,111)	-
As of April 30	$45,325	$-

(d)	Other supplemental information about the Company’s operating lease as of April 30,

	April 30,
	2025	2024
Weighted average discount rate	5.25%	-
Weighted average remaining lease term (years)	1.67	-

During the year ended April 30, 2025, the Company incurred lease expense of HK$74,000 (approximately US$9,487) (during the year ended April 30, 2024: $nil).

The remaining contractual maturities of the Company’s operating lease liabilities as of April 30, 2025 are over one year.

8.	RELATED PARTY TRANSACTIONS AND BALANCES

The following is a list of related parties which the Company has balances/transactions with:

(a)	Mr. Wei Xiao, a director and principal shareholder of the Company.
(b)	Mr. Lee Yee Tak, Director of Premier ESG.
(c)	Premier Advisory Services Limited, controlled by Mr. Lee Yee Tak

F-14

a.	Amount due to related parties

As of April 30, 2025 and 2024, the balance of amount due to related parties was as follows:

	2025	2024
Mr. WEI Xiao (a)(1)	$121,985	$103,206
Other individual (1) *	-	8,974
	$121,985	$112,180

*	Other individual represents a director of Barentsz HK, which has been disposed off by the Company on May 23, 2025.

(1)	The balance as of April 30, 2025 and 2024 represented the advances for operational purposes. These amounts were unsecured, interest-free, have no fixed terms of repayment and non-trade related. As of the date of this report, the entire balance has yet settled.

b.	Accrued payroll payable

As of April 30, 2025 and 2024, the balance of accrued payroll payable to a related party was as follows:

	2025	2024
Mr. WEI Xiao (a)(1)	$50,000	$25,000

(1)	The balance as of April 30, 2025 and 2024 represented the accrued payroll payable to Mr. WEI Xiao. These amounts were unsecured, interest-free, have no fixed terms of repayment and non-trade related. As of the date of this report, the entire balance has yet settled.

c.	Contract liabilities

As of April 30, 2025 and 2024, the balance of contract liabilities to a related party was as follows:

	2025	2024
Premier Advisory Services Limited(c)(1)	$13,743	$-

(1)	Premier Advisory Services Limited, an entity in which Mr. Lee Yee Tak, holds a 40% equity interest and serves as the sole director. As of the date of this report, the balance of $9,743 has been subsequently recognized as revenue.

d.	Related party transaction

The Company derived consulting income from Premier Advisory Services Limited (c). For the years ended April 30, 2025 and 2024 were $40,872 and $nil, respectively.

9.	INCOME TAX

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company mainly operates in Hong Kong is subject to taxes in the jurisdictions in which it operates, as follows:

British Virgin Islands

The Company is incorporated in the British Virgin Islands and are not subject to taxation. In addition, upon payments of dividends by these entities to their shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong

The Company and its Hong Kong subsidiary, are subject to Hong Kong profits tax at a rate of 16.5% for taxable income earned in Hong Kong before April 1, 2018. Starting from the financial year commencing on April 1, 2018, the two-tiered profits tax regime took effect, under which the tax rate is 8.25% for assessable profits on the first HK$2,000,000 (approximately US$257,423) and 16.5% for any assessable profits in excess of HK$2,000,000 (approximately US$257,423).

F-15

The components of the income tax expense are as follows:

	2025	2024
Current
BVI	$-	$-
Hong Kong	$109,968	$-
Deferred
BVI	$-	$-
Hong Kong	$-	$-
Provision for income taxes	$109,968	$-

Income tax payable consist of the following as of April 30:

	2025	2024
Income tax payable	$109,968	$-
	$109,968	$-

As of April 30, 2025 and 2024, the Company did not have any net operating loss carry-forward.

The reconciliation of income tax rate to the effective income tax rate based on income before income tax for the years ended April 30, 2025 and 2024 are as follows:

	2025	2024
Income (Loss) before tax	$1,147,948	$(87,180)
Hong Kong Profits Tax rate	16.5%	16.5%
Income taxes computed at Hong Kong Profits Tax rate	$189,411	$(14,384)
Reconciling items:
Tax effect of income not taxable*	(23)	(205)
Tax effect of expenses not deductible#	1,473	14,589
Tax concession^	(59,739)	-
Effect of two-tier tax rate	(21,154)	-
Income tax expense	$109,968	$-

* Income that is not taxable mainly consisted of the interest income and the government subsidies which are non-taxable under Hong Kong income tax law.

# Mainly represents the exchange difference which is capital in nature, operating expenses not for generating assessable profits in Hong Kong.

^ Enhanced deduction for R&D expenditure under DIPN No. 55 released by the Hong Kong Inland Revenue Department

Uncertain tax positions

The Company evaluates the uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of April 30, 2025 and 2024, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the years ended April 30, 2025 and 2024 and also did not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from April 30, 2025.

10.	SHAREHOLDERS’ EQUITY

The Company was established under the laws of the British Virgin Islands on March 30, 2023. The authorized number of Ordinary Shares was 50,000 with a par value of $1.00 each. On March 30, 2023, the Company issued 50,000 Ordinary Shares to the shareholders at a par value of $1.00 each.

On that date, our then-existing 50,000 ordinary shares with a par value of US$1.00 each were reorganized and re-designated into 9,002,000 Class A Ordinary Shares and 10,998,000 Class B Ordinary Shares, each with a par value of US$0.00001.

As a part to the Company’s recapitalization prior to the completion of its anticipated initial public offering, the Company believes it is appropriate to reflect these share issuances as nominal share issuance on a retroactive basis similar to share split pursuant to ASC 260. The Company has retroactively adjusted all shares and per share data for all the periods presented. As a result of all events mentioned above, the Company had Ordinary shares of 5,000,000,000 with par value $0.00001 per share authorized, of; of which 20,000,000 were shares issued and outstanding as of April 30, 2025 and 2024, respectively.

11.	DIVIDEND

On August 2, 2024, Barentsz Capital Limited declared and fully paid a special dividend of $80,000, representing $1.6 per share, to the shareholders of the Company registered.

On April 5, 2025, Barentsz Capital Limited declared and fully paid an interim dividend of $500,000, representing $10 per share, to the shareholders of the Company registered.

F-16

12.	COMMITMENTS AND CONTINGENCIES

Legal proceedings

From time to time, the Company may be involved in various legal proceedings and claims in the ordinary course of business. The Company currently is not aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

13.	SEGMENT REPORTING

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance.

Based on the management’s assessment, the Company determined that it has only one operating segment and therefore one reportable segment as defined by ASC 280. The Company’s assets are all located in Hong Kong and most of the Company’s revenue and expense are derived in Hong Kong. The single segment represents the Company’s core business of providing consulting services in Hong Kong and the revenue by geographical location of the Company’s revenue are derived in Hong Kong for the years ended April 30, 2025 and 2024, respectively.

14.	SUBSEQUENT EVENTS

On May 6, 2025, the board of directors of the Company declared and paid a dividend amounting to US$300,000, representing US$6 per share, to the shareholders of the Company registered.

On May 23, 2025, the Company completed the disposal of its entire equity interest in Barentsz HK, a wholly-owned subsidiary, to a related party for a total consideration of HK$ 2 million (US$ 256,410) in cash. The related party is controlled by Wei Xiao, who is a director and major shareholder of the Company.

The transaction was approved by the Board of Directors on May 23 2025. The disposal resulted in a gain of approximately US$35,798, which will be recognized in the Company’s consolidated financial statements for the period ending October 31, 2025. Following the completion of the transaction, Barentsz HK ceased to be a subsidiary of the Company and will no longer be consolidated. The disposal was part of the Company’s strategic realignment and is not expected to have a material adverse effect on its ongoing operations.

On July 16, 2025, the Company passed board and shareholder resolutions and approved that (i) redesignating all of the existing issued shares of the Company as class A ordinary shares of US$0.00001 par value each (the Class A Ordinary Shares), where the rights of the Class A Ordinary Shares shall be the same as the rights of the existing ordinary shares; and (b) creating a new class of shares (the Creation) of 50,000,000 class B ordinary shares of US$0.00001 par value each (the Class B Ordinary Shares), which among other shareholders’ rights, will be entitled to twenty (20) votes per Class B Ordinary Share, such that the Company shall become authorized to issue a maximum of (i) 5,000,000,000 class A ordinary shares of US$0.00001 par value each and (ii) 50,000,000 class B ordinary shares of US$0.00001 par value each.

The Company passed board and shareholder resolutions and approved the issuance of 10,998,000 shares of Class B Ordinary Shares to Mr. WEI Xiao and 9,002,000 Class A Ordinary Shares to Mr. WANG Huangji and the nine new individual shareholders, with a nominal value of $0.00001 per share. As a result of this restructuring, the ownership of the Company was reconfigured. As of the date of this prospectus, Mr. WEI Xiao holds 54.99% of the equity interest in the Company and is our controlling shareholder. The remaining 45.01% is held collectively by Mr. WANG Huangji and the nine new individual shareholders (together referred to as the “other individual shareholders”), with each of these ten individuals holding no more than 5% of the total shares.

Both Class A and Class B Ordinary Shares confer the right to an equal share in any distribution by way of dividend paid by the Company. Class A Ordinary Shares and Class B Ordinary Shares are not convertible into each other. The Company also adopted an amended and restated memorandum and articles of association.

F-17

SCHEDULE I — PARENT ONLY FINANCIAL INFORMATION

Condensed balance sheets

	2025	2024
ASSETS
Cash and cash equivalents	$228,108	$-
Account receivables, net	408,600	-
Total current assets	$636,708	$-

Non-current assets
Investment in subsidiaries	234,899	240,500
Total assets	$871,607	$240,500

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Accrued expenses and other current liabilities	$137,825	$67,500
Amount due to related parties	121,985	112,180
Amount due to subsidiaries	88,300	-
Tax payables	107,878	-
Contract liabilities	-	98,000
Total current liabilities	$455,988	$277,680

SHAREHOLDERS’ EQUITY (DEFICIT)
Ordinary shares, par value $0.00001 per share, 5,000,000,000 shares authorized; 20,000,000 shares issued and outstanding as of April 30, 2025 and 2024, respectively*	$50,000	$50,000
Retained earnings (Accumulated deficit)	365,619	(87,180)
Total equity/ (Shareholders’ deficit)	415,619	(37,180)

TOTAL EQUITY AND LIABILITYS/TOTAL LIABILITIES, NET OF SHAREHOLDERS’ DEFICIT	$871,607	$240,500

* Shares presented on a retroactive basis to reflect the share reorganization.

Condensed Statements of Operation

	2025	2024

Revenue	$1,425,308	$-
Cost of revenue	(199,074)	(12,500)
Gross profit	1,226,234	(12,500)

Administrative expenses	(83,065)	(55,133)
Total operating expenses	(83,065)	(55,133)

Income (Loss) from operation	$1,143,169	$(67,633)

Other income (expense)
Interest expenses	(15)	-
Other income	142	-
Total other income (loss), net	$127	$-
Equity in loss of subsidiaries	(2,619)	(19,547)

Income (Loss) before taxes	1,140,677	(87,180)
Income tax expense	(107,878)	-
Net income (loss) for the year	$1,032,799	$(87,180)

Condensed Statements of Cash flows

	2025	2024
Cash flows from operating activities
Net income (loss)	$1,140,677	$(87,180)
Share of results of subsidiaries	2,619	19,547
Changes in operating assets and liabilities:	1,143,296	(67,633)
Account receivables	(408,600)	-
Contract liabilities	(98,000)	98,000
Accrued expenses and other current liabilities	70,325	67,500
Net cash provided by operating activities	$707,021	$97,867
CASH FLOWS FROM INVESTING ACTIVITIES
Investment in subsidiaries	$91,282	$(260,047)
Net cash provided by (used in) investing activities	91,282	(260,047)
Cash flows from financing activities
Dividend paid	$(580,000)	$-
Advance from a related party	9,805	162,180
Net cash (used in) provided by financing activities	$(570,195)	$162,180
net INCREASE in cash and cash Equivalents	228,108	-
Cash and cash equivalents at beginning of year	-	-

Cash and cash equivalents at end of year	$228,108	$-

F-18

NOTES TO SCHEDULE I

1) Schedule I has been provided pursuant to the requirements of Rule 12-04(a) and 5-04(c) of Regulation S-X, which require condensed financial information as to the financial position, changes in financial position and results of operations of a parent company as of the same dates and for the same periods for which audited consolidated financial statements have been presented when the restricted net assets of consolidated subsidiaries exceed 25 percent of condensed consolidated net assets as of the end of the most recently completed fiscal year. The Company does not include financial information as to the changes in equity as such financial information is the same as the consolidated statements of changes in shareholders’ equity.

2) The condensed financial information has been prepared using the same accounting policies as set out in the consolidated financial statements except that the equity method has been used to account for investments in its subsidiaries. For the parent company, the Company records its investments in subsidiaries under the equity method of accounting as prescribed in ASC 323, Investments — Equity Method and Joint Ventures. Such investments are presented on the Condensed Balance Sheets as “Investment in subsidiaries” and the subsidiaries’ profit or loss as “Equity in losses of subsidiaries. Ordinarily under the equity method, an investor in an equity method investee would cease to recognize its share of the losses of an investee once the carrying value of the investment has been reduced to nil absent an undertaking by the investor to provide continuing support and fund losses. For the purpose of this Schedule I, the parent company has continued to reflect its share, based on its proportionate interest, of the losses of subsidiaries in investment in and amount due from subsidiaries even though the parent company is not obligated to provide continuing support or fund losses.

3) For the years ended April 30, 2025 and 2024, there were no material contingencies, significant provisions of long-term obligations, or guarantees of the Company.

F-19

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Pursuant to the form of indemnification agreements to be filed as Exhibit 10.2 to this Registration Statement, we will agree to indemnify our directors and executive officers against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our company.

The Underwriting Agreement, the form of which to be filed as Exhibit 1.1 to this Registration Statement, will also provide for indemnification of us and our officers and directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

During the past three years, we have not issued or sold any securities (including options to acquire our ordinary shares) that were not registered under the Securities Act.

Item 8. Exhibits and Financial Statement Schedules.

(a)	The following documents are filed as part of this registration statement:

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

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(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	To furnish the reports required by Section 15(d) of the Securities Exchange Act of 1934 for the fiscal year in which this registration statement is declared effective and for each fiscal year thereafter. However, if the registrant is a foreign private issuer, the reports will be furnished on the forms appropriate for foreign private issuers.

(e)	That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II-2

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1**	Underwriting agreement
3.1***	Memorandum and Articles of Association of the Registrant, as currently in effect
4.1**	Registrant’s Specimen Certificate for Ordinary Shares
5.1**	Opinion of Ogier regarding the validity of the Ordinary Shares being registered
5.2***	Opinion of P. Y. CHEUNG & CO. SOLICITORS, Hong Kong counsel of the Registrant
5.3***	Opinion of Jiangsu Junjin Law Firm, PRC counsel of the Registrant
8.1**	Opinion of Ogier regarding certain BVI tax matters (included in Exhibit 5.1)
10.1***	Form of Indemnification Agreement between the registrant and its officers and directors
10.2***	Form of Director Agreement between the registrant and its directors
10.3***	Form of Independent Director Agreement between the registrant and its independent directors
10.4***^	Employment Agreement between the registrant and WEI Xiao
10.5***^	Employment Agreement between the registrant and LAM Wing Yan
10.6***	Instrument of Transfer on all shares of Barentsz Asset Management Limited between Barentsz Capital Limited and Barentsz Investments Limited dated on May 23, 2025
21.1***	List of Subsidiaries
23.1**	Consent of J&S Associate PLT, an independent registered public accounting firm
23.2***	Consent of Ogier (included in Exhibits 5.1)
23.3***	Consent of P. Y. CHEUNG & CO. SOLICITORS (included in Exhibit 5.2)
23.4***	Consent of Jiangsu Junjin Law Firm (included in Exhibit 5.3)
24.1***	Power of attorney (included on signature page)
99.1***	Form of Code of Business Conduct and Ethics
99.2***	Form of Charter of the Audit Committee
99.3***	Form of Charter of the Compensation Committee
99.4***	Consent of Director Nominee LAM Wing Yan
99.5***	Consent of Non-Executive Director Nominee LIN Zhen
99.6***	Consent of Non-Executive Director Nominee WEI Xuechun
99.7***	Consent of Independent Director Nominee LI Zhongxuan
99.8***	Consent of Independent Director Nominee HUA Tiankai
99.9***	Consent of Independent Director Nominee CHEN Chong
107**	Filing Fee Table

*	To be filed by amendment.
**	Filed herewith.
***	Previously filed
#	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.
^	Certain terms have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K. The Registrant hereby undertakes to furnish copies of any of the terms upon request by the SEC.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on September 30, 2025.

Barentsz Capital Limited

By:	/s/ WEI Xiao
Name:	WEI Xiao
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WEI Xiao	Chief Executive Officer	September 30, 2025
Name: WEI Xiao	(Director and Principal Executive Officer)

/s/ LAM Wing Yan	Chief Financial Officer	September 30, 2025
Name: LAM Wing Yan	(Principal Financial Officer)

II-4

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative, in the United States of Barentsz Capital Limited has signed this registration statement or amendment thereto in, New York on September 30, 2025.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President

II-5